Exhibit 99.G

Quarterly Bulletin June 2019 South African Reserve Bank

Quarterly Bulletin June 2019 No. 292

© South African Reserve Bank All rights reserved. No part of this publication may be reproduced, stored in a retrieval system, or transmitted in any form or by any means, electronic, mechanical, photocopying, recording or otherwise, without fully acknowledging the Quarterly Bulletin of the South African Reserve Bank as the source. The contents of this publication are intended for general information only and are not intended to serve as financial or other advice. While every precaution is taken to ensure the accuracy of information, the South African Reserve Bank shall not be liable to any person for inaccurate information or opinions contained in this publication. Enquiries relating to this Bulletin should be addressed to: Head: Economic Research and Statistics Department South African Reserve Bank P O Box 427 Pretoria 0001 Tel. +27 12 313 3668/3676 http://www.resbank.co.za ISSN 0038-2620 Android IOS Windows Produced by Publishing Section Quarterly Bulletin June 2019

Contents

Quarterly Economic Review

Introduction 1
International economic developments 4
Domestic economic developments 7
  Domestic output 7
  Real gross domestic expenditure 15
  Gross nominal saving 22
  Employment 23
  Labour cost and productivity 28
  Prices 30
External economic accounts 36
  Current account 36
  Financial account 43
  Foreign-owned assets in South Africa 44
  South African-owned assets abroad 46
  Foreign debt 46
  International investment position 47
  International reserves and liquidity 48
  Exchange rates 49
  Turnover in the South African foreign exchange market 51
Monetary developments, interest rates and financial markets 52
  Money supply 52
  Credit extension 54
  Interest rates and yields 57
  Money market 61
  Bond market 62
  Share market 64
  Market for exchange-traded derivatives 66
  Real estate market 67
  Non-bank financial intermediaries 68
Public finance 70
  Non-financial public sector borrowing requirement 70
  Budget comparable analysis of national government finance 73

Boxes

Box 1 Explaining the revision to nominal gross domestic product 12
Box 2 The characteristics of interest payments in South Africa's balance of payments 40
Box 3 Observations on the evolution of South Africa's fiscal position 71
Box 4 National government exposure to contingent liabilities 79

Note on the flow of funds in South Africa's national financial account for the year 2018 83

Abbreviations 98

Statistical tables

Contents S–0
Statistical tables S–2
Key information S–148

Quarterly Bulletin June 2019 South African Reserve Bank

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Quarterly Economic Review Introduction Global economic growth accelerated marginally to 3.3% in the first quarter of 2019 following a subdued second half of 2018. The quickening in output growth was fairly broad-based among the advanced economies, and was led by the United States (US). Real economic activity also increased at a faster pace in some major emerging market economies, such as China and Turkey, in the first quarter of 2019, while contracting in others. However, world trade volumes decreased in the opening quarter of 2019 as the notable decline in the export volumes of emerging markets reflected the impact of ongoing international trade tensions. Consumer price inflation in the major advanced economies remained broadly below central bank targets in the first quarter of 2019, despite tightening labour markets, while inflationary pressures generally eased in emerging market economies. The international prices of agricultural commodities as well as metals and minerals increased marginally in the first quarter of 2019, while energy prices decreased further. Although the price of Brent crude oil declined on a quarter-to-quarter average basis in the first quarter of 2019, it increased from below US$50 per barrel at the end of December 2018 to around US$74 per barrel by mid-May 2019. Oil prices subsequently declined significantly to around US$62 per barrel in early June on concerns that US–China trade tensions would weigh on demand. In South Africa, the first quarter of 2019 was characterised by severe electricity-supply disruptions, continued weak business confidence and caution ahead of the national elections in May. Real gross domestic product (GDP) contracted sharply by an annualised 3.2% in the first quarter of 2019 – the largest decrease since the first quarter of 2009 – but remained unchanged when measured over four quarters. The contraction was broad-based with real output decreasing in the primary, secondary and tertiary sectors, and in seven of the ten subsectors. The real gross value added (GVA) by the primary sector contracted for a fifth successive quarter in the first quarter of 2019, as real output receded sharply in both the agricultural and mining sectors. A further decline in the wine grape harvest and the postponement of the citrus fruit harvest to the second quarter of 2019 largely contributed to the lower agricultural output. The domestic maize harvest is also expected to be much lower than last year’s record harvest, but should be sufficient to cover domestic consumption. The decrease in the real output of the mining sector was fairly broad-based among the different mineral groups and was exacerbated by Stage 4 electricity load-shedding in February and March, planned maintenance and stocktaking at platinum mines, and the prolonged strike at a large gold mine. The real output of the secondary sector also contracted sharply in the first quarter of 2019, aggravated by the electricity-supply disruptions. The real GVA by the manufacturing as well as the electricity, gas and water supply sectors reverted from expansions to contractions, while construction activity decreased further in the first quarter of 2019. The real GVA by the tertiary sector switched from an expansion in the fourth quarter of 2018 to a contraction in the first quarter of 2019. The decrease in the real output of the commerce as well as the transport, storage and communication sectors reflected generally weak consumer demand and lower export and import volumes. The real GVA by the finance sector advanced at a slower pace, while that by the general government services sector reverted to an increase following a marginal decrease in the fourth quarter of 2018. In contrast to the contraction in real GDP, real gross domestic expenditure (GDE) increased by 4.5% in the first quarter of 2019 following a sharp contraction in the previous quarter. The reversal in real GDE reflected a notably slower pace of de-accumulation in inventories alongside a slight acceleration in final consumption expenditure by general government. By contrast, final consumption expenditure by households reverted from an increase to a decrease and real gross fixed capital formation contracted further. Real net exports detracted significantly from real GDP growth in the first quarter of 2019 as export volumes declined much more than import volumes. 1 Quarterly Bulletin June 2019

The contraction in real household consumption expenditure in the first quarter of 2019 resulted largely from notable declines in spending on durable and semi-durable goods. In addition, growth in real spending on non-durable goods moderated while that on services accelerated somewhat. The level of real expenditure by households was only 0.4% higher in the first quarter of 2019 than in the corresponding period of 2018, reflecting weak demand as growth in the real disposable income of households was weighed down by lacklustre employment growth, an increased tax burden and slower wage growth. However, households’ net wealth increased in the first quarter of 2019 as the increase in assets outpaced that in liabilities. The faster growth in the financial assets of households was underpinned by gains in equity portfolios as the FTSE/ JSE All-Share Price Index increased by 7.1% in the first quarter of 2019 – its best first-quarter performance since 2007 – following losses in the preceding two quarters. This was partly offset by slower growth in the non-financial assets of households due to a further slowdown in nominal house price growth. Real gross fixed capital formation decreased for a fifth consecutive quarter in the first quarter of 2019. Real fixed capital outlays by private business enterprises contracted sharply, consistent with the protracted period of low business confidence and subdued economic activity. By contrast, capital spending by public corporations and general government increased in the first quarter of 2019 following several consecutive quarters of contraction. Total household-surveyed employment decreased in the first quarter of 2019, weighed down by the sharp contraction in real GDP. The decline was most pronounced in the formal non-agricultural sector of the economy. The increase in the number of unemployed South Africans lifted the official unemployment rate to 27.6% in the first quarter of 2019, while the seasonally adjusted unemployment rate decreased to 27.2%. The number of discouraged work seekers increased by a notable 7.5% year on year to a record high of 3.0 million in the first quarter of 2019, as the prolonged period of weak economic growth made employment opportunities scarcer. Growth in nominal remuneration per worker in the formal non-agricultural sector of the economy slowed in the fourth quarter of 2018 as wage growth moderated in both the private and public sectors. On an annual average basis, growth in nominal remuneration per worker moderated from 6.4% in 2017 to a record low (since the inception of the data in 1971) of 4.7% in 2018. The slowdown in nominal wage growth resulted in a moderation in formal non-agricultural nominal unit labour cost growth in the fourth quarter of 2018. For 2018 as a whole, growth in nominal unit labour cost slowed to 4.4% – its slowest pace since 2007 – indicative of the lack of wage pressure in the domestic economy. Domestic inflationary pressures increased gradually in the first five months of 2019 in the wake of higher international crude oil prices and the depreciation in the exchange value of the rand. Most measures of producer price inflation have accelerated thus far in 2019, largely reflecting higher energy and food prices. Headline consumer price inflation also accelerated, from a recent low of 4.0% in January 2019 to 4.5% in May, but remained within the inflation target range for 26 consecutive months. Despite the gradual acceleration in producer food price inflation, consumer food price inflation remained muted up to April 2019 before accelerating slightly in May. Core inflation remained unchanged at 4.4% in the five months up to March 2019 before slowing to 4.1% in both April and May, reflecting an environment of weak domestic demand where margins are tight and firms are constrained to fully pass on cost increases to consumers. South Africa’s trade surplus with the rest of the world narrowed from the fourth quarter of 2018 to the first quarter of 2019 as the value of net gold and merchandise exports decreased more than that of merchandise imports. The value of mining, manufacturing and agricultural exports all declined notably, driven largely by lower volumes, which were adversely affected by the electricity-supply disruptions and labour strikes in the mining sector. In addition to the smaller trade surplus, the shortfall on the services, income and current transfer account widened slightly in the first quarter of 2019 as the services and current transfer deficits widened marginally, while the income deficit remained broadly unchanged. Accordingly, the deficit on the current account of the balance of payments widened from 2.2% of GDP in the fourth quarter of 2018 to 2.9% in the first quarter of 2019. 2 Quarterly Bulletin June 2019

The net inflow of capital on the financial account of the balance of payments increased in the first quarter of 2019. On a net basis, portfolio investment and reserve assets recorded inflows, while direct investment, financial derivatives and other investment registered outflows. South Africa’s positive net international investment position decreased from the end of September 2018 to the end of December as the value of foreign assets decreased and that of foreign liabilities increased marginally. The decrease in the value of foreign assets mainly reflected the effect of the sharp decline in global equity prices on portfolio investment assets. South Africa’s external debt increased from the end of September 2018 to the end of December as the value of foreign currency-denominated external debt increased, mainly due to short-term foreign loans to the domestic banking sector. The nominal effective exchange rate (NEER) of the rand decreased further in the first quarter of 2019 amid ongoing month-to-month volatility and despite a notable increase in January 2019. The strong increase in January followed the release of the trade balance for November 2018 that reverted to a surplus, as well as further monetary policy easing by the People’s Bank of China and another interest rate pause by the US Federal Reserve, all of which provided support to emerging market assets. The exchange value of the rand then depreciated in February and March following the release of the 2019 Budget Review, concerns about the potential impact of the electricity outages on economic growth, the risk of successive fuel price increases to inflation, and uncertainty ahead of the national elections in May. The NEER increased again in April 2019 following South Africa’s retention of a sovereign investment-grade rating, but decreased in the aftermath of the national elections due to policy uncertainty and the larger-than-expected contraction in domestic real GDP in the first quarter of 2019. In early 2019 South African bond yields broadly tracked the movements in the exchange rate of the rand before continuing lower up to the end of May, in step with lower international bond yields. Year-on-year growth in the broadly defined money supply (M3) rebounded in the first quarter of 2019, contrary to the slower growth in nominal GDP. Growth in the deposit holdings of the corporate sector accelerated markedly, in particular that of financial companies, amid risk aversion in the run-up to the national elections. By contrast, growth in the deposit holdings of households bottomed out at fairly subdued rates. Growth in bank credit extended to the domestic private sector accelerated in the first four months of 2019 as the gradual acceleration in loans and advances to households continued and credit extension to the corporate sector quickened. Although growth in most of the credit categories to both households and companies accelerated over the period, growth in mortgage advances remained subdued. National government’s cash book deficit increased by R21.0 billion from fiscal 2017/18 to fiscal 2018/19, and was R42.0 billion more than the original budget estimate. The deterioration in national government finances in fiscal 2018/19 resulted from further revenue shortfalls, while expenditure was slightly below the original estimate. The revenue shortfall could largely be ascribed to weaker-than-expected domestic economic activity and higher tax refunds, in particular of value-added tax. Despite the larger cash book deficit of national government, the non-financial public sector borrowing requirement was marginally lower in fiscal 2018/19 than in the previous fiscal year, as the larger cash deficits of national government and of non-financial public enterprises and corporations were more than offset by cash surpluses of all other tiers of general government. 3 Quarterly Bulletin June 2019

International economic developments

Global economic growth gained some momentum in the first quarter of 2019 following a subdued second half of 2018. Real global output growth accelerated from an annualised rate of 3.0% in the fourth quarter of 2018 to 3.3% in the first quarter of 2019. The acceleration in output growth was fairly broad-based among the advanced economies, while real economic activity also improved in some major emerging markets such as China and Turkey.

Real global output growth and contributions from advanced and emerging market economies



Percentage points
Percentage change from quarter to quarter
Advanced economies
Emerging market economies
Global growth (right-hand scale)
0
1
2
3
4
5
2014
2015
2016
2017
2018
2019

Seasonally adjusted annualised rates

Sources: Bloomberg, Haver Analytics, IMF, JPMorgan and SARB

The United States (US) led the economic recovery in the advanced economies, with growth in real gross domestic product (GDP) accelerating from 2.2% in the fourth quarter of 2018 to 3.1% in the first quarter of 2019. The acceleration was largely driven by net exports and personal consumption expenditure, which together contributed 1.9 percentage points to real GDP growth, while inventory accumulation added 0.7 percentage points.

Real output growth in selected advanced economies

Quarter-to-quarter percentage change at seasonally adjusted annualised rates

	2017				2018					2019
Country/region	Q2	Q3	Q4	Year*	Q1	Q2	Q3	Q4	Year*	Q1
United States	3.0	2.8	2.3	2.2	2.2	4.2	3.4	2.2	2.9	3.1
Japan	2.2	2.4	1.3	1.9	-0.4	2.3	-2.6	1.8	0.8	2.2
Euro area	2.7	2.7	2.8	2.4	1.6	1.6	0.5	1.0	1.9	1.6
United Kingdom	1.0	2.1	1.6	1.8	0.2	1.6	2.8	0.9	1.4	2.0
Canada	4.4	1.3	1.7	3.5	1.5	2.5	2.1	0.3	2.2	0.4
Australia	3.3	2.7	2.4	2.5	3.9	3.6	1.2	0.9	2.7	1.6
New Zealand	3.5	3.4	3.5	2.8	2.1	3.8	1.5	2.5	2.8	2.2
Advanced economies	2.8	2.9	2.2	2.3	1.9	2.7	1.6	1.7	2.3	2.2

* Percentage change over one year

Sources: Bloomberg, Haver Analytics, IMF and SARB

4 South African Reserve Bank Quarterly Bulletin June 2019

Real GDP growth in the euro area rebounded from a weak 1.0% in the fourth quarter of 2018 to 1.6% in the first quarter of 2019 as economic conditions in Italy and Germany improved. The Italian economy expanded by 0.5% following a technical recession in the second half of 2018. Germany also posted a solid gain as real GDP expanded by 1.7% in the first quarter of 2019, from a near standstill of 0.1% at the end of 2018. In general, the euro area benefited from robust consumer spending and increased construction activity amid mild weather conditions.

In the United Kingdom, real economic growth more than doubled from 0.9% in the fourth quarter of 2018 to 2.0% in the first quarter of 2019, mainly due to resilient household consumption expenditure and a build-up of inventories in preparation for a possible disorderly Brexit.

Japanese output growth unexpectedly accelerated from 1.8% in the fourth quarter 2018 to 2.2% in the first quarter of 2019, as imports declined and inventories increased.

Real economic growth in emerging markets remained unchanged at 4.2% in the first quarter of 2019, with growth decelerating in emerging Asia and output contracting in Latin America. This was offset by improved economic conditions in emerging Europe, where real output reverted from a contraction in the fourth quarter of 2018 to an expansion in the first quarter of 2019. In emerging Asia, China's real output growth surprised on the upside at 6.9% in the first quarter of 2019 due to a recovery in the finance and construction sectors. By contrast, real GDP growth in India slowed to 4.1% in the first quarter of 2019 due to weaker consumer demand and fixed investment.

Real output growth in selected emerging market economies

Quarter-to-quarter percentage change at seasonally adjusted annualised rates

	2017				2018					2019
Country/region	Q2	Q3	Q4	Year*	Q1	Q2	Q3	Q4	Year*	Q1
China	7.0	6.9	6.5	6.8	6.9	6.5	6.1	6.1	6.6	6.9
India	6.5	9.5	8.6	7.2	7.6	6.0	6.1	6.9	6.8	4.1
Indonesia	5.2	5.2	5.3	5.1	4.7	5.8	4.9	5.3	5.2	4.3
Emerging Asia	**6.7**	**7.3**	**6.7**	**6.6**	**6.8**	**6.1**	**5.8**	**6.2**	**6.4**	**5.8**
Russia	2.6	0.8	-2.5	1.6	6.7	3.3	1.3	0.4	2.3	-2.8
Turkey	7.7	6.5	10.2	7.4	4.2	-0.4	-5.9	-9.4	2.6	5.2
Poland	3.6	4.9	6.1	4.9	5.7	4.9	6.1	2.0	5.1	6.1
Emerging Europe	**4.4**	**3.4**	**2.7**	**4.0**	**5.5**	**2.7**	**0.5**	**-1.6**	**3.2**	**1.4**
Brazil	1.2	0.5	1.0	1.1	2.1	0.0	2.0	0.4	1.1	-0.6
Mexico	1.2	-1.3	3.7	2.1	5.4	-1.5	2.7	0.1	2.0	-0.7
Argentina	4.6	6.8	3.6	2.7	-0.9	-17.5	-1.1	-5.0	-2.5	-0.9
Latin America	**2.0**	**1.6**	**2.3**	**1.9**	**2.9**	**-1.3**	**1.6**	**0.7**	**1.7**	**-0.8**
Emerging economies	**5.6**	**5.8**	**5.4**	**4.9**	**6.0**	**4.5**	**4.4**	**4.2**	**4.6**	**4.2**

* Percentage change over one year

Sources: Bloomberg, Haver Analytics, IMF, JPMorgan and SARB

In Latin America, an expansion of 0.7% in real output in the fourth quarter of 2018 switched to a contraction of 0.8% in the first quarter of 2019. Regional growth was constrained by weak economic activity in Argentina, Brazil, Mexico and Venezuela. Argentina's economy remains in recession as output declined by 0.9% in the first quarter of 2019. Real GDP in Brazil contracted by 0.6% as investor confidence waned, while the contraction of 0.7% in Mexico resulted largely from a decline in services activity and continued weak oil output.

Quarterly Bulletin June 2019 South African Reserve Bank 5

The economic recovery in emerging Europe was largely driven by a sharp improvement in Turkey’s real GDP, which expanded by 5.2% in the first quarter of 2019 after a severe technical recession in the second half of 2018 (-5.9% in the third quarter and -9.4% in the fourth quarter). The rebound in Turkey’s output growth resulted from an increase in government final consumption expenditure and a decline in imports, which was partly offset by lower exports and reduced gross fixed capital formation. Real GDP growth in Poland also accelerated from 2.0% in the fourth quarter of 2018 to 6.1% in the first quarter of 2019. This was in sharp contrast to the contraction in economic activity in Russia of 2.8% as consumer demand weakened following an increase in the value-added tax rate. Headline consumer price inflation in the major advanced economies generally remained below central banks’ 2.0% inflation targets, despite tightening labour markets. In the US, growth in the personal consumption expenditure deflator (the US Federal Reserve’s preferred inflation measure) slowed to 1.4% in the first quarter of 2019, partly due to temporary factors. Inflationary pressures in emerging market economies generally eased in the first quarter of 2019. World trade volumes (using world exports as a proxy) declined further by 1.0% in March 2019 (in three-months-to-three-months terms), in part due to ongoing trade tensions. Export volumes in emerging markets fell by 4.6% over this period, mainly due to lower exports from Latin America. Exports from advanced economies increased by 1.8% in March 2019. The international prices of agricultural commodities as well as metals and minerals rose modestly in the first quarter of 2019, while energy prices declined further. The price of Brent crude oil increased from below US$50 per barrel at the end of December 2018 to around US$74 per barrel by mid-May 2019. The increase in oil prices was mainly driven by production cuts in oil-exporting countries and US sanctions on Iranian and Venezuelan oil exports. However, oil prices declined significantly to around US$62 per barrel in early June on concerns that US–China trade tensions would weigh on demand. Rising US oil inventories also contributed to renewed downward pressure on oil prices. International commodity prices in US dollars Index: 2010 = 100 150 130 110 90 70 50 30 2014 2015 2016 2017 2018 2019 Sources: World Bank and SARB The international prices of agricultural products, in US dollar terms, increased slightly by 0.9% in the first quarter of 2019 due to increases in maize, soya bean and sorghum prices. Metals and minerals prices rose by 1.7% over the same period, owing to higher iron ore, nickel and tin prices. 6 Quarterly Bulletin June 2019 Agriculture Metals and minerals Energy

Domestic economic developments Domestic output1 Following two successive quarters of expansion, real gross domestic product (GDP) contracted at an annualised rate of 3.2% in the first quarter of 2019 – the largest contraction since the first quarter of 2009 (when it contracted by 6.1%), at the height of the global financial crisis. The decrease was exacerbated by severe electricity-supply disruptions and was broad-based, with real output shrinking in the primary, secondary and tertiary sectors, and in seven of the ten subsectors. However, measured over four quarters, real GDP remained unchanged in the first quarter of 2019. 1The quarter-to-quarter growth rates referred to in this section are based on seasonally adjusted data and are annualised. Real gross domestic product Quarter-to-quarter percentage change at seasonally adjusted annualised rates 2018 2019 Sector Q1 Q2 Q3 Q4 Year* Q1 Primary sector ............................................................. -16.4 -33.7 -9.1 -6.2 -8.4 0.4 -7.3 -42.3 8.1 1.3 1.4 -0.1 -4.0 13.7 -8.9 4.9 7.5 2.9 -1.1 7.9 -3.8 3.0 4.5 1.7 -2.5 -4.8 -1.7 0.5 1.0 1.3 -11.4 -13.2 -10.8 -7.4 -8.8 -0.7 Agriculture ............................................................... Mining...................................................................... Secondary sector ........................................................ Manufacturing.......................................................... Tertiary sector.............................................................. Non-primary sector** ................................................... Non-agricultural sector*** ............................................ Total ............................................................................ -1.1 -1.8 -2.7 0.2 0.8 -0.5 3.3 2.2 2.6 2.0 1.5 1.4 1.1 0.9 0.8 -2.2 -2.9 -3.2 * Percentage change over one year ** The non-primary sector is total GVA excluding agriculture and mining *** The non-agricultural sector is total GVA excluding agriculture Source: Stats SA The real output of the non-primary sector contracted by 2.2% in the first quarter of 2019, following an increase of 2.0% in the fourth quarter of 2018. Real gross domestic product Percentage change 6 5 4 3 2 1 0 -1 -2 -3 -4 2014 2015 2016 2017 2018 2019 Source: Stats SA 7 Quarterly Bulletin June 2019 Quarter to quarter* Over four quarters * Seasonally adjusted annualised rates

The real gross value added (GVA) by the *primary sector* contracted further by a notable 11.4% in the first quarter of 2019 – the fifth contraction in as many quarters. Real output receded sharply in both the agricultural and mining sectors.

Real value added by the primary sector


Index: first quarter of 2014 = 100
130
120
110
100
90
80
Mining
Total
Agriculture
Seasonally adjusted
2014
2015
2016
2017
2018
2019

Source: Stats SA

The real output of the *agricultural sector* declined by 13.2% in the first quarter of 2019, subtracting 0.3 percentage points from real GDP growth. A further decline in the wine grape harvest and the postponement of the citrus fruit harvest to the second quarter of 2019 largely contributed to the decrease in the real GVA by the agricultural sector. The expected commercial maize crop of 10.9 million tons for the 2018/19 production season is 12.9% less than the final 2017/18 crop, but ought to be sufficient to cover annual domestic consumption of about 10.8 million tons. South Africa is also likely to remain a net exporter of maize in the 2019/20 market year, given the surplus from the previous harvest. The final 2018 wheat crop increased by 21.7% to almost 1.9 million tons compared to the 2017 crop, but South Africa still remains a net importer of wheat.

Commercial maize crop estimates

	Crop (million tons)	Area planted (million hectares)
2017/18: final estimate	12.51	2.32
2018/19: fourth production forecast	10.90	2.30

Source: Crop Estimates Committee of the Department of Agriculture, Forestry and Fisheries

The real GVA by the *mining sector* contracted further by 10.8% in the first quarter of 2019, subtracting 0.8 percentage points from overall real GDP growth. Production shrank in 8 of the 12 mineral groups, most notably diamonds, iron ore, platinum group metals (PGMs) and coal. By contrast, the production of gold, copper, other metallic minerals and other non-metallic minerals increased. Mining output was adversely affected by Stage 4 electricity load-shedding in February and March, planned maintenance and stocktaking at platinum mines, and the prolonged strike at a large gold mine. The real GVA by the mining sector was 4.6% lower in the first quarter of 2019 than a year earlier.

The real GVA by the *secondary sector* reverted from an expansion of 3.0% in the fourth quarter of 2018 to a contraction of 7.4% in the first quarter of 2019. The real output of the manufacturing as well as the electricity, gas and water supply sectors switched from an expansion to a contraction over the same period, while activity in the construction sector contracted further in the first quarter of 2019.

8 South African Reserve Bank Quarterly Bulletin June 2019

Real gross value added by the mining sector Percentage change from quarter to quarter 30 20 10 0 -10 -20 -30 Physical volume of mining production: selected subsectors Index: first quarter of 2014 = 100 160 140 Platinum group metals 120 100 80 60 2014 Source: Stats SA 2015 2016 2017 2018 2019 Contributions to growth in real gross domestic product Primary sector Agriculture, forestry and fishing Mining and quarrying Secondary sector Manufacturing Electricity, gas and water Construction Tertiary sector Wholesale and retail trade, catering and accommodation Transport, storage and communication Finance, insurance, real estate and business services General government services Personal services Net taxes and subsidies -1.5 -0.5 0.0 0.5 1.5 -1.0 1.0 Percentage points Source: Stats SA 9 Quarterly Bulletin June 2019 -0.1 -1.1 0.2 -0.3 -0.3 -0.8 0.5 -1.3 0.6 -1.1 0.0 -0.1 0.0 -0.1 1.1 -0.4 -0.1 -0.5 0.7 -0.4 0.5 0.2 Fourth quarter 2018 -0.1 First quarter 2019 0.2 0.1 0.1 -0.2 -0.3 Diamonds Coal Iron ore Seasonally adjusted Seasonally adjusted annualised rates

The *manufacturing sector's* real output decreased sharply in the first quarter of 2019, following fairly brisk increases in the preceding three quarters. The real GVA by the manufacturing sector contracted by 8.8% in the first quarter of 2019 and deducted 1.1 percentage points from overall GDP growth. Production volumes decreased the most in the subsectors supplying petroleum, chemical products, rubber and plastic products; motor vehicles, parts and accessories; wood and wood products, paper, publishing and printing; glass and non-metallic mineral products; as well as textiles, clothing, leather and footwear. Manufacturing production was adversely affected by frequent electricity-supply shortages, higher input prices – in particular fuel – and weak domestic demand. In addition, the demand for manufactured exports weakened as global manufacturing production slowed amid ongoing international trade tensions. The seasonally adjusted utilisation of production capacity in the manufacturing sector increased slightly from 81.4% in November 2018 to 81.7% in February 2019, while business confidence among manufacturers remained weak. Despite the contraction in the first quarter of 2019, the level of real manufacturing output was still 0.6% higher than in the corresponding period of 2018.

Physical volume of manufacturing production



Index: first quarter of 2014=100
110
105
100
95
90
85
80
Petroleum, chemicals, rubber and plastics
Motor vehicles, parts and accessories, and other transport equipment
Total
Glass and non-metallic minerals
Textiles, clothing, leather and footwear
Seasonally adjusted
2014
2015
2016
2017
2018
2019

Source: Stats SA

Real economic activity in the sector supplying *electricity, gas and water* shrank at an annualised rate of 6.9% in the first quarter of 2019, following a marginal increase of 0.2% in the fourth quarter of 2018. Both electricity production and consumption decreased notably, reflecting Eskom's implementation of rotational load-shedding up to Stage 4 due to deficiencies at the Medupi and Kusile power plants, unplanned maintenance at aging coal-fired power plants, reduced electricity imports due to broken transmission lines from Cahora Bassa caused by Cyclone Idai, and shortfalls in water and diesel reserves.

The real GVA by the *construction sector* maintained its downward trend and contracted further by 2.2% in the first quarter of 2019. Both non-residential building and civil construction activity decreased further alongside a slower pace of decline in residential building activity. Construction activity was hampered by the prolonged period of low business confidence and weak demand from the public sector in particular, given the constrained fiscal environment.

The real GVA by the *tertiary sector* switched to a decrease of 0.7% in the first quarter of 2019, from an increase of 1.7% in the preceding quarter. This reflected a contraction in the real output of the commerce as well as the transport, storage and communication sectors, while growth moderated in the finance sector. The real GVA by the general government services sector increased slightly in the first quarter of 2019.

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South African Reserve Bank Quarterly Bulletin June 2019

Real value added by the tertiary sector


Index: first quarter of 2014 = 100
112
110
108
106
104
102
100
98
Finance, insurance, real estate and business services
Transport, storage and communication
Total
Wholesale and retail trade, catering and accommodation
General government services
Seasonally adjusted
2014
2015
2016
2017
2018
2019

Source: Stats SA

The real output of the *commerce sector* contracted by a further 3.6% in the first quarter of 2019 after decreasing by 0.7% in the fourth quarter of 2018, subtracting 0.5 percentage points from overall GDP growth. Activity in all three subsectors, namely wholesale, retail and motor trade, contracted in the first quarter of 2019. Retail trade activity was weighed down by lower sales of textiles, clothing, footwear and leather goods; hardware, paint and glass; and in the 'all other retailers' category. Activity in the wholesale trade subsector was suppressed by weaker sales of food, beverages and tobacco; precious stones, jewellery and silverware; solid, liquid and gaseous fuels; and machinery, equipment and supplies. Subdued business and consumer confidence, weak consumer demand following slower wage growth, and recent fuel price increases constrained the real output of the commerce sector.

The real GVA by the motor trade subsector also contracted in the first quarter of 2019, as new passenger vehicle sales decreased at a slower pace alongside a further decline in used vehicle sales. Vehicle exports also contracted in the first quarter of 2019.

The real output of the *transport, storage and communication sector* decreased by 4.4% in the first quarter of 2019, following a fairly brisk increase of 7.7% in the fourth quarter of 2018. Weak growth in freight transportation mainly drove the decline in the output of the transport subsector, consistent with the decline in both import and export volumes. Both land and air passenger transport activity were also subdued in the first quarter of 2019.

The real output of the *finance, insurance, real estate and business services sector* increased by only 1.1% in the first quarter of 2019, following an increase of 2.7% in the fourth quarter of 2018. The marginal expansion reflected increased activity in the financial intermediation, real estate and business services subsectors, while equity market activity contracted in the first quarter of 2019. The level of output of the finance, insurance, real estate and business services sector was 2.4% higher in the first quarter of 2019 than in the corresponding quarter of 2018.

The real GVA by the *general government services sector* rose by 1.2% in the first quarter of 2019, reflecting a temporary election-related increase in the number of government employees.

Quarterly Bulletin June 2019 South African Reserve Bank 11

Box 1 Explaining the revision to nominal gross domestic product[1, 2]

In March 2019, Statistics South Africa (Stats SA) published revised gross domestic product (GDP) estimates according to the production approach for the period 2015 to the third quarter of 2018. This lowered the level of nominal GDP by R72 billion for the first three quarters of 2018 as well as the growth rates calculated over four quarters.[3] On a quarterly basis, the impact on both the level and growth rates in the prior years was less pronounced. In addition, the effect of the revisions on annual nominal GDP from 2015 to 2017 in terms of both the levels and growth rates was fairly insignificant, as expected.[4] This box addresses questions raised by the unexpected large downward revision to quarterly nominal GDP in 2018.

Nominal gross domestic product at market prices



Quarterly level
R billions
1 300
1 250
1 200
1 150
1 100
1 050
1 000
950
2015
2016
2017
2018
Year-on-year growth
Percentage change over four quarters
9
8
7
6
5
4
3
Annual level
R billions
5 000
4 500
4 000
3 500
3 000
Annual growth
Percentage change
10
8
6
4
2
0
6.5
6.4
7.4
7.6
6.9
6.8
4.7
Before
After
New

Source: Stats SA

The estimates for the national accounts aggregates in South Africa are compiled by Stats SA according to the System of National Accounts (SNA)[5] methodology. The estimates for GDP, both nominal and real, are derived from both the production[6] and expenditure[7] approaches at market prices within the framework of the

1 Stats SA compiles and publishes South Africa's GDP estimates. For the methodology, see http://www.statssa.gov.za/publications/P0441/P04413rdQuarter2014.pdf

2 Nominal GDP is the current value at market prices of all the final goods and services produced in an economy during a specific period, and it reflects changes in both volumes and prices.

3 See table KB605 on page S–114 of this *Quarterly Bulletin*.

4 See table KB601 on page S–110 and table KB605 on page S–114 of this *Quarterly Bulletin*.

5 The *System of National Accounts 2008 (2008 SNA)* provides the statistical framework for a comprehensive and consistent set of macroeconomic accounts. The *2008 SNA* was developed by the United Nations, the European Commission, the Organisation for Economic Co-operation and Development, the International Monetary Fund and the World Bank Group. See https://unstats.un.org/unsd/nationalaccount/docs/sna2008.pdf

6 The production (output) approach measures gross value added (GVA) as the value of output *less* intermediate consumption. GDP is measured as GVA *plus* taxes on products *less* subsidies on products.

7 The expenditure approach measures the final uses of the produced output as final consumption expenditure *plus* gross capital formation, *plus* exports *less* imports.

12 South African Reserve Bank Quarterly Bulletin June 2019

supply and use tables.[8] The annual GDP estimates are also calculated independently from the quarterly estimates within the supply and use framework.

Revisions of estimated national accounts aggregates are essential to correct for additional source data, new methodologies and statistical errors. When revisions are made because of methodological improvements, it is quite important that these be explained, and their impact on the data clearly identified. Stats SA revises the national accounts statistics annually and at five-yearly intervals, with the latter being a more comprehensive benchmark. Annual GDP estimates are revised once a year and published in March of the following year.

For quarterly GDP statistics, Stats SA uses short-term economic indicators, which are incomplete in terms of coverage, to derive trends for the estimation of quarterly nominal GDP. These short-term indicators are generally not as reliable and comprehensive as annual surveys.

The revision in March 2019, for the three years from 2015 to 2017, incorporated revised estimates from one of Stats SA's important economy-wide surveys known as the Annual Financial Statistics, and was complemented by other surveys. The revision also took into account the latest large sample surveys of the different industries within the systematic framework of the supply and use tables, which provided for comprehensive comparison and data confrontation.

In the revision process, the annual gross value added (GVA) at basic prices[9] of each industry is derived within the supply and use framework from both the production and expenditure approach. Output[10] and intermediate consumption[11] are estimated separately, with GVA at basic prices equal to output less intermediate consumption for each sub-industry.[12]

March 2019 revisions to annual nominal gross domestic product

R billions

Year		Output at basic prices	*Less:* intermediate consumption	*Equals:* GVA at basic prices	*Less:* net taxes on products	*Equals:* GDP at market prices
2015	Before	7924	4298	3626	426	4052
	After	7928	4303	3625	425	4050
	Difference	*4*	*5*	*-1*	*-1*	*-2*
2016	Before	8432	4551	3881	469	4350
	After	8464	4572	3892	467	4359
	Difference	*32*	*21*	*11*	*-2*	*9*
2017	Before	9002*	4830*	4172	480	4652
	After	8965	4792	4173	480	4653
	Difference	*-37*	*-38*	*1*	*0*	*2*
2018	New	9327*	4986*	4341	533	4874

* Estimates made by the SARB
Components may not add up to totals due to rounding off

Sources: Stats SA and SARB

The 2015 to 2017 independent annual revisions of nominal GDP estimates led to the revision of all the quarterly estimates. The revisions of the 2017 estimates, in particular for the fourth quarter, also affected the revisions of the first three quarters of 2018.

Quarterly estimates of nominal and real GVA and GDP are based on annual estimates. The objective is to preserve the movements in the short-term indicators within the constraints of the new annual estimates. The proportional Denton method[13] is used to maintain the trends in the quarterly estimates of GDP and in the growth rates.

The downward revision of quarterly nominal GVA and nominal GDP at market prices in the first three quarters of 2018 largely reflected revisions in the finance, real estate and business services; the trade, catering and accommodation; and the manufacturing sectors.

8 The supply and use tables provide a framework to verify the consistency of economic statistics obtained from different sources. See http://www.statssa.gov.za/?page_id=1854&PPN=P0441

9 GVA at basic prices is defined as output valued at basic prices *less* intermediate consumption valued at purchasers' prices.

10 Output consists only of those goods and services that are produced within an establishment, and that are available for use outside the establishment and for own final use in the establishment.

11 Intermediate consumption is expenditure by enterprises on goods and services consumed as inputs in the production process.

12 See table KB601 on page S–110 and table KB642 on page S–135 of this *Quarterly Bulletin*.

13 The Denton method implicitly constructs a quarterly series of ratios between value added and the underlying indicators, calculated from the revised annual ratios between estimates of value added and the underlying indicators. The constraint is that quarterly ratios average those of annual ratios for the years that have a revised annual estimate of GDP.

Quarterly Bulletin June 2019 South African Reserve Bank 13

2018 total GVA* in Q1 Q2 Q3 Total (per cent) Output at basic intermediate GVA at Year 14 Quarterly Bulletin June 2019 Change in nominal gross value added and gross domestic product in the first three quarters of 2018 R billions Contribution to 2017 Agriculture, forestry and fishing....................................2.61315 Mining and quarrying ...................................................8.2-1 022 Manufacturing .............................................................13.4-3 -3 -5 -11 Electricity, gas and water.............................................3.80001 Construction................................................................3.9-1 -1 -1 -3 Trade, catering and accommodation ...........................15.0-5 -5 -6 -16 Transport, storage and communication .......................9.8-2 -1 -3 -7 Finance, real estate and business services ..................-13 -10 -11 -33 Finance and insurance ............................................9.0-3 -6 -6 -15 Real estate and business services ..........................10.8-9 -4 -5 -18 General government services ......................................17.6-2 -1 -1 -4 Personal services ........................................................5.8000-1 Gross value added at basic prices ............................100.0-24 -20 -24 -68 Taxes less subsidies on products ................................-4 -1 0-5 Gross domestic product at market prices .................-28 -20 -24 -72 Level Before .........................................................................1 1841 2311 271 After ............................................................................1 1571 2111 246 * Contribution of each kind of economic activity in 2017 to nominal GVA Components may not add up to totals due to rounding off Source: Stats SA Double deflation and the derived deflator Less:Equals: prices consumption basic prices Economy as a whole Current prices (R billions) 2016Before ........................................................................843245513881 After ...........................................................................846445723892 Difference ...................................................................322111 Agriculture, forestry and fishing Current prices (R billions) 2016Before ........................................................................23714295 After ...........................................................................24014397 Difference ...................................................................312 Constant 2010 prices (R billions) 2016Before ........................................................................16910564 After ..........................................................................17010664 Difference ...................................................................110 Derived deflator (Index: 2010 = 100) 2016Before ........................................................................140.3135.7148.1 After ..........................................................................141.0135.1150.8 Difference ...................................................................0.7-0.6 2.7 Components may not add up to totals due to rounding off Source: Stats SA

Annual real GVA estimates (at constant 2010 prices) are derived from nominal values through double deflation.[14] This method separately removes price changes from the nominal value of output and intermediate consumption. The derived deflator for GVA changes when the original unchanged price indices are used to deflate revised nominal levels of output and intermediate consumption by sub-industry.

The change in the derived GDP deflator[15] is not due to price changes but due to the application of double deflation[16] to the revised nominal value of output and intermediate consumption, which changes the level of nominal GVA and GDP at market prices.

Derived deflator* of gross domestic product at market prices

Index: 2010 = 100



165
160
155
150
145
140
135
130
125
Seasonally adjusted
2015
2016
2017
2018

Growth in annual real gross domestic product at market prices

Percentage change



2.0
1.5
1.0
0.5
0.0
1.3
1.2
0.6
0.4
1.3
1.4
0.8
2015
2016
2017
2018

Before After New

* The deflator is based on nominal seasonally adjusted annualised data compiled by the SARB

Sources: Stats SA and SARB

Source: Stats SA

In the final instance, the revisions of nominal GVA and GDP are also reflected in the real variables which only show the changes in volumes.

---

14 Double deflation provides for separate deflation of both output and intermediate consumption of all sub-industries using suitable price indices. For Stat SA's double-deflation methodology, see http://www.statssa.gov.za/publications/P0441/P04413rdQuarter2014.pdf

15 The derived GDP deflator is an implicit price index that measures inflation or deflation in an economy, and is calculated by dividing the nominal GVA by the real GVA or nominal GDP by the real GDP.

16 For an example of double deflation, see the table on the previous page.

Real gross domestic expenditure[2]

The contraction in real GDP in the first quarter of 2019 was in contrast to the notable increase in real *gross domestic expenditure* (GDE), and reflected the impact of the large negative contribution of real net exports. The reversal in real GDE from a contraction of 7.0% in the fourth quarter of 2018 to an expansion of 4.5% in the first quarter of 2019 reflected the slight acceleration in final consumption expenditure by general government alongside a slower pace of de-accumulation in inventories. By contrast, final consumption expenditure by households reverted from an increase to a decrease, while real gross fixed capital formation contracted further. Despite the quarterly volatility, the level of real GDE was 0.5% lower in the first quarter of 2019 compared to the corresponding period of 2018.

2 The quarter-to-quarter growth rates referred to in this section are based on seasonally adjusted data and are annualised.

Quarterly Bulletin June 2019 South African Reserve Bank 15

Real gross domestic product, expenditure and components of final demand Percentage change from quarter to quarter 10 8 6 4 2 0 -2 -4 -6 -8 -10 oduct expenditure Index: first quarter of 2014 = 100 110 108 expenditure by households 106 104 Final consumption expenditure by 102 100 98 96 2014 2015 2016 2017 2018 2019 Sources: Stats SA and SARB Real gross domestic expenditure Quarter-to-quarter percentage change at seasonally adjusted annualised rates 2018 2019 Component Q1 Q2 Q3 Q4 Year1 Q1 Final consumption expenditure Households................................................................. General government.................................................... Gross fixed capital formation .......................................... Domestic final demand2 ................................................ Change in inventories (R billions)3 ................................... Residual4 ........................................................................ Gross domestic expenditure5 ........................................ 1.1 4.6 -9.3 -0.3 13.1 0.0 1.2 0.1 2.1 -3.8 -0.2 4.6 0.0 -1.4 0.6 0.4 -0.7 0.3 14.5 0.1 2.1 3.2 0.6 -2.5 1.6 -53.9 0.0 -7.0 1.8 1.9 -1.4 1.2 -5.4 0.0 1.0 -0.8 1.3 -4.5 -1.1 -11.6 0.1 4.5 1 2 3 4 5 Percentage change over one year Comprises final consumption expenditure by households and general government as well as gross fixed capital formation At constant 2010 prices The residual as a percentage of GDP Including the residual Sources: Stats SA and SARB Real GDE added 4.4 percentage points to real GDP growth in the first quarter of 2019, with the change in real inventories contributing 5.3 percentage points. By contrast, real net exports and gross fixed capital formation subtracted 7.5 and 0.9 percentage points respectively from real GDP growth in the first quarter of 2019. Real exports contracted by 7.4% (not annualised) in the first quarter of 2019 following an increase of 2.7% in the fourth quarter of 2018. The contraction was broad-based, as real exports of all three main goods categories as well as that of services decreased. 16 Quarterly Bulletin June 2019 Final consumption general government Gross fixed capital formation Seasonally adjusted Gross domestic pr Gross domestic Seasonally adjusted annualised rates

Contributions of expenditure components to growth in real gross domestic product

Percentage points

Component	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2018 Year	2019 Q1
Final consumption expenditure						
Households	0.7	0.1	0.3	2.0	1.1	-0.5
General government	0.9	0.4	0.1	0.1	0.4	0.3
Gross fixed capital formation	-1.9	-0.8	-0.1	-0.5	-0.3	-0.9
Change in inventories	1.5	-1.1	1.3	-8.7	-0.3	5.3
Residual	0.0	0.0	0.5	-0.2	0.1	0.2
Gross domestic expenditure	**1.2**	**-1.4**	**2.1**	**-7.3**	**1.0**	**4.4**
Net exports	-3.9	0.9	0.5	8.7	-0.2	-7.5
Gross domestic product	**-2.7**	**-0.5**	**2.6**	**1.4**	**0.8**	**-3.2**

Components may not add up to totals due to rounding off

Sources: Stats SA and SARB

Real mining exports declined as the contraction in the export volumes of precious metals (including gold, PGMs and stones), and base metals and articles outweighed the higher export volumes of mineral products. Contractions in the export volumes of vehicles and transport equipment; machinery and equipment; and prepared foodstuffs, beverages and tobacco weighed on the export volumes of manufactured goods. Agricultural exports also decreased as the export volumes of vegetables receded markedly.

Real exports and imports of goods and services

Quarter-to-quarter percentage change*

Component	Exports: Percentage of total**	Exports: Q4***	Exports: Q1***	Imports: Percentage of total**	Imports: Q4***	Imports: Q1***
	Q4 2018 and Q1 2019					
Total	**100**	**2.7**	**-7.4**	**100**	**-4.3**	**-1.2**
Mining	**46.8**	**4.2**	**-9.9**	**20.5**	**-7.5**	**-1.1**
Of which:						
Mineral products	18.9	3.4	6.2	15.0	-7.9	-1.6
Precious metals including gold, platinum group metals and stones	16.4	9.4	-29.1	1.3	-12.2	-7.8
Base metals and articles	11.6	-1.8	-6.6	4.2	-4.5	2.6
Manufacturing	**32.7**	**3.0**	**-3.8**	**62.4**	**-3.0**	**-1.1**
Of which:						
Vehicles and transport equipment	10.5	8.4	-6.3	12.4	-1.4	3.2
Machinery and electrical equipment	6.7	2.1	-5.3	24.8	-6.7	0.0
Chemical products	5.3	0.9	1.7	9.2	1.1	-5.6
Prepared foodstuffs, beverages and tobacco	3.6	2.3	-3.0	2.5	-1.0	-4.4
Agriculture	**5.7**	**0.2**	**-12.7**	**3.6**	**-5.7**	**-7.6**
Of which:						
Vegetable products	4.4	-2.5	-15.6	1.4	2.5	-12.6
Services	**13.8**	**-1.5**	**-3.6**	**12.6**	**-4.9**	**0.8**

* Based on seasonally adjusted and annualised data
** Expressed as a percentage of the total in 2018
*** Not annualised
Components may not add up to totals due to rounding off and the exclusion of unclassified items

Sources: SARS, Stats SA and SARB

Quarterly Bulletin June 2019 South African Reserve Bank 17

Real *imports* of goods and services declined further by 1.2% (not annualised) in the first quarter of 2019 as import volumes contracted in all of the major goods components, alongside an increase in the imports of services. Weaker domestic demand for mineral products and precious metals (including gold, PGMs and stones) weighed on total mining imports. Real manufactured imports were adversely affected by contractions in the import volumes of chemical products as well as prepared foodstuffs, beverages and tobacco. A notable decline in vegetable imports lowered agricultural import volumes.

Contributions of real exports and imports, and net exports of goods and services to growth in real gross domestic product

Percentage points

Component	Q4 of 2018 and Q1 of 2019					
	Exports		Imports*		Net exports	
	Q4	Q1	Q4	Q1	Q4	Q1
Total	3.2	-9.0	-5.4	-1.5	8.7	-7.5
Mining	2.4	-5.7	-2.0	-0.3	4.4	-5.4
Of which:						
Mineral products	0.8	1.4	-1.5	-0.3	2.3	1.7
Precious metals including gold, platinum group metals and stones	1.9	-6.2	-0.2	-0.1	2.1	-6.1
Base metals and articles	-0.3	-0.9	-0.2	0.1	0.0	-1.0
Manufacturing	1.2	-1.5	-2.4	-0.9	3.6	-0.7
Of which:						
Vehicles and transport equipment	1.1	-0.9	-0.2	0.5	1.3	-1.4
Machinery and electrical equipment	0.2	-0.4	-2.2	0.0	2.3	-0.4
Chemical products	0.1	0.1	0.1	-0.7	-0.1	0.8
Prepared foodstuffs, beverages and tobacco	0.1	0.1	0.0	-0.1	0.1	0.0
Agriculture	0.0	-0.9	-0.3	-0.3	0.3	-0.6
Of which:						
Vegetable products	-0.1	-0.9	0.0	-0.2	-0.2	-0.7
Services	-0.3	-0.6	-0.8	0.1	0.5	-0.7

* A positive contribution by imports subtracts from growth and a negative contribution adds to growth
Components may not add up to totals due to rounding off and the exclusion of unclassified items

Sources: SARS, Stats SA and SARB

Real *net exports* subtracted 7.5 percentage points from real GDP growth in the first quarter of 2019, mainly due to a 5.4 percentage point deduction by real net mining exports. In particular, the net export volumes of precious and base metals combined subtracted 7.1 percentage points, which was partly offset by a contribution of 1.7 percentage points from the net export volumes of mineral products. Real net manufactured and agricultural export volumes deducted 0.7 and 0.6 percentage points respectively from real GDP growth in the first quarter of 2019.

Real *final consumption expenditure by households* contracted by 0.8% in the first quarter of 2019 following an increase of 3.2% in the fourth quarter of 2018. Real outlays on durable and semi-durable goods declined in the first quarter of 2019, while growth in real spending on non-durable goods moderated and that on services accelerated slightly. The level of real expenditure by households was 0.4% higher in the first quarter of 2019 than in the corresponding period of 2018.

18 South African Reserve Bank Quarterly Bulletin June 2019

Real final consumption expenditure and disposable income of households, and consumer confidence



Percentage change over four quarters
Index
9
6
3
0
-3
-6
30
20
10
0
-10
-20
Final consumption expenditure
Disposable income
Consumer confidence (right-hand scale)
2014
2015
2016
2017
2018
2019

Sources: BER and Stats SA

Subdued growth in household consumption expenditure was consistent with the decline in consumer confidence in the first quarter of 2019, as measured by the First National Bank/ Bureau for Economic Research (FNB/BER) Consumer Confidence Index. Consumers' finances have been under pressure due to the prolonged period of weak economic activity, rising unemployment, an increased tax burden and successive fuel price increases. Growth in the real disposable income of households was weighed down by lacklustre employment growth and slower wage growth.

Real expenditure on *durable goods* reverted from a notable increase of 7.7% in the fourth quarter of 2018 to a sharp contraction of 5.8% in the first quarter of 2019. Real spending on personal transport equipment, which accounts for the bulk of durable goods expenditure, declined notably. Real outlays on recreational and entertainment goods as well as other durable goods also decreased, while that on furniture and household appliances increased at a slower pace. Real spending on passenger vehicles may have been suppressed by constrained household budgets as well as uncertainty ahead of the May 2019 national elections.

Real final consumption expenditure by households

Quarter-to-quarter percentage change at seasonally adjusted annualised rates

Category	2018					2019
	Q1	Q2	Q3	Q4	Year*	Q1
Durable goods	2.8	-3.7	-3.7	7.7	4.5	-5.8
Semi-durable goods	-13.1	1.2	9.0	8.7	3.0	-10.5
Non-durable goods	0.6	-1.8	2.7	3.0	0.8	0.2
Services	4.8	2.4	-2.0	1.1	1.9	1.7
Total	1.1	0.1	0.6	3.2	1.8	-0.8

* Percentage change over one year

Source: Stats SA

Quarterly Bulletin June 2019 South African Reserve Bank 19

Real outlays on *semi-durable goods* declined sharply by 10.5% in the first quarter of 2019, following a solid increase of 8.7% in the final quarter of 2018. Spending on all semi-durable subcategories contracted, especially on clothing and footwear, which comprises about 60% of total semi-durable goods expenditure.

Growth in expenditure on *non-durable goods* moderated from a rate of 3.0% in the fourth quarter of 2018 to only 0.2% in the first quarter of 2019. Outlays contracted in half of the subsectors, particularly in household consumer goods, petroleum products, and recreational and entertainment goods. Expenditure on food, beverages and tobacco increased at a somewhat slower pace, while that on medical and pharmaceutical products increased at a steady pace, partly offsetting the declines in the other categories.

Growth in real household expenditure on *services*, which constitutes around 45% of total household consumption expenditure, accelerated to 1.7% in the first quarter of 2019, from 1.1% in the fourth quarter of 2018. Increased real outlays on transport and communication services; recreational, entertainment and educational services; and miscellaneous services outweighed reduced spending on household and medical services.

The ratio of household debt to nominal disposable income inched lower to 72.5% in the first quarter of 2019, from 72.7% in the fourth quarter of 2018, as the quarter-to-quarter increase in nominal disposable income exceeded the increase in household debt. However, households' cost of servicing debt as a percentage of nominal disposable income remained at 9.3% for a second successive quarter as lending rates remained unchanged.

Faster growth in households' financial assets in the first quarter of 2019 was underpinned by a gain in equity portfolios. This was partly offset by slower growth in the non-financial assets of households due to a further slowdown in nominal house price growth. *Households' net wealth* increased in the first quarter of 2019 as the increase in total assets outpaced that in liabilities. Consistent with the increase in the net wealth of households and the sluggish growth in nominal disposable income, the ratio of net wealth to disposable income rose from 356.7% in the fourth quarter of 2018 to 365.8% in the first quarter of 2019.

Household net wealth and debt as a ratio of disposable income


Per cent
80
78
76
74
72
70
68
66
400
390
380
370
360
350
340
330
Debt
Net wealth (right-hand scale)
2014
2015
2016
2017
2018
2019

Seasonally adjusted

Source: SARB

Growth in the real *final consumption expenditure by general government* accelerated to 1.3% in the first quarter of 2019, from 0.6% in the fourth quarter of 2018. Real spending on both the compensation of employees and on non-wage goods and services increased. Spending on the compensation of employees was supported by temporary appointments by the Electoral

20 South African Reserve Bank Quarterly Bulletin June 2019

Commission of South Africa in preparation for the national elections, while increased expenditure on non-wage goods and services, albeit at a slower pace, showed government’s commitment to improve the quality of the education and health systems. However, government spending remains restricted by limited fiscal space and the high public sector wage bill. Measured over four quarters, growth in the real final consumption expenditure by general government decelerated to 1.0% in the first quarter of 2019, from 1.9% in the fourth quarter of 2018. Real final consumption expenditure by general government Percentage change 8 6 4 2 0 -2 -4 -6 -8 -10 2014 2015 2016 2017 2018 2019 Source: Stats SA The downward trend in fixed capital investment continued as real gross fixed capital formation decreased further by 4.5% in the first quarter of 2019 – the fifth consecutive quarterly decline. Real fixed capital outlays by private business enterprises declined notably in the first quarter of 2019, whereas that by public corporations and general government increased following several consecutive quarters of contraction. Real gross fixed capital formation Quarter-to-quarter percentage change at seasonally adjusted annualised rates 2018 2019 Sector Q1 Q2 Q3 Q4 Year* Q1 Private business enterprises ....................................... Public corporations.................................................... General government .................................................. Total .......................................................................... -6.7 -15.5 -14.1 -9.3 -1.3 -13.8 -4.3 -3.8 2.9 -7.9 -9.0 -0.7 -1.4 -5.6 -4.1 -2.5 2.1 -12.5 -4.4 -1.4 -9.8 16.6 1.6 -4.5 * Percentage change over one year Source: Stats SA Real gross fixed capital outlays by private business enterprises receded further by 9.8% in the first quarter of 2019, consistent with the protracted period of low business confidence and subdued economic activity. Private sector capital spending on transport equipment contracted alongside a slight increase in capital outlays on machinery and equipment. Furthermore, capital investments in independent power producer (IPP) projects decreased in the first quarter of 2019. However, following a long delay, nearly all of the 27 new IPP projects approved under Bid Window 4 had entered the construction phase, and an increase in capital expenditure by this sector is expected over the medium term. 21 Quarterly Bulletin June 2019 Quarter to quarter* Over four quarters * Seasonally adjusted annualised rates

Real gross fixed capital formation by private business enterprises and business confidence



Percentage change over four quarters
Index
Gross fixed capital formation
Business confidence (right-hand scale)
8
6
4
2
0
-2
-4
-6
-8
55
50
45
40
35
30
25
2014
2015
2016
2017
2018
2019

Sources: BER and Stats SA

Real gross fixed capital expenditure by *public corporations* increased notably by 16.6% in the first quarter of 2019 following four consecutive quarterly contractions. The improvement came from a low base alongside a strong investment drive by state-owned companies (SOCs), despite financial and governance challenges. Growth in real capital spending on machinery and equipment rebounded in the first quarter of 2019.

Real capital expenditure by *general government* increased by 1.6% in the first quarter of 2019, following a decrease of 4.1% in the preceding quarter. A marked pickup in capital outlays by provincial and local government more than offset reduced capital expenditure by central government.

Real *inventory holdings* declined by a further R11.6 billion (at 2010 prices) in the first quarter of 2019, following an annualised depletion of R53.9 billion in the fourth quarter of 2018 – the largest rundown since the fourth quarter of 2008. The decrease in inventories largely reflected inventory rundowns in the mining and transport sectors while inventory build-ups were reported in manufacturing, electricity and the trade sectors. Industrial and commercial inventories as a percentage of non-agricultural nominal GDP edged higher from 9.9% in the fourth quarter of 2018 to 10.4% in the first quarter of 2019.

Gross nominal saving

South Africa's *national saving rate* improved from 14.0% in the fourth quarter of 2018 to 14.7% in the first quarter of 2019. Higher saving by incorporated business enterprises and by households outweighed larger dissaving by general government. The foreign financing ratio, which represents the shortfall in domestic saving to finance capital formation, increased to 16.5% in the first quarter of 2019, from 13.6% in the previous quarter.

Gross saving by the *corporate sector* as a percentage of GDP increased from 13.3% in the fourth quarter of 2018 to 13.9% in the first quarter of 2019, as the decrease in corporate tax payments outweighed the decline in operating surpluses.

22 South African Reserve Bank Quarterly Bulletin June 2019

Gross saving as a percentage of gross domestic product Ratio in per cent at seasonally adjusted annualised rates 2018 2019 Sector Q1 Q2 Q3 Q4 Year Q1 Corporate...................................................................... General government ................................................... Household .................................................................. Total ........................................................................... 13.5 -0.5 1.3 14.3 11.8 0.9 1.6 14.3 13.5 -0.1 1.4 14.9 13.3 -0.4 1.2 14.0 13.0 0.0 1.4 14.4 13.9 -0.6 1.4 14.7 Source: SARB Gross dissaving by general government as a percentage of GDP increased to 0.6% in the first quarter of 2019, from 0.4% in the fourth quarter of 2018. The slow pace of increase in government revenue, particularly taxes on production and imports, together with an increase in government expenditure, exacerbated dissaving by general government. Gross saving by the household sector as a percentage of GDP rose marginally to 1.4% in the first quarter of 2019. The increase in nominal disposable income marginally outweighed the increase in nominal consumption expenditure in the first quarter of 2019. Both household income and expenditure were constrained by slower growth in the compensation of employees and increased tax payments. Employment3 The number of formally employed South Africans remained broadly unchanged in the fourth quarter of 2018, consistent with slower growth in domestic output. According to Statistics South Africa’s (Stats SA) Quarterly Employment Statistics (QES) survey, enterprise-surveyed formal non-agricultural employment increased by a mere 0.1% (0.5% seasonally adjusted and annualised) from the third to the fourth quarter of 2018. Only 13 500 formal jobs were added in the fourth quarter, keeping the number of formally employed people broadly unchanged at 10.1 million. On an annual average basis, total formal non-agricultural employment increased by 0.6% in 2018, following a contraction of 0.2% in 2017. Employment growth has slowed notably since 2011 and has fluctuated around zero in recent years, in line with the moderation in real GDP growth. 3Unless stated to the contrary, the QES data reported in this section are seasonally adjusted. Formal non-agricultural employment and real gross value added Percentage change over one year 3.5 3.0 2.5 2.0 1.5 1.0 0.5 0.0 -0.5 Annual averages -1.0 2011 2012 2013 2014 2015 2016 2017 2018 Sources: Stats SA and SARB 23 Quarterly Bulletin June 2019 Employment Gross value added

4 The SARB statistically linked the *QES* data analysed in this section to adjust for the level shift.

Stats SA's new annual sample, as drawn from the 2018 Business Sampling Frame, adjusted the level of formal non-agricultural employment upwards by about 283 000 in the second quarter of 2018.[4]

The increase in formal non-agricultural employment in the fourth quarter of 2018 resulted from an expansion in both private and public sector employment. *Private sector* employment increased at an annualised rate of 0.6%, as the services sectors of the economy created additional employment opportunities, while job shedding in the goods-producing sectors continued at a faster pace. On an annual average basis, private sector employment increased moderately for a fourth successive year in 2018.

Formal non-agricultural employment


Number (millions)
2.4
2.3
2.2
2.1
2.0
7.9
7.8
7.7
7.6
Public sector
Public sector (adjusted for election-related outliers)
Private sector (right-hand scale)
Annual averages
2011
2012
2013
2014
2015
2016
2017
2018

Sources: Stats SA and SARB

Public sector employment increased marginally in the fourth quarter of 2018 following the loss of around 49 300 jobs in the preceding two quarters. Employment at local governments increased notably for a fifth successive quarter, supported by the Department of Public Works' commitment to intensify the provision of work and training opportunities through the Expanded Public Works Programme. Employment also increased at a provincial level as well as in the public transport, storage and communication services sector in the fourth quarter of 2018, but decreased at national departments and other public sector enterprises. On an annual average basis, public sector employment increased by 0.4% in 2018 when excluding election-related outliers, following a contraction in 2017.

Mining sector employment contracted further in the fourth quarter of 2018 as job shedding continued unabated in the gold-mining sector, while employment in the non-gold mining sector increased marginally. The gold-mining sector lost about 8 400 jobs in 2018 as a whole as labour paring continued at an accelerated pace. With the exception of 2017, mining sector employment has contracted every year since 2013. Renewed headwinds, such as above-inflation electricity price increases, the carbon tax on fuel from June 2019, electricity-supply constraints and moderate global economic growth continue to weigh on the sector's ability to create meaningful employment.

24

South African Reserve Bank Quarterly Bulletin June 2019

Enterprise-surveyed formal non-agricultural employment*

Sector	Total number	Change over one quarter: Q4 2018 Number	Change over one quarter: Q4 2018 Per cent annualised	Change over four quarters to Q4 2018 Number	Change over four quarters to Q4 2018 Per cent
Total mining	452 000	-1 800	-1.6	-7 500	-1.6
Gold mining	94 000	-2 900	-11.4	-11 800	-11.1
Other mining	358 000	1 100	1.2	4 300	1.2
Manufacturing	1 211 000	-7 500	-2.5	-9 600	-0.8
Construction	627 000	-4 600	-2.9	-16 800	-2.6
Total goods-producing	*2 290 000*	*-13 900*	*-2.4*	*-34 000*	*-1.5*
Trade, catering and accommodation services	2 225 000	-3 000	-0.5	37 000	1.7
Transport, storage and communication services	378 000	2 500	2.6	700	0.2
Finance, insurance, real estate and business services	2 350 000	24 100	4.2	60 200	2.6
Community, social and personal services	635 000	1 600	1.0	10 500	1.7
Total services	*5 588 000*	*25 200*	*1.8*	*108 400*	*2.0*
Private sector	7 879 000	11 200	0.6	74 400	1.0
National departments	462 000	-2 400	-2.0	-9 100	-1.9
Provinces	1 047 000	5 300	2.1	-3 300	-0.3
Local governments	334 000	4 600	5.6	15 300	4.8
Transport, storage and communication services	108 000	100	0.4	2 200	2.1
Other public sector enterprises, including electricity and IEC**	274 000	-5 400	-7.5	5 300	2.0
Public sector	2 225 000	2 200	0.4	10 400	0.5
Grand total	10 104 000	13 500	0.5	84 800	0.8

* Seasonally adjusted. Components may not add up to totals due to rounding off.
** Electoral Commission of South Africa

Sources: Stats SA and SARB

Employment in the *manufacturing sector* decreased in the fourth quarter of 2018, fully reversing the previous quarter's gains, while this sector's real gross value added increased for a third successive quarter. The increased divergence between manufacturing sector employment and output reflects the increased substitution of labour for capital by manufacturers to maintain competitiveness. The *Absa Manufacturing Survey* by Stellenbosch University's Bureau for Economic Research (BER) showed that manufacturing business confidence declined from 30 to 25 index points in the first quarter of 2019, remaining well below its long-term average of 43 index points (since 1994) and the neutral 50-point level. Respondents indicated that domestic sales volumes declined further in the first quarter of this year, along with a notable drop in export sales volumes. Renewed cost pressures, over and above the sustained weakness in domestic demand, and an unsupportive global economy does not augur well for employment growth in the manufacturing sector in the short run.

Quarterly Bulletin June 2019 South African Reserve Bank 25

Employment in the private goods-producing sectors Index: first quarter of 2011 = 100 110 105 100 95 90 85 2011 2012 2013 2014 2015 2016 2017 2018 Sources: Stats SA and SARB Employment in the construction sector decreased for a fifth successive quarter in the fourth quarter of 2018 in the wake of heightened uncertainty about future prospects for the sector, with a cumulative 27 600 jobs lost over this period. On an annual average basis, construction sector employment decreased further and at an accelerated pace in 2018, in line with a contraction in this sector’s real value added amid historically low confidence levels. The FNB/BER Civil Confidence Index fell to an all-time low of 10 index points in the first quarter of 2019 as business conditions continued to deteriorate. Respondents indicated that growth in construction activity slowed further, exacerbated by the constrained fiscus and poor financial position of SOCs, which necessitated spending cuts on infrastructure outlays. Similarly, the FNB/BER Building Confidence Index fell to an almost eight-year low of 25 index points in the first quarter of 2019, weighed down by the prolonged and broad-based decline in building activity. The BER noted that the lack of demand for new building work suggests continued weakness in the building sector in the near term. Furthermore, as a number of large construction companies applied for business rescue in recent months, employment prospects in the construction sector remain extremely bleak. Employment in the finance, insurance, real estate and business services sector – the largest employment provider in the private sector – increased notably for a fourth successive quarter in the fourth quarter of 2018 with a cumulative 60 200 jobs being created. However, employment in the trade, catering and accommodation services sector decreased marginally in the fourth quarter of 2018, but has increased on an annual average basis for eight successive years. The BER’s Retail Survey showed that business confidence among retailers fell from 33 to 24 index points in the first quarter of 2019 following a broad-based deterioration in trading conditions across the sector. Retailers are cautiously optimistic that conditions will improve slightly in the short term, despite renewed pressure on household income pointing to subdued growth in household consumption expenditure. This was echoed by the further retreat in the FNB/BER Consumer Confidence Index in the first quarter of 2019 from the highs recorded in the first half of 2018. 26 Quarterly Bulletin June 2019 Manufacturing Construction Mining Annual averages

Employment in the private services sectors Index: first quarter of 2011 = 100 115 110 105 100 95 2011 2012 2013 2014 2015 2016 2017 2018 Sources: Stats SA and SARB According to the Quarterly Labour Force Survey (QLFS) of Stats SA, the total number of people employed in South Africa decreased by 237 000 (1.4%) between the fourth quarter of 2018 and the first quarter of 2019, and by 86 000 (0.5%) from a year earlier, lowering total employment to approximately 16.3 million people. Employment losses occurred in both the formal non-agricultural sector and in agriculture in the year to the first quarter of 2019, while the informal sector and private households registered employment gains. Annual job losses were observed in the community and social services, construction, manufacturing and agricultural sectors. Conversely, annual employment gains occurred in the finance, trade, transport, mining and electricity sectors. The number of employees with contracts of a limited duration decreased the most in the year to the first quarter of 2019, followed by those with unspecified duration contracts and permanent contracts. Household-surveyed labour market statistics Thousands 2018 2019 Mar Jun Sep Dec Mar a. Total employment ......................................... b. Total unemployment (official definition) .......... c. Total economically active (= a + b)................ d. Total not economically active ........................ e. Total aged 15-64 years (= c + d) ................. f. Official unemployment rate (= b*100/c).......... 16 378 5 980 22 358 15 320 37 678 26.7% 16 288 6 083 22 370 15 462 37 832 27.2% 16 380 6 209 22 589 15 395 37 985 27.5% 16 529 6 139 22 668 15 466 38 134 27.1% 16 291 6 201 22 492 15 791 38 283 27.6% Source: Stats SA 27 Quarterly Bulletin June 2019 Finance, insurance, real estate and business Transport, storage and communication Trade, catering and accommodation Community, social and personal Annual averages

The number of unemployed South Africans increased by 62 000 (1.0%) in the first quarter of 2019 to approximately 6.2 million, and by 220 000 (3.7%) from a year earlier. As a result, the official unemployment rate increased from 27.1% in the fourth quarter of 2018 to 27.6% in the first quarter of 2019, up from 26.7% recorded a year earlier, mainly due to new entrants to the job market actively searching for work. Nevertheless, the number of discouraged work seekers increased by 210 000 (7.5%) year on year to a record high of 3.0 million in the first quarter of 2019. The seasonally adjusted unemployment rate decreased from 27.7% in the fourth quarter of 2018 to 27.2% in the first quarter of 2019. Disconcertingly, the youth unemployment rate (for people aged 15 to 24 years) increased from 54.7% in the fourth quarter of 2018 to 55.2% in the first quarter of 2019, up from 52.4% recorded a year earlier. Unemployment rate Per cent 28 27 26 25 24 2014 2015 2016 2017 2018 2019 Sources: Stats SA and SARB Labour cost and productivity The pace of increase in nominal remuneration per worker in the formal non-agricultural sector moderated from 5.5% in the third quarter of 2018 to 4.6% in the fourth quarter, as remuneration growth slowed in both the public and private sectors. On an annual average basis, growth in nominal remuneration per worker moderated from 6.4% in 2017 to a record low (since the inception of the data in 1971) of 4.7% in 2018, as both private and public sector remuneration growth per worker slowed. Growth in private sector nominal remuneration per worker decelerated from 4.3% in the third quarter of 2018 to an all-time low of 3.7% in the fourth quarter. Remuneration growth per worker was below the midpoint of the inflation target range in all of the private subsectors, except for the non-gold mining; the private community, social and personal services; and the manufacturing sectors. On average, private sector wage growth slowed from 5.0% in 2017 to 4.5% in 2018. Likewise, growth in nominal remuneration per public sector worker moderated from 8.5% in the third quarter of 2018 to 6.9% in the fourth quarter. The high third-quarter growth rate reflected the delayed implementation of the annual public sector wage increase, which included back pay. Nominal wage growth per worker moderated in all public sector tiers, with the exception of other public sector enterprises. In contrast to the private sector, public sector remuneration growth remained above the midpoint of the inflation target range in all of the public subsectors, except for the public transport, storage and communication services sector. Annual average remuneration growth per public sector worker halved from 10.7% in 2017 to 5.3% in 2018. 28 Quarterly Bulletin June 2019 Official Seasonally adjusted

Nominal remuneration per worker



Percentage change over one year
10
8
6
4
2
Total*
Public*
Private
Annual averages
2011
2012
2013
2014
2015
2016
2017
2018

* Adjusted for election-related outliers
--- Midpoint of the inflation target range (4.5%)
Sources: Stats SA and SARB

According to Andrew Levy Employment Publications, the *average wage settlement rate* in collective bargaining agreements decreased to 7.1% in the first quarter of 2019 compared to 7.4% in the corresponding period of 2018, and averaged 7.2% for 2018 as a whole. The *number of working days lost due to strike action* rose from a low of 122 000 days in the first quarter of 2018 to 1.06 million days in the first quarter of 2019, and totalled 1.95 million days for 2018 as a whole. The marked increase in the number of working days lost due to strike action reflected the prolonged strikes at a gold-mining company and a large food manufacturing company, both of which started in November 2018 and progressed into the first quarter of 2019.

Labour productivity in the formal non-agricultural sector contracted by 0.1% year on year in the fourth quarter of 2018 from a revised increase of 0.2% in the third quarter, as year-on-year output growth moderated while growth in employment increased marginally. For 2018 as whole, labour productivity increased by only 0.3% compared to 1.2% in 2017.

Labour productivity and unit labour cost



Percentage change over one year
10
8
6
4
2
0
Economy-wide unit labour cost
Unit labour cost*
Labour productivity* (adjusted for election-related outliers)
Annual averages
2011
2012
2013
2014
2015
2016
2017
2018

* Formal non-agricultural sector
--- Midpoint of the inflation target range (4.5%)
Sources: Stats SA and SARB

Quarterly Bulletin June 2019 South African Reserve Bank 29

Growth in *nominal unit labour cost* in the formal non-agricultural sector decelerated from 5.3% in the third quarter of 2018 to 4.7% in the fourth quarter, as year-on-year growth in total remuneration slowed at a faster pace than that in output. On an annual average basis, growth in nominal unit labour cost slowed from 5.1% in 2017 to 4.4% in 2018 – its slowest pace since 2007. Year-on-year growth in *economy-wide unit labour cost* accelerated marginally from 4.0% in the third quarter of 2018 to 4.1% in the fourth quarter as year-on-year output growth slowed, while growth in the compensation of employees increased marginally. However, on an annual average basis, growth in economy-wide unit labour cost slowed notably from 5.9% in 2017 to 3.4% in 2018 – its slowest pace since 2001 and indicative of the lack of wage pressure in the economy.

Prices[5]

5 Unless stated to the contrary, all rates mentioned in this section reflect year-on-year changes.

Domestic inflationary pressures have increased gradually since January 2019 in the wake of higher international crude oil prices and the depreciation in the exchange value of the rand, as reflected by both the seasonally adjusted producer and consumer price indices. Almost all the main seasonally adjusted producer price indices (PPIs) have increased since January 2019, with the exception of the PPI for agriculture, forestry and fishing. The PPI for mining products increased the most, exacerbated by the depreciation in the exchange value of the rand.



Producer prices
Index: January 2019 = 100
110
108
106
104
102
100
98
Seasonally adjusted
Jan
Feb
Mar
Apr
May
Jun
2019
Mining
Final manufactured goods
Intermediate manufactured goods
Agriculture
Sources: Stats SA and SARB
Consumer prices
Index: January 2019 = 100
116
114
112
110
108
106
104
102
100
98
Seasonally adjusted
Jan
Feb
Mar
Apr
May
Jun
2019
Petrol
Total goods
Headline CPI
Core CPI

The increase in the seasonally adjusted consumer price index (CPI) since the beginning of the year was driven by significantly higher domestic fuel prices, which contributed to an increase in the goods CPI. Although headline consumer price inflation accelerated from a recent low of 4.0% in January 2019 to 4.5% in May, it remained within the inflation target range for 26 consecutive months.

Producer price inflation for final manufactured goods accelerated from 4.1% in January 2019 to 6.5% in April, led largely by the acceleration in price inflation for coal, petroleum and food products. Producer price inflation for intermediate manufactured goods accelerated from 3.8% in January 2019 to 6.7% in April, as price inflation in four of its six subcategories accelerated over the period.

30 South African Reserve Bank Quarterly Bulletin June 2019

Producer price inflation for mining products almost increased threefold from 7.7% in January 2019 to 21.1% in April, as all four subcategories accelerated. The acceleration in mining producer price inflation was aggravated by the depreciation in the exchange value of the rand against the United States (US) dollar from an average of R13.86 in January 2019 to R14.15 in April. Despite accelerating somewhat from November 2018 onwards, agriculture, forestry and fishing producer prices remained in deflation at 0.4% for a sixth successive month in March 2019, before reverting to inflation of 0.3% in April. Conversely, producer price inflation for electricity and water moderated from 7.7% in December 2018 to 5.9% in March 2019, before accelerating to 9.8% in April. Electricity producer price inflation slowed to 5.1% in March 2019 before quickening to 9.8% in April, while water producer price inflation remained unchanged at 10.9% for nine consecutive months up to March 2019 before slowing somewhat to 9.7% in April. Consumer goods price inflation, which quickened from 2.8% in January 2019 to 4.2% in April and May, drove the acceleration in headline consumer price inflation. In particular, non-durable goods price inflation accelerated from 3.2% to 5.2% over this period as fuel price inflation accelerated following the increase in international crude oil prices. However, durable and semi-durable goods price inflation remained relatively muted and amounted to 1.9% and 1.7% respectively in May 2019. Omitting more volatile goods – notably food and non-alcoholic beverages, fuel and electricity – underlying goods price inflation dipped below the lower level of the inflation target range in August 2017 and only breached it again in March 2019 before slowing to 3.0% in May. Consumer goods price inflation Percentage change over 12 months 9 8 7 6 5 4 3 2 1 2014 2015 2016 2017 2018 2019 Midpoint of the inflation target range (4.5%) Sources: Stats SA and SARB By contrast, consumer services price inflation moderated from 5.2% in January 2019 to 4.6% in April and May, mainly due to lower rental price inflation, which accounts for just more than a third of the total consumer services price basket. The moderation in rental inflation reflects the lacklustre residential property market amid weak rental demand, and slowing wage and household consumption expenditure growth. Excluding the more rigid administered services prices, underlying consumer services price inflation receded to below the midpoint of the inflation target range in March 2019 and slowed further to 4.2% in April and May. The relatively muted rates of inflation in both the underlying consumer goods and services price measures confirm the lack of pricing power in the domestic economy. 31 Quarterly Bulletin June 2019 Total goods Underlying goods

Consumer services price inflation


Percentage change over 12 months
7
6
5
4
3
2
Total services
Underlying services
2014
2015
2016
2017
2018
2019

--- Midpoint of the inflation target range (4.5%)
Sources: Stats SA and SARB

The US dollar-denominated international food price index of the Food and Agriculture Organization (FAO) of the United Nations remained relatively steady in the first three months of 2019 before increasing to an 11-month high in May 2019. Higher dairy and meat prices and, to a lesser extent, oil and sugar quotations drove the increase, which was partly offset by lower cereal prices. Nevertheless, international food prices were still 1.9% lower in May 2019 than a year earlier. International US dollar-denominated cereal prices fell notably for four consecutive months up to April 2019 following sharp declines in wheat and maize prices, owing to an oversupply amid lower global demand and favourable prospects for this year's harvest. Consequently, international cereal price inflation moderated sharply from 7.7% in January 2019 to -6.0% in May. Similarly, the 12-month rate of increase in the rand-denominated FAO food price index accelerated to 13.0% in May 2019 following the depreciation in the exchange value of the rand, while the year-on-year rate of increase in the rand-denominated international cereals price index moderated to only 8.4% over the same period.

Domestic consumer *food price inflation* moderated to 2.3% in January 2019 and remained unchanged up to April, before accelerating to 2.8% in May.

Food price inflation


Percentage change over 12 months
15
12
9
6
3
0
-3
50
40
30
20
10
0
-10
Final manufactured producer
Consumer
Agricultural producer (right-hand scale)
2014
2015
2016
2017
2018
2019

Source: Stats SA

32
South African Reserve Bank
Quarterly Bulletin June 2019

The acceleration in bread and cereals price inflation to 7.8% in May 2019 was largely offset by the continued slowdown in meat price inflation to -0.9% in May. Agricultural producer food price inflation accelerated from -6.2% in November 2018 to -0.9% in April 2019, largely due to smaller price decreases of live animals and animal products, while producer prices of cereals and other crops remained elevated. However, unprocessed consumer food price inflation, with a weight of 44% in the total consumer food price basket and which usually lags agricultural producer price inflation, moderated further from 4.2% in July 2018 to 0.6% in March 2019 before accelerating slightly to 1.3% in May. Food price inflation Percentage change over 12 months 15 35 12 28 9 21 6 14 3 7 0 0 -3 -7 2015 2016 2017 2018 2019 2014 Source: Stats SA Producer food price inflation at the final manufactured level accelerated from a low of -1.4% in April 2018 to 5.3% in April 2019 – the highest rate of increase in 23 months. The acceleration was largely underpinned by a notable increase in grain mill and bakery product prices, while meat and meat product prices decreased. Processed food price inflation at the consumer level, with a weight of 56% in the overall consumer food price basket and which usually lags final manufactured producer food price inflation, followed suit and accelerated to 4.8% in May 2019, driven largely by higher bread and cereals prices. Food price inflation Percentage change over 12 months 15 12 9 6 3 0 -3 2014 2015 2016 2017 2018 2019 Source: Stats SA 33 Quarterly Bulletin June 2019 PPI: final manufactured CPI: processed food CPI: unprocessed food PPI: agriculture (right-hand scale)

Despite the acceleration in headline consumer price inflation, underlying inflationary pressures remained fairly subdued in an environment of weak domestic demand where margins are tight and firms are constrained to fully pass on cost increases to consumers. When subtracting the impact of food, non-alcoholic beverages and petrol prices from headline consumer price inflation, underlying inflation remained unchanged at 4.6% in the three months to March 2019, before slowing further to 4.3% in May. Likewise, the SARB’s preferred measure of core inflation, which also excludes electricity prices, remained at 4.4% in the five months up to March 2019 before slowing to 4.1% in April and May – its thirteenth consecutive month below the midpoint of the inflation target range. Headline and underlying measures of consumer price inflation Percentage change over 12 months 8 7 6 5 4 3 Consumer price index excluding food* and fuel 2 1 2014 2015 2016 2017 2018 2019 * Food includes non-alcoholic beverages Midpoint of the inflation target range (4.5%) Source: Stats SA Administered price inflation accelerated from a low of 5.0% in January 2019 to 8.2% in May, driven by an acceleration in fuel price inflation from -1.2% to 11.6% over the same period. Domestic fuel prices increased for five successive months up to June 2019 as international crude oil prices increased and the exchange value of the rand depreciated. However, when excluding the effect of fuel prices from the calculation, administered price inflation remained at 7.6% for eight consecutive months up to February 2019 before slowing to 6.8% in April and May, as the 1 percentage point increase in the value-added tax (VAT) rate from 1 April 2018 fell out of the CPI base, which lowered price inflation in some administered price categories. When also excluding electricity prices, administered price inflation remained at around 7.5% from July 2018 to March 2019, before also slowing to 6.8% in April and May. Average annual headline inflation expectations, as reflected in the survey conducted by the BER in the first quarter of 2019, declined across all respondent groups for both 2019 and 2020 relative to the previous quarter. The average for 2019 declined markedly from 5.4% to 4.8%, and for 2020 from 5.4% to 5.2%. Inflation is expected to edge up marginally to 5.3% in 2021. Business representatives made the biggest downward adjustment to their expectations, namely from 5.7% to 5.1% for 2019, and from 5.8% to 5.3% for 2020. Trade union representatives scaled their forecasts for 2019 and 2020 back by 0.5 and 0.3 percentage points respectively, while analysts lowered theirs by 0.5 and 0.1 percentage points respectively. The 2019 and 2020 expectations of all the respondent groups declined to their lowest levels since surveyed for the first time in the first quarter of 2017 and 2018 respectively. Inflation expectations are also quite low in a historical context, with current and one-year-ahead expectations at their lowest levels since the third quarter of 2006. 34 Quarterly Bulletin June 2019 Consumer price index Consumer price index excluding food*, fuel and electricity

Headline consumer price inflation expectations Per cent, as surveyed in the first quarter of 2019 Financial analysts Business representatives Trade union representatives All surveyed participants Average inflation expected for: 2019.......................................................... 2020.......................................................... 2021.......................................................... The next five years .................................... 4.7 5.2 5.2 5.1 5.1 5.3 5.5 5.3 4.8 5.0 5.2 4.9 4.8 5.2 5.3 5.1 Source: BER After falling to 5.3% in the fourth quarter of 2018, average annual five-year inflation expectations declined further to 5.1% in the first quarter of 2019 – a record low since their inception in 2011. Annual headline consumer price inflation Percentage change over one year 12 11 10 9 8 7 6 5 4 3 2 1 0 Actual 2002 2004 2006 2008 2010 2012 2014 2016 2018 2020 Midpoint of the inflation target range (4.5%) Sources: Stats SA and BER 35 Quarterly Bulletin June 2019 Expected

External economic accounts

Current account[6]

6 Unless stated to the contrary, the current account transaction flows referred to in this section are all seasonally adjusted and annualised.

South Africa's trade surplus narrowed from R71.8 billion in the fourth quarter of 2018 to R43.0 billion in the first quarter of 2019, as the value of net gold and merchandise exports decreased more than that of merchandise imports. The decrease in the value of merchandise exports mostly reflected lower volumes, while both lower prices and volumes contributed to the decrease in the value of imports.

Current account of the balance of payments

R billions, seasonally adjusted and annualised

	2018					2019
	Q1	Q2	Q3	Q4	Year	Q1
Merchandise exports	1 065	1 115	1 235	1 287	1 176	1 194
Net gold exports	77	70	73	67	72	56
Merchandise imports	-1 152	-1 160	-1 298	-1 283	-1 223	-1 207
Trade balance	-10	25	10	72	24	43
Net service, income and current transfer payments	-208	-208	-191	-182	-197	-185
Balance on current account	-218	-183	-180	-110	-173	-142
As a percentage of gross domestic product						
Trade balance	-0.2	0.5	0.2	1.4	0.5	0.9
Services balance	-0.1	-0.1	-0.2	-0.2	-0.2	-0.3
Income balance	-3.4	-3.5	-3.0	-2.8	-3.2	-2.8
Current transfer balance	-1.0	-0.7	-0.6	-0.7	-0.7	-0.7
Balance on current account	-4.6	-3.8	-3.7	-2.2	-3.5	-2.9

Components may not add up to totals due to rounding off

Sources: Stats SA and SARB

The smaller trade surplus, together with a somewhat larger shortfall on the services, income and current transfer account, caused the deficit on the current account of the balance of payments to widen from R110 billion in the fourth quarter of 2018 to R142 billion in the first quarter of 2019. As a percentage of gross domestic product (GDP), the deficit on the current account widened from 2.2% to 2.9% over the same period.

The value of merchandise exports decreased by 7.2% in the first quarter of 2019 after three consecutive quarterly increases as mining, manufacturing and agricultural exports contracted. Mining exports were severely affected by operational challenges, such as labour strikes and power supply disruptions. The value of exported platinum group metals (PGMs), pearls, precious and semi-precious stones as well as base metals and articles of base metals decreased notably. PGM exports were also adversely affected by planned stocktaking and maintenance in addition to electricity-supply disruptions. By contrast, the value of mineral exports increased in the first quarter of 2019, along with an increase in iron ore and, to a lesser extent, copper ore and concentrates exports.

36 South African Reserve Bank Quarterly Bulletin June 2019

Current account of the balance of payments R billions 150 100 50 0 -50 -100 -150 -200 -250 Per cent 0 0 -50 -2 -100 -4 -150 -200 -6 -250 -8 -300 2014 2015 2016 2017 2018 2019 Seasonally adjusted and annualised Sources: Stats SA and SARB The value of manufactured exports decreased in the first quarter of 2019 due to contractions in the exports of vehicles and transport equipment, machinery and electrical equipment, prepared foodstuffs, beverages and tobacco, and textiles and textile articles. The value of agricultural exports also declined due to contractions in the exports of live animals and animal products as well as vegetable products, which was impacted by a decline in the export of maize. Value of merchandise exports R billions 750 110 650 100 550 90 450 80 350 70 60 250 2015 2014 2016 2017 2018 2019 Seasonally adjusted and annualised Sources: Stats SA and SARB 37 Quarterly Bulletin June 2019 Mining Manufacturing Agriculture (right-hand scale) Balance on current account Current account to GDP (right-hand scale) Trade balance Balance on services, income and current transfer account

The United States (US) dollar price of a basket of domestically produced non-gold export commodities decreased by 2.2% from the fourth quarter of 2018 to the first quarter of 2019. This decrease largely reflected a sharp contraction in the international price of coal due to import restrictions imposed by the Chinese government, which outweighed higher prices of commodities such as iron ore, nickel and copper. The marked increase in the price of iron ore reflected supply disruptions owing to the collapse of a tailings dam at a Brazilian iron ore mine towards the end of January 2019. The incident not only halted operations at the affected mine, but also triggered output reductions at other mines due to security reviews. International prices of selected South African export commodities US dollar index: 2010 = 100 120 100 Nickel Iron ore Platinum 80 60 40 20 2014 2015 2016 2017 2018 2019 Sources: World Bank and SARB The rand price of merchandise exports decreased by 0.4% in the first quarter of 2019 after remaining broadly unchanged in the fourth quarter of 2018. However, the volume of merchandise exports declined by 6.9% following three consecutive quarterly increases. The contraction in export volumes reflected domestic production challenges and lower global demand. The average US dollar price of gold on the London market increased by 6.2%, from US$1 229 per fine ounce in the fourth quarter of 2018 to US$1 304 per fine ounce in the first quarter of 2019. The US Federal Reserve’s pause in monetary tightening supported demand for gold over this period. Even though the average realised rand price of net gold exports also increased, the value of net gold exports decreased in the first quarter of 2019 due to a sharp contraction in the volume of net gold exports. The lower volume of net gold exports reflected the sharp decrease in domestic gold production, which was impacted by a five-month strike at a large gold mine and electricity shortages. The value of merchandise imports declined further by 5.9% in the first quarter of 2019 following a modest decrease of 1.1% in the fourth quarter of 2018, as mining, manufacturing and agricultural imports contracted. The value of mining imports reflected decreases in mineral products as well as pearls, precious and semi-precious stones. Mineral products in particular reflected a contraction in the value of crude oil imports, as both the physical quantity and the average quarterly rand price decreased. The value of manufactured imports contracted in the first quarter of 2019 as decreases in chemical products and other manufactured products exceeded the increase in vehicles and transport equipment. The value of imported agricultural products also declined over the same period. 38 Quarterly Bulletin June 2019 Coal SA export commodity basket (excluding gold) Copper

Value of merchandise imports R billions 1 400 1 200 1 000 800 600 400 200 0 350 300 250 200 150 100 50 0 2014 2015 2016 2017 2018 2019 Seasonally adjusted and annualised Sources: Stats SA and SARB The rand price of merchandise imports declined by 4.4% in the first quarter of 2019 on account of movements in the external value of the rand and in the international price of crude oil. At the same time, the volume of merchandise imports also contracted by 1.5% for a second consecutive quarter. As a result, the import penetration ratio – real merchandise imports as a ratio of real gross domestic expenditure (GDE) – decreased from 26.8% in the fourth quarter of 2018 to 26.1% in the first quarter of 2019. Terms of trade* Index: 2010 = 100 115 110 105 100 95 2014 2015 2016 2017 2018 2019 * Including gold Sources: Stats SA and SARB 39 Quarterly Bulletin June 2019 Mineral products Chemical products Resins, plastics and articles Total

South Africa’s terms of trade improved notably in the first quarter of 2019 as the rand prices of exports increased while those of imports decreased. Slightly larger deficits in two of the three sub-accounts of the services, income and current transfer account contributed to a marginal widening of the shortfall on this account, from R182 billion in the fourth quarter of 2018 to R185 billion in the first quarter of 2019. Expressed as a percentage of GDP, the deficit widened from 3.6% to 3.8% over the same period, but nevertheless still showed an improvement compared to the 4.4% recorded in the first quarter of 2018. Services, income and current transfer balance Per cent 0.0 -0.5 -1.0 -1.5 -2.0 -2.5 -3.0 -3.5 -4.0 Services, income and current transfer balance to GDP -4.5 -5.0 2014 2015 2016 2017 2018 2019 Seasonally adjusted and annualised Sources: Stats SA and SARB The widening of the shortfall on the services, income and current transfer account was contained by the income deficit, which remained virtually unchanged. This resulted from an increase in dividend receipts, from an already high level in the fourth quarter of 2018, which was further supported by a slight decrease in dividend payments. By contrast, an increase in gross interest payments in the first quarter of 2019 prevented a further narrowing of the income deficit. 40 Quarterly Bulletin June 2019 Box 2The characteristics of interest payments in South Africa’s balance of payments1, 2 Interest paid3 to non-residents is the second largest payment category (after dividends) in the services, income and current transfer account of South Africa’s balance of payments. These interest payments are related to the debt4 portion of total foreign liabilities, in particular general government rand-denominated debt held by non-residents. Interest payments also dwarf receipts as interest rates on general government rand-denominated and foreign currency-denominated debt liabilities exceed that on foreign debt assets. The significant increase in interest payments by general government since 2010 has impacted both the income and current account balances. Notwithstanding this, South Africa’s interest payments as a percentage of gross domestic product (GDP) remained internationally comparable. Similar to other countries, this ratio reflects developments in both the stock of foreign debt and interest rates. 1 The methodology used to compile balance of payments statistics adheres to the guidelines of the Balance of Payments and International Investment Position Manual – Sixth Edition (BPM6) of the International Monetary Fund, available at www.imf.org/external/pubs/ft/bop/2007/pdf/bpm6.pdf 2 This box relates to the statistics published in the tables on pages S–87 and S–92 of this Quarterly Bulletin and some unpublished data in respect of interest payments by general government. 3 In the balance of payments, interest paid is measured at date payable, on an accrual basis. 4 Debt includes debt securities, short-and long-term loans, and deposits. Average since 2014

Components of the current account balance

As a percentage of gross domestic product

	2010	2011	2012	2013	2014	2015	2016	2017	2018
Trade balance	2.2	1.6	-1.1	-2.0	-1.4	-1.2	0.7	1.4	0.5
Services, income and current transfer balance	-3.7	-3.8	-4.0	-3.8	-3.6	-3.5	-3.6	-3.9	-4.0
Current account balance	**-1.5**	**-2.2**	**-5.1**	**-5.8**	**-5.1**	**-4.6**	**-2.9**	**-2.5**	**-3.5**
Memorandum items									
Income balance	-2.1	-2.6	-2.7	-2.6	-2.7	-2.5	-2.8	-3.0	-3.2
Interest balance	-0.6	-0.7	-1.0	-1.2	-1.2	-1.3	-1.3	-1.6	-1.7
Interest receipts	0.4	0.4	0.4	0.4	0.5	0.5	0.6	0.5	0.5
Interest payments	**1.0**	**1.1**	**1.4**	**1.6**	**1.7**	**1.8**	**1.9**	**2.1**	**2.2**

Components may not add up to totals due to rounding off

Sources: Stats SA and SARB

Interest payments (outflows in the balance of payments) reflect non-residents' return on debt extended to residents (stock position of foreign debt as part of South Africa's foreign liabilities in the international investment position). It is noteworthy that interest payments as a ratio of GDP more than doubled from 1.0% in 2010 to 2.2% in 2018, while interest receipts continued to average close to 0.5%, resulting in a deterioration in the interest balance from -0.6% to -1.7% over the same period.

Total foreign liabilities*


R billions
7 000
6 000
5 000
4 000
3 000
2 000
1 000
0
Debt
Other**
2010 11 12 13 14 15 16 17 2018

* As at end of December

** Other foreign liabilities comprise equity and investment fund shares, special drawing rights and financial derivatives

Source: SARB

Interest payments and receipts


R billions
120
100
80
60
40
20
0
Payments
Receipts
2010 11 12 13 14 15 16 17 18 2019*

* First quarter 2019, seasonally adjusted and annualised

The surge in interest payments reflects the significant increase in total foreign debt as from 2010, in particular the more than fourfold increase in general government debt as well as the concomitant increase in the contribution of interest payments by general government to total interest payments, from 37.0% in 2010 to 66.7% in 2018.

Quarterly Bulletin June 2019 South African Reserve Bank 41

Total foreign debt*



R billions
3 000
2 500
2 000
1 500
1 000
500
0
General government
Other
2010 11 12 13 14 15 16 17 2018

* As at end of December

Source: SARB

Institutional sector composition of interest payments



R billions
120
110
100
90
80
70
60
50
40
30
20
10
0
General government
Other
2010 11 12 13 14 15 16 17 18 2019*

* First quarter 2019, seasonally adjusted and annualised

The significant increases in both general government debt and the associated interest payments reflect non-residents' increased holdings of both foreign currency-denominated debt and rand-denominated debt in particular.

Currency denomination of general government foreign debt*



R billions
1 000
800
600
400
200
0
2010 11 12 13 14 15 16 17 2018
Index: 2010 = 100
500
450
400
350
300
250
200
150
100
50
0
2010 11 12 13 14 15 16 17 2018
Foreign currency
Rand

* As at end of December

Source: SARB

A comparison of South Africa's average annual interest payments and foreign debt as a percentage of GDP with a selection of countries from 2010 to 2017 shows that, for advanced economies, both ratios generally improved during the period 2014 to 2017 compared to the period 2010 to 2013. However, for emerging market economies, both ratios mostly deteriorated, including South Africa. At a country level, the relationship between interest payments and foreign debt also reflects, among other factors, divergences in credit worthiness.

42 South African Reserve Bank Quarterly Bulletin June 2019

United Kingdom** United Kingdom** Sweden** Sweden** Hungary Germany** Poland Australia** Chile South Africa Mexico Russia South Africa Peru Peru Phillipines Argentina Colombia Brazil India United Kingdom** United Kingdom** France** Sweden** Hungary Australia** Peru Colombia The services deficit widened somewhat in the first quarter of 2019 as receipts contracted more than payments, amid subdued economic conditions. The relatively large contribution of travel receipts to total services receipts moderated the widening in the services deficit, as gross travel receipts increased slightly in the first quarter of 2019 after remaining relatively unchanged in the fourth quarter of 2018. The slight increase in net current transfer payments in the first quarter of 2019 mostly reflected a decrease in gross current transfer receipts. Financial account The financial account of South Africa’s balance of payments (excluding unrecorded transactions) recorded a larger inflow of capital of R24.1 billion in the first quarter of 2019 following an inflow of R16.6 billion in the fourth quarter of 2018. On a net basis, portfolio investment and reserve assets recorded inflows, while direct investment, financial derivatives and other investment registered outflows. As a ratio of GDP, net financial account inflows increased from 1.3% in the fourth quarter of 2018 to 2.0% in the first quarter of 2019. 43 Quarterly Bulletin June 2019 Average annual interest payments Average annual foreign debt of by selected countries selected countries Percentage of GDP*Percentage of GDP* Netherlands** Netherlands** HungaryFrance** France**Germany** Australia**United States** United States**Poland Mexico Turkey ChilePhillipines Argentina Thailand Turkey Russia BrazilColombia ThailandIndia 0 2 4 6 8 10 12 0 100 200 300 400 500 600 Netherlands** Netherlands** HungaryFrance** ChileGermany** Sweden** Australia** South Africa United States** Germany** Poland MexicoChile United States**Mexico PolandTurkey ColombiaSouth Africa 44.6 Russia Peru Brazil Russia Argentina Brazil TurkeyThailand IndiaPhillipines Phillipines Argentina Thailand India 0 2 4 6 8 10 12 0 100 200 300 400 500 600 * Ratio calculated using nominal aggregates in US dollar **Advanced economies Sources: IMF and SARB 2014–2017 2014–2017 1.9 2010–2013 1.3 2010–2013 32.7

Net financial transactions

R billions

	2018					2019
	Q1	Q2	Q3	Q4	Year	Q1
Change in liabilities						
Direct investment	9.3	40.9	28.7	-8.2	70.7	11.7
Portfolio investment	89.4	16.6	17.9	-33.9	90.0	29.2
Financial derivatives	-59.6	-45.5	-65.4	-47.9	-218.4	-43.0
Other investment	1.1	13.7	-8.7	112.7	118.8	35.8
Change in assets						
Direct investment	-20.8	-3.2	-13.0	-23.3	-60.3	-15.3
Portfolio investment	-15.9	-8.7	-2.8	-29.3	-56.7	-17.9
Financial derivatives	53.3	50.4	69.9	51.8	225.4	40.9
Other investment	-21.6	6.5	-2.0	0.9	-16.2	-51.6
Reserve assets	14.6	-23.5	3.8	-6.2	-11.3	34.2
Total identified financial transactions*	49.7	47.3	28.4	16.6	142.0	24.1
As a percentage of gross domestic product	*4.3*	*3.9*	*2.3*	*1.3*	*2.9*	*2.0*

* Excluding unrecorded transactions. Components may not add up to totals due to rounding off.
Inflow (+) outflow (-)

Source: SARB

Foreign-owned assets in South Africa

South Africa's direct investment liabilities reverted from an outflow of R8.2 billion in the fourth quarter of 2018 to an inflow of R11.7 billion in the first quarter of 2019, as domestic private sector companies received equity and debt funding from foreign parent companies.

Portfolio investment liabilities also reverted from an outflow of R33.9 billion in the fourth quarter of 2018 to an inflow of R29.2 billion in the first quarter of 2019, as non-residents' acquisition of domestic debt securities exceeded net sales of domestic equities. Net purchases of debt securities of R35.9 billion in the first quarter of 2019 reflected a reversal from net sales of R18.2 billion in the previous quarter. Net sales of domestic equities of R6.8 billion in the first quarter of 2019 brought cumulative net sales for the past three quarters to R29.9 billion.

Other investment liabilities recorded a further inflow of only R35.8 billion in the first quarter of 2019 following an inflow of R113 billion in the fourth quarter of 2018. The inflow in the first quarter of 2019 comprised mostly short-term loans to the domestic private non-banking sector, which was partly offset by non-residents' withdrawal of deposits from domestic banks.

44

South African Reserve Bank Quarterly Bulletin June 2019

Financial account of the balance of payments R billions 40 30 20 10 0 -10 -20 -30 -40 -50 100 80 60 40 20 0 -20 -40 -60 -80 120 100 80 60 40 20 0 -20 -40 -60 100 80 60 40 20 0 -20 2014 2015 2016 2017 2018 2019 Source: SARB 45 Quarterly Bulletin June 2019 Total (including reserve assets and financial derivatives, excluding unrecorded transactions) Net other investment Net portfolio investment Net direct investment

South African-owned assets abroad South Africa’s direct foreign investment assets increased by R15.3 billion in the first quarter of 2019 following acquisitions of R23.3 billion in the fourth quarter of 2018. The outflow in the first quarter of 2019 could be attributed to an increase in South African private non-banking companies’ equity holdings in foreign subsidiaries and associates as well as the extension of loans to these companies. South African residents’ acquisition of foreign portfolio assets of R17.9 billion in the first quarter of 2019 was less than the R29.3 billion recorded in the fourth quarter of 2018. In the first quarter of 2019, the domestic private non-banking sector acquired foreign equity and debt securities, while the domestic banking sector acquired foreign debt securities. Other investment assets reverted from a small inflow of R0.9 billion in the fourth quarter of 2018 to an outflow of R51.6 billion in the first quarter of 2019, as the domestic banking sectors’ loans to non-residents under repurchase agreements increased and the private non-banking sector extended short-term loans to non-residents. Foreign debt South Africa’s total external debt increased from US$168 billion at the end of September 2018 to US$172 billion at the end of December and, in rand terms, increased from R2 381 billion to R2 491 billion over the same period. Foreign currency-denominated external debt increased from US$83.4 billion at the end of September 2018 to US$87.9 billion at the end of December. The domestic banking sector’s foreign currency-denominated debt balance increased due to short-term loans from non-residents. Foreign debt US$ billions 120 200 Rand-denominated 100 (right-hand scale) 180 80 60 160 40 140 20 0 120 Per cent 180 160 140 120 100 80 60 40 20 0 60 50 40 30 20 10 0 2013 2014 2015 2016 2017 2018 Source: SARB 46 Quarterly Bulletin June 2019 Debt to export earnings Debt to GDP (right-hand scale) Foreign currency-denominated Total

Foreign debt of South Africa

US$ billions at end of period

	2017		2018			
	Q3	Q4	Q1	Q2	Q3	Q4
Foreign currency-denominated debt	**76.5**	**75.9**	**75.9**	**81.6**	**83.4**	**87.9**
Debt securities	26.7	26.7	26.7	29.3	30.7	30.7
Other	49.8	49.2	49.2	52.3	52.7	57.2
Public sector	9.6	9.9	10.4	10.1	10.4	10.4
Monetary sector	17.9	17.1	15.4	16.3	14.3	18.6
Non-monetary private sector	22.3	22.2	23.4	25.9	28.0	28.2
Rand-denominated debt	**86.8**	**97.4**	**107.3**	**89.2**	**84.7**	**84.5**
Debt securities	50.3	57.6	65.2	52.4	49.7	48.1
Other	36.5	39.8	42.1	36.8	35.0	36.4
Total foreign debt	**163.3**	**173.3**	**183.2**	**170.8**	**168.1**	**172.4**
As a percentage of gross domestic product	*47.8*	*49.6*	*50.7*	*46.1*	*45.6*	*46.8*
As a percentage of total export earnings	*152.1*	*158.0*	*162.4*	*148.6*	*144.6*	*146.8*

Source: SARB

Rand-denominated external debt, expressed in US dollar terms, decreased marginally from US$84.7 billion at the end of September 2018 to US$84.5 billion at the end of December. Non-resident's net sales of domestic government bonds marginally exceeded the increase in their rand deposits with the South African banking sector.

South Africa's total external debt as a ratio of GDP increased from 45.6% at the end of September 2018 to 46.8% at the end of December. The ratio of external debt to total export earnings increased from 144.6% to 146.8% over the same period.

International investment position

South Africa's positive net international investment position (IIP) decreased from R795 billion at the end of September 2018 to R552 billion at the end of December as the value of foreign assets decreased and that of foreign liabilities increased marginally. The decline in the value of foreign assets mainly reflected the effect of the sharp decline in global equity prices on portfolio investment assets. The decline of only 1.8% in the weighted average exchange rate of the rand in the fourth quarter of 2018 had a limited effect on both foreign assets and liabilities.

The market value of South Africa's foreign assets (outward investment) decreased further by 3.3%, from R7 247 billion at the end of September 2018 to R7 010 billion at the end of December, following a decrease of 1.7% in the third quarter. The market value of portfolio investment and financial derivatives declined, while that of all other functional categories increased marginally in the fourth quarter of 2018. The decline in the value of foreign portfolio assets resulted largely from a 14% decline in the US Standard & Poor's (S&P) 500 Index. The increase in direct investments was mainly due to the acquisition of a foreign company by a company in the domestic insurance sector, while other investments reflected increased deposits by the domestic banking sector abroad.

Quarterly Bulletin June 2019 South African Reserve Bank 47

South Africa's international investment position


R billions
7 600
7 200
6 800
6 400
6 000
5 600
5 200
4 800
4 400
4 000
1 200
1 000
800
600
400
200
0
-200
-400
Foreign liabilities
Foreign assets
Net international investment position
(right-hand scale)
2014
2015
2016
2017
2018

Source: SARB

The market value of South Africa's foreign liabilities (inward investment) increased marginally by 0.1%, from R6 452 billion at the end of September 2018 to R6 458 billion at the end of December, following a decrease of 1.9% in the third quarter. The slight increase in foreign liabilities resulted from an increase in other investments, while all other functional categories decreased. Other investment liabilities increased as non-residents extended loans to, and increased deposits with, the domestic banking sector. The decline in direct investment liabilities could mainly be attributed to equity valuation adjustments. The value of portfolio investment liabilities decreased as non-residents sold domestic shares and bonds on a net basis and as the FTSE/JSE All-Share Index (Alsi) declined by 5.3% over the period.

As a ratio of South Africa's annual GDP, foreign liabilities decreased from 133.9% at the end of September 2018 to 132.5% at the end of December, while foreign assets decreased from 150.4% to 143.8% over the same period. This resulted in the country's positive net IIP declining to 11.3% of GDP at the end of December 2018, from 16.5% at the end of September.

International reserves and liquidity

South Africa's international reserve assets decreased by R34.2 billion in the first quarter of 2019 following an increase of R6.2 billion in the fourth quarter of 2018.

The US dollar value of South Africa's gross gold and other foreign reserves (i.e. the international reserves of the SARB before accounting for reserves-related liabilities) decreased from US$51.6 billion at the end of December 2018 to US$49.7 billion at the end of March 2019, largely due to foreign currency payments made on behalf of the South African government and foreign exchange swaps conducted for liquidity management purposes. Gross gold and other foreign reserves decreased further to US$48.3 billion at the end of May 2019 as more foreign currency payments were made. South Africa's international liquidity position[7] increased from US$43.1 billion at the end of December 2018 to US$43.3 billion at the end of March 2019, before decreasing slightly to US$43.2 billion at the end of May.

7 This is calculated as the SARB's gross gold and foreign reserves minus foreign currency-denominated liabilities against both domestic and foreign counterparties plus/minus the forward position in foreign currency.

48
South African Reserve Bank Quarterly Bulletin June 2019

International reserves


US$ billions
Months
55
50
45
40
7.0
6.5
6.0
5.5
5.0
4.5
4.0
Gross reserves
International liquidity position
Import cover ratio (right-hand scale)
2014
2015
2016
2017
2018
2019

Source: SARB

The level of import cover (i.e. the value of gross international reserves relative to the value of merchandise imports as well as services and income payments) remained unchanged at 5.1 months between the end of December 2018 and the end of March 2019.

Exchange rates[8]

The nominal effective exchange rate (NEER) of the rand decreased further by 0.8% in the first quarter of 2019 following a decrease of 1.8% in the fourth quarter of 2018. The NEER displayed renewed volatility in the first quarter of 2019, increasing by 7.3% in January 2019 and decreasing by 4.0% and 3.7% in February and March respectively. The increase in the NEER in January was, among other factors, supported by the release of the trade balance for November 2018 that reverted to a surplus, further monetary policy easing by the People's Bank of China and another interest rate pause by the US Federal Reserve, all of which provided support to emerging market assets. In addition, the gold price also traded above U$1 300 per fine ounce for the first time since early 2018.

8 Unless stated to the contrary, all percentage changes in this section are based on the end of period.

Exchange rates of the rand

Percentage change

	29 Jun 2018 to 28 Sep 2018	28 Sep 2018 to 31 Dec 2018	31 Dec 2018 to 29 March 2019	29 Mar 2019 to 12 June 2019
Weighted average*	-1.4	-1.8	-0.8	-0.5
Euro	-2.8	-0.6	0.9	-2.0
US dollar	-2.9	-2.0	-1.0	-1.0
Chinese yuan	0.9	-2.4	-3.0	1.8
British pound	-2.2	0.4	-3.1	1.1
Japanese yen	-0.5	-5.5	0.3	-3.3

* Trade-weighted exchange rate against a basket of 20 currencies (nominal effective exchange rate)
Depreciation – appreciation +

Source: SARB

Quarterly Bulletin June 2019 South African Reserve Bank 49

An appreciation of 8.5% in the exchange value of the rand against the US dollar in January 2019 was followed by depreciations of 4.5% and 4.4% in February and March respectively. The depreciation followed the release of the 2019 Budget Review, concerns about the potential impact of Eskom’s electricity outages on economic growth, the risk of successive fuel price increases to inflation, and uncertainty ahead of the national elections in May. The exchange value of the rand again appreciated in April 2019 following South Africa’s retention of a sovereign investment-grade rating. However, since the end of December 2018, the rand has underperformed the currencies of its peers, with the exception of the Turkish lira and the Argentine peso, which continued to depreciate. The rand depreciated in the aftermath of the national elections due to policy uncertainty and the larger-than-expected contraction in the domestic economy in the first quarter of 2019. Selected exchange rates against the US dollar Index: 3 December 2018 = 100 110 105 100 95 90 85 80 Dec 2018 Jan Feb Mar Apr May Jun 2019 Russian rouble South African rand Brazilian real Mexican peso Turkish lira Indian rupee Argentine peso Source: SARB The real effective exchange rate of the rand (REER) decreased by 8.3% from March 2018 to March 2019. This reflected an improvement in the external competitiveness of domestic producers in foreign markets. 50 Quarterly Bulletin June 2019 Stronger = higher

Effective exchange rates of the rand Index: 2010 = 100 100 Real effective exchange rate 90 80 70 60 50 2014 2015 2016 2017 2018 2019 Source: SARB Turnover in the South African foreign exchange market The net average daily turnover9 in the South African market for foreign exchange increased marginally by 1.1% to US$15.4 billion in the first quarter of 2019. The value of transactions against the rand increased from US$9.5 billion in the fourth quarter of 2018 to US$10.6 billion in the first quarter of 2019, while turnover in third currencies decreased from a net daily average of US$5.7 billion to US$4.8 billion over the same period. 9This is calculated as the daily average of all new foreign exchange transactions concluded during a specified period, adjusted for local interbank double-counting. Net average daily turnover in the South African foreign exchange market US$ billions 30 ransactions encies ransactions against the rand 25 20 15 10 5 0 2014 2015 2016 2017 2018 2019 Source: SARB 51 Quarterly Bulletin June 2019 Total T T in thi rd curr Stronger rand = higher Nominal effective exchange rate

Monetary developments, interest rates and financial markets Money supply Growth in the broadly defined money supply (M3) has exceeded the weak pace of expansion in nominal gross domestic product (GDP) since the start of 2018. Even though economic activity remained lacklustre, growth in M3 rebounded in the first quarter of 2019 as growth in the deposit holdings of both financial and non-financial companies accelerated. Growth in the deposit holdings of households bottomed out in the first quarter of 2019 after slowing alongside moderate wage growth during 2018. The quarter-to-quarter seasonally adjusted and annualised growth in M3 accelerated from 4.4% in the fourth quarter of 2018 to 6.2% in the first quarter of 2019. The income velocity of circulation of M3 decreased from 1.42 in the fourth quarter of 2018 to 1.37 in the first quarter of 2019 as the quarterly expansion in M3 exceeded that in nominal GDP. Money supply and gross domestic product Year-on-year percentage change 12 10 8 6 4 2 0 2014 2015 2016 2017 2018 2019 Sources: Stats SA and SARB Fluctuating in a fairly narrow range, year-on-year growth in M3 averaged 6.4% in 2017 and 6.2% in 2018. More recently, the moderation in growth in M3, from 7.0% in September 2018 to 5.1% in January 2019, made way for an acceleration to 6.9% in March and 8.8% in April. Growth in the deposit holdings of the corporate sector, which averaged only 4.8% in 2018, accelerated from 3.7% in January 2019 to 8.9% in April. Within the corporate sector, growth in the deposit holdings of non-financial companies10 slowed from a recent high of 10.1% in August 2018 to 3.2% in January 2019, before fluctuating higher to 5.2% in March and 8.0% in April. The acceleration was partly influenced by recent equitable share transfers to local governments and the distribution of fuel levy allocations to metropolitan municipalities. The muted growth in the deposit holdings of financial companies accelerated in recent months, from a low of 2.0% in November 2018 to 7.6% in March 2019 and 9.7% in April, amid risk aversion in the run-up to the national elections. Growth in the deposit holdings of the household sector slowed from an average of 9.7% in 2017 to 8.9% in 2018, before bottoming out at around the 8% level in the first four months of 2019. 10 The deposit holdings of the corporate sector include local government and municipal deposits. 52 Quarterly Bulletin June 2019 M3 Nominal GDP

Deposit holdings of households and companies Percentage change over 12 months 16 12 Financial companies 8 4 0 -4 2014 2015 2016 2017 2018 2019 Source: SARB The significant divergence in maturity preferences persisted as banks continued to offer attractive savings and investment products to attract longer-term deposits and as demand for low-risk investments increased ahead of the national elections. Growth in long-term deposits accordingly accelerated into double digits from late 2018, and fluctuated between 11.4% in October 2018 and 16.2% in April 2019. By contrast, growth in short-to medium-term deposits slowed notably during 2018 to a low of 1.1% in December and further to 0.7% in January 2019, before quickening to 6.6% in April. Growth in the more liquid cash, cheque and other demand deposits fluctuated in a narrow range at around 4.5% in 2018 before accelerating from 4.3% in January 2019 to 7.3% in April. Deposits by maturity Percentage change over 12 months 20 15 10 5 0 -5 -10 2014 2015 2016 2017 2018 2019 Source: SARB Total M3 deposit holdings reverted from a contraction of R3.2 billion in the fourth quarter of 2018 to an increase of R87.4 billion in the first quarter of 2019, which was also significantly up from the increase of R38.2 billion in the first quarter of 2018. Financial companies contributed R73.9 billion to the sizable increase of R75.8 billion in corporate sector deposits in the first quarter of 2019, while household sector deposits increased by only R11.6 billion. 53 Quarterly Bulletin June 2019 Cash, cheque and other demand Long term Short and medium term Households Non-financial companies

M3 holdings of households and companies Quarter-to-quarter change R billions Percentage of total M3 deposit holdings* 2018 2019 Q1 Q2 Q3 Q4 Q1 Households Companies: Total.................. Of which: Financial ........... Non-financial..... Total M3 deposits ................ 10.8 27.5 24.3 3.2 38.2 29.8 -36.8 -23.4 -13.4 -7.1 35.0 123.6 87.3 36.3 158.6 13.5 -16.7 -43.6 26.9 -3.2 11.6 75.8 73.9 1.9 87.4 34.5 65.5 36.8 28.7 100.0 * Expressed as a percentage of the total outstanding balance as at March 2019 Source: SARB The difference between the increase in claims on the domestic private sector of R94.3 billion and the increase in M3 of R87.4 billion in the first quarter of 2019 is explained by the increase of R41.2 billion in net foreign assets of the monetary sector, which reflected the depreciation in the exchange value of the rand, as well as declines in net other assets and net claims on the government sector of R46.8 billion and R1.3 billion respectively. Credit extension11 Growth in total loans and advances extended by monetary institutions to the domestic private sector accelerated moderately from November 2018 as the two-year upward trend in loans to households continued and as credit extended to companies rebounded. 11 Growth in credit extension was impacted by the implementation of International Financial Reporting Standard (IFRS) 9 from January 2018. Banks’ calculation of the provision for credit losses (impairments) changed fundamentally, which affected outstanding credit balances. For a more comprehensive analysis, see ‘Box 3: Impairments and credit statistics’ on page 52 of the June 2018 edition of the Quarterly Bulletin, also available at http://www.resbank.co.za /Lists/News%20and%20 Bank loans and gross domestic product Year-on-year percentage change 20 16 12 8 Publications/ Attachments/8593/01Full% 20Quarterly%20Bulletin%20 %E2%80%93%20June% 202018.pdf 4 0 Total loans and advances to the private sector Percentage change 15 10 5 0 2014 2015 2016 2017 2018 2019 * Growth rates impacted by the implementation of IFRS 9 from January 2018 Sources: Stats SA and SARB 54 Quarterly Bulletin June 2019 Over 12 months Quarterly at seasonally adjusted annualised rates * Loans to companies Loans to households Nominal GDP *

Growth in credit extended to the corporate sector accelerated from 3.2% in November 2018 to 8.8% in April 2019, while that in loans and advances to the household sector accelerated from 3.7% in January 2018 to 6.0% in April 2019. Households’ increased demand for credit amid benign consumer price inflation and low interest rates supported consumption expenditure somewhat. The quarter-to-quarter seasonally adjusted and annualised growth in total loans and advances to the domestic private sector accelerated from 3.1% in the fourth quarter of 2018 to 7.6% in the first quarter of 2019. The increase of R84.3 billion in the value of total loans and advances in the first quarter of 2019 exceeded the increase of R59.7 billion in the first quarter of 2018, with the latter affected by higher deductions for impairments following the implementation of International Financial Reporting Standard (IFRS) 9 as from January 2018. With the increase in credit extension exceeding that in nominal GDP, the ratio of credit to GDP increased from 72.4% in the fourth quarter of 2018 to 75.2% in the first quarter of 2019. Weaker growth in credit extension to the household sector from late 2012 to early 2017, together with a slowdown in credit extension to the corporate sector from mid-2014, affected growth in total loans and advances in both nominal and real terms during the current downward phase of the business cycle. Credit extension to both households and corporates supported the increase in nominal growth in total loans and advances from a recent low of 3.8% in May 2018 to 7.5% in April 2019. By contrast, real credit growth fluctuated around zero per cent from mid-2016 before accelerating to 2.2% in January 2019 when it breached the 2.0% level for the first time in 33 months. Thereafter, real credit growth accelerated further to 2.9% in April 2019 as growth in nominal credit extension continued to exceed consumer price inflation. Total loans and advances Percentage change over 12 months 12 10 8 6 4 2 0 -2 Real* -4 2014 2015 2016 2017 2018 2019 * Deflated with the consumer price index Source: SARB The increase in credit extension to the corporate sector of R56.9 billion in the first quarter of 2019 was significantly more than the R3.1 billion in the fourth quarter of 2018, and also by far exceeded the R38.0 billion in the first quarter of 2018. Increased demand for credit in the first quarter of 2019 originated mostly from non-financial companies in the consumer goods, manufacturing, construction and, to a lesser extent, the energy sectors. The utilisation of bank credit facilities by financial companies, particularly those in the securities trading industry, also increased in the first quarter of 2019. The sharp slowdown in growth in mortgage advances on commercial property in 2018 overshadowed the increase in mortgage advances on residential property. Growth in total mortgage advances fluctuated in a narrow range at around 4.5% from February 2017, reaching 4.6% in April 2019. Growth in mortgage advances on commercial property picked up from 5.4% 55 Quarterly Bulletin June 2019 Nominal

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in January 2019 to 5.7% in April, while that on residential and agricultural property levelled off at an average of 4.0% in the first four months of 2019, slightly above the average of 3.1% over the same period of 2018. Demand for mortgage advances was dampened by a lack of employment opportunities, modest property price increases, without compensation, and tight lending criteria. uncertainty regarding land expropriation Mortgage advances Percentage change over 12 months 18 16 14 12 10 8 6 4 2 0 2014 2015 2016 2017 2018 2019 Source: SARB The increase in credit extension to the household sector of R27.4 billion in the first quarter of 2019 reflected a general increase in all types of loans and advances, and was more than the R21.7 billion recorded in the same quarter of 2018. Year-on-year growth in total loans and advances to the household sector accelerated from 3.7% in January 2018 to 6.0% in April 2019, mostly supported by demand for general loans, which accelerated from 3.3% in January 2018 to more than 10% from late 2018. Growth in mortgage advances to households picked up slightly from 3.1% in March 2018 to 4.0% in April 2019, while instalment sale credit and leasing finance, credit card advances and overdrafts also accelerated to a more lively pace in recent months. Selected loans and advances to corporate sector Percentage change over 12 months Selected loans and advances to household sector Percentage change over 12 months 21 21 18 18 15 15 12 12 9 9 6 6 3 3 0 0 -3 -3 2017 2018 2019 2017 2018 2019 Mortgage advances General loans Instalment sale credit and leasing finance Overdrafts Source: SARB 56 Quarterly Bulletin June 2019 Commercial property Total Residential property

Growth in total *instalment sale credit and leasing finance* for the purchase of new and used vehicles accelerated from 5.0% in March 2018 to 8.8% in April 2019, despite fairly subdued vehicle sales. Weak income growth, together with the carbon tax, the increase in the fuel levy and higher vehicle running costs are some of the factors expected to place a damper on vehicle sales in 2019.

Growth in *overdrafts* – the most volatile credit category – accelerated from 5.0% in February 2018 to 13.4% in August, then moderated to 7.8% in February 2019 before once again accelerating to 16.0% in April. The increased utilisation of overdraft facilities was especially evident in the corporate sector, with a moderate increase by the household sector. However, as at April 2019, overdrafts comprised only 2.9% of bank loans to the household sector and a slightly more significant 10.8% in the case of the corporate sector.

Credit demand varied fairly widely across the domestic economic sectors in 2018 and in the first quarter of 2019. The demand for, and access to, credit by the construction and real estate sectors remained buoyant over this period, despite the contraction in construction output alongside declining investment in residential and non-residential buildings, and in civil construction works. Growth in credit extension to the mining and quarrying sector also remained buoyant in early 2019, although it only represented a small portion of overall bank credit extension. By contrast, credit extension to the wholesale and retail trade sector slowed noticeably in the first quarter of 2019 following robust growth in 2018, as economic conditions remained lacklustre. In addition, the increased uptake of credit by the business services and the manufacturing sectors may also be reflective of economic headwinds, such as weak demand, electricity load-shedding and weak confidence. Uncertainty related to the restructuring of the national power utility probably dampened banks' willingness to extend credit to the electricity sector.

Growth in bank credit by economic sector

Percentage change over four quarters

Economic sector	2018				2019	Percentage of total credit extension*
	Q1	Q2	Q3	Q4	Q1	
Households	4.0	4.4	4.6	5.8	6.2	35.2
Finance and insurance	2.8	0.9	-7.9	-0.5	0.8	17.3
Real estate	13.1	11.1	10.1	10.5	5.6	10.9
Wholesale and retail trade	14.8	14.0	16.6	17.7	6.7	5.5
Manufacturing	-6.7	0.1	1.0	2.5	9.5	4.5
Business services	-7.7	-1.4	-1.0	6.4	7.0	3.4
Transport, storage and communication	-5.0	-2.5	-1.3	10.8	10.2	3.2
Electricity, gas and water	24.7	16.8	4.2	-0.4	1.2	2.5
Agriculture, forestry and fishing	7.2	9.3	6.0	4.8	5.4	2.4
Mining and quarrying	-6.2	2.2	16.1	24.2	29.3	1.8
Construction	0.2	5.6	5.9	10.1	17.7	0.9
Community, social, personal services and other	0.6	12.1	17.0	8.2	10.5	12.6
Total	3.9	5.5	4.3	6.2	6.3	100.0

* Expressed as a percentage of the total outstanding balance for March 2019

Source: SARB

Interest rates and yields

The SARB's Monetary Policy Committee (MPC) has kept the repurchase rate unchanged at 6.75% since November 2018. At the recent policy meeting in May 2019, the MPC viewed the risks to the inflation outlook to be more or less evenly balanced. The committee continued to assess the current stance of monetary policy as broadly accommodative.

Quarterly Bulletin June 2019 South African Reserve Bank

57

Domestic short-term interest rates remained fairly stable in the first quarter of 2019 with a downward bias from early May, following the national elections. The 3-month Johannesburg Interbank Average Rate (Jibar) remained range-bound at around 7.15% from December 2018 to May 2019, before declining notably to 7.06% on 7 June. The 6-month Jibar also fluctuated within a narrow range of between 7.70% and 7.75% from December 2018 to April 2019, before edging lower during May, reaching 7.48% on 7 June. The benchmark 12-month Jibar displayed slightly more volatility, oscillating lower from 8.39% on 12 December 2018 to 8.15% in late April 2019 where it remained up to mid-May, before it continued lower to 7.82% on 7 June. Following the affirmation of South Africa’s investment grade sovereign debt rating by an international rating agency, the tender rate on 91-day Treasury bills decreased by 63 basis points from 7.61% on 21 December 2018 to a low of 6.98% on 29 March 2019. Amid uncertainty ahead of the national elections, the tender rate increased to 7.23% on 26 April but subsequently retraced to 7.11% on 7 June. Money market rates Per cent 9.0 8.5 8.0 7.5 7.0 6.5 6.0 Jan Mar May Jul Sep Nov Jan Mar May Jul Sep Nov Jan Mar May Jul Sep Nov Jan Mar May 2016 2017 2018 2019 Source: SARB The South African Benchmark Overnight Rate (Sabor) and the overnight foreign exchange (FX) rate both fluctuated within the standing facility limits, reflecting stable funding conditions in the interbank lending market. The Sabor remained closely aligned to the unchanged repurchase rate and averaged 6.73% from January 2019 up to early June. The overnight FX rate – the rate Benchmark overnight rates Per cent 11 10 9 8 7 6 5 4 2016 2017 2018 2019 Source: SARB 58 Quarterly Bulletin June 2019 Standing facility upper band Overnight FX rate Sabor Standing facility lower band 12-month Jibar 6-month Jibar 3-month Jibar Repurchase rate 91-day Treasury bills at which a depository institution lends funds to another against FX – became much less volatile from late February 2019, averaging around 6.81% from March 2019 to early June. On 7 June 2019 the Sabor and the overnight FX rate were at 6.72% and 6.95% respectively. Rates on forward rate agreements (FRAs) initially trended gradually lower in the first four months of 2019 alongside favourable inflation outcomes, but decreased sharply after the outcome of the national elections and the May MPC meeting. FRA rates across the maturity spectrum adjusted lower following the release of the MPC statement, which indicated an implied 25 basis point reduction in the repurchase rate by the end of the first quarter of 2020. For example, the 3x6-month FRA decreased by 31 basis points from 7.18% on 14 February 2019 to 6.87% on 7 June, while the 6x9-month and the 9x12-month FRA both decreased by more than 50 basis points to 6.69% and 6.67% respectively over the same period. Forward rate agreements Per cent 8.5 8.0 7.5 7.0 3x6 months 6x9 months 9x12 months 6.5 6.0 Jan Mar May Jul Sep Nov Jan Mar May Jul Sep Nov Jan Mar May Jul Sep Nov Jan Mar May 2016 2017 2018 2019 Source: SARB Thus far in 2019, private sector banks have kept their deposit and lending rates relatively stable alongside the unchanged repurchase rate. The prime lending rate was maintained at 10.25% in the first six months of 2019, while the weighted-average flexible rate charged by banks on mortgage advances increased moderately from 9.65% in December 2018 to 9.77% in April 2019. The yield on 10-year South African rand-denominated government bonds issued and traded in the domestic market generally trended lower from 9.63% on 31 October 2018 to 8.84% on 24 May 2019. This reflected the overall appreciation in the exchange value of the rand over the period (in particular until 1 February 2019) as well as non-resident net purchases of domestic bonds thus far in 2019 in tandem with lower international bond yields. The downward trend in domestic bond yields was interrupted at the beginning of December 2018, early in February 2019 and again at the end of April due to bouts of currency weakness, higher consumer price inflation and the increase in international crude oil prices. The overall decline of 80 basis points in the yield on the 10-year South African government bond from the end of October 2018 to 24 May 2019 was closely aligned with the decline of 84 basis points in the 10-year US government bond yield over the same period. Subsequently, the two bond yields diverged as the South African bond yield increased by 23 basis points up to 7 June along with the depreciation in the exchange value of the rand, while the US bond yield continued lower by a noticeable 24 basis points over the same period. 59 Quarterly Bulletin June 2019 18x21 months

Ten-year government bond yields Per cent 10.5 10.0 9.5 9.0 8.5 8.0 7.5 7.0 6.5 3.5 3.0 2.5 2.0 1.5 1.0 Government bond yield and the exchange rate Per cent Rand per US dollar 10.5 10.0 9.5 9.0 8.5 8.0 7.5 7.0 6.5 17 16 15 14 13 12 11 10 9 8 2014 2015 2016 2017 2018 2019 Sources: IRESS, JSE and SARB The level of the yield curve moved lower and flattened somewhat from the end of October 2018 up to 24 May 2019, except the extreme short end of the curve which increased following a 25 basis point increase in the repurchase rate in November 2018. On balance, the yield gap (measured as the difference between yields at the extreme long and short ends of the curve) narrowed from 383 basis points on 25 October 2018 to 294 basis points on 24 May 2019. Changes in the level and shape of the yield curve reflected an overall appreciation in the exchange value of the rand over the period as well as increased demand for emerging market bonds as the US Federal Reserve put interest rate increases on hold. Consequently, the level of the yield curve increased up to 7 June, and more so at the medium to longer end of the curve. This contributed to a widening in the yield gap to 324 basis points on 7 June. Yield curve Per cent 11 10 9 8 25 October 2018 7 June 2019 24 May 2019 7 6 0 5 10 15 20 25 30 Unexpired maturity in years Sources: IRESS and JSE 60 Quarterly Bulletin June 2019 South African 10-year yield Exchange rate (right-hand scale) South Africa United States (right-hand scale)

The yield spread of emerging market US dollar-denominated bonds relative to US government bonds, as measured by the JPMorgan Emerging Markets Bond Index Plus (EMBI+),[12] narrowed in January and February 2019 due to the US Federal Reserve's pause in interest rate increases and a brief trade truce between the US and China. The EMBI+ then widened from 384 basis points in February 2019 to 442 basis points in May amid renewed emerging market risk aversion due to, among other factors, weak emerging market currencies (in particular the Turkish lira) and renewed US–China trade tensions. By contrast, South Africa's *sovereign risk premium*[13] on government's US dollar-denominated bonds in the six-year maturity range narrowed notably from an average of 289 basis points in November 2018 to 244 basis points in April 2019, as South Africa maintained its sovereign investment-grade rating. Subsequently, the sovereign risk premium widened to 260 basis points in May along with the depreciation in the exchange value of the rand.

12 The EMBI+ measures the total returns on US dollar-denominated debt instruments of emerging market economies.

13 The differential between the yield on South African government US dollar-denominated bonds and that on US dollar-denominated bonds of the US government.

Money market

The daily liquidity requirement of private sector banks fluctuated in a wider range of between R50.9 billion and R60.0 billion in the first quarter of 2019 than in the final quarter of 2018. In April and May 2019, the actual daily liquidity requirement averaged R56.1 billion and R55.7 billion respectively.

Liquidity requirement


R billions
100
90
80
70
60
50
40
30
20
170
160
150
140
130
120
110
100
90
80
70
Estimated weekly liquidity requirement
Actual daily liquidity requirement
Notes and coin in circulation (right-hand scale)
Jan Mar May Jul Sep Nov Jan Mar May Jul Sep Nov Jan Mar May Jul Sep Nov Jan Mar May
2016
2017
2018
2019

Source: SARB

Money market liquidity contracted by a net amount of R8.8 billion in the first quarter of 2019, in contrast to an expansion of R9.5 billion in the fourth quarter of 2018. Notes and coin in circulation outside the SARB expanded money market liquidity by R18.4 billion in the first quarter of 2019, which was partly neutralised by an increase of R12.5 billion in private banks' required cash reserve deposits. Liquidity management operations of the SARB, which included FX swaps of R27.5 billion and the placement of R8.0 billion worth of deposits by the Corporation for Public Deposits (CPD) at private sector banks also drained R19.2 billion, on balance, from the market. The FX transactions of the SARB in the spot market had only a slight tightening effect of R0.2 billion on overall money market liquidity. In April and May 2018, liquidity conditions eased by a marginal R0.2 billion, mainly through allowing FX swaps to mature in order to offset the contractionary impact of deposits made by government and the CPD with the SARB.

Capital redemption and coupon interest payments on government bonds amounted to R50.6 billion in the first five months of 2019. The SARB's relatively small portfolio of government bonds accrued total coupons of only R148 *million* over this period.

Quarterly Bulletin June 2019 South African Reserve Bank 61

Factors influencing money market liquidity conditions Notes and coin in circulation Change in cash reserve accounts Spot FX transactions Government deposits with the SARB Reverse repurchase transactions SARB debentures -0.1 Forward position (swaps) CPD call deposits Other Liquidity provided to the banking system 0 10 -30 R billions -20 -10 20 30 January–March 2019 April–May 2019 Source: SARB Bond market The nominal value of public sector net bond issuance in the domestic primary bond market increased by 6.6% from the first five months of 2018 to R114 billion in the same period of 2019. By contrast, the private sector’s bond issuance switched from net redemptions of R7.0 billion in the first five months of 2018 to net issues of R26.5 billion over the same period of 2019, mainly as a result of increased net issuance by banks. Consequently, the total outstanding nominal amount of bonds in issue increased by 9.7% year on year to R3.1 trillion at the end of May 2019. Net issues in the domestic bond market R billions 30 25 20 15 10 5 0 -5 -10 Public sector -15 -20 2014 2015 2016 2017 2018 2019 Source: JSE 62 Quarterly Bulletin June 2019 Private sector -1.1 18.4 -12.5 4.1 -0.2 -0.2 10.0 -10.0 Tightening (draining) 0.3Easing (injecting) -27.5 12.9 8.0 -3.5 -5.3 -1.9 0.2 -8.8

In April 2019, national government increased the amount on offer at the weekly bond auction for both fixed-rate and inflation-linked bonds. Fixed-rate bonds were increased from R2.85 billion to R3.30 billion, and inflation-linked bonds from R0.65 billion to R0.76 billion. This reflected the increased borrowing requirement announced in the 2019 Budget Review. The oversubscription of bond auctions indicated the continued strong overall demand for government bonds. The first domestic commercial bank listed a bond in the Green Bond Segment of the JSE Limited (JSE) in April 2019. This followed the first green bond issuance by a domestic private company a year earlier, after the launch of this segment in October 2017. This segment provides a platform for companies to raise funds exclusively for climate and environmental projects. The daily average value of turnover in the domestic secondary bond market increased by 17.5%, from R122 billion in the first five months of 2018 to R143 billion in the same period of 2019. The increase was boosted by an all-time high in May and was supported by higher volumes. The outstanding amount of rand-denominated debt securities in issue in the European and Japanese bond markets decreased by R22.8 billion from May 2018 to May 2019. The outstanding amount fell from an all-time high of R320 billion in September 2016 to R262 billion in January 2019 – its lowest since September 2011 – and then increased slightly up to May. Issuances continued to reflect negative investor sentiment as South Africa remained closely monitored by international credit rating agencies. Outstanding amount of rand-denominated bonds in issue in international markets R billions 330 320 310 300 290 280 270 260 250 2014 2015 2016 2017 2018 2019 Source: Bloomberg Non-residents’ net purchases of domestic debt securities of R16.1 billion in the first quarter of 2019 followed net sales in the previous three quarters, as reported by the JSE. Further net purchases of R5.0 billion in April and May 2019 brought cumulative net purchases to R21.1 billion in the first five months of 2019 compared to net sales of R30.8 billion in the corresponding period of 2018. Non-residents’ net purchases of bonds were supported by the accommodative monetary policy stance of major central banks, a switch from equities to bonds following renewed concerns over the US–China trade dispute and its potential effect on global economic growth, and South Africa’s continued investment-grade rating. 63 Quarterly Bulletin June 2019

Non-resident net transactions in JSE-listed shares and bonds R billions 40 30 20 10 0 -10 -20 -30 -40 Net sales -50 -60 2014 2015 2016 2017 2018 2019 Source: JSE Share market The first listing on a new stock exchange in February 2017 ended the JSE’s reign of 129 years as the only stock exchange in South Africa. The four new exchanges, namely ZAR X, 4 Africa Exchange (4AX), A2X (primarily a secondary listings market) and the black economic empowerment focused Equity Express Securities Exchange (EESE), were established to increase diversity and economic inclusion for the advancement of economic growth and development. New South African stock exchanges* ZAR X 4AX A2X EESE First company listings Senwes (Feb 2017) NWK Holdings NWK (Sep 2017) African Rainbow Capital Investments Peregrine Holdings Coronation Fund Managers (Oct 2017) Ukhamba Holdings (Dec 2017) Type of listings Ordinary shares Preference shares Exchange-traded funds/notes Ordinary shares Preference shares Debt securities Exchange-traded notes Ordinary shares Preference shares Exchange-traded funds/notes Ordinary shares Preference shares Total number of listings to May 2019 3 5 20 4 * The Financial Sector Conduct Authority granted stock exchange licences to ZAR X and 4AX on 31 August 2016, A2X on 5 April 2017 and EESE on 11 September 2017. Sources: ZAR X, 4AX, A2X and EESE Equity capital raised by companies listed on the JSE in the domestic and international primary share markets increased by 17.8% to R21.4 billion in the five months to May 2019 compared to the corresponding period of 2018. The largest single contribution came from a domestic insurance company that issued shares for cash to specific investors to fund a broad-based black economic empowerment transaction. Companies in the financial sector of the JSE, mostly primary listings, raised 64.6% of the total in the first five months of 2019. 64 Quarterly Bulletin June 2019 Net purchases Shares Bonds

Thus far in 2019, turnover in the secondary share market of the JSE has remained subdued. The daily average value of turnover of R19.6 billion in the first five months of 2019 was 17.8% less than in the corresponding period of 2018. Lower volumes coincided with a decline in volatility, as measured by the South African Volatility Index. Consistent with higher share prices, the market capitalisation of all shares listed on the JSE increased from a recent low of R12.5 trillion in November 2018 to an all-time high of R16.6 trillion in April 2019. Subsequently, the market capitalisation declined to R15.6 trillion in May. Sizable non-resident net sales of JSE-listed shares in the last three quarters of 2018 persisted into 2019. Non-residents reduced their shareholdings by R24.7 billion in the first quarter of 2019 and by R10.7 billion in April and May, according to JSE data. This resulted in cumulative net sales of shares of R35.3 billion in the first five months of 2019 compared to net purchases of R13.0 billion over the same period of 2018, which reflected the weak domestic economic growth outlook as well as concerns over the trade dispute between the US and China, and its potential impact on global economic growth. Share prices of companies listed on the JSE increased in the first quarter of 2019 following losses in the second half of 2018, despite the contraction in real GDP and non-resident net sales. The FTSE/JSE All-Share Price Index (Alsi) increased by 7.1% in the first quarter of 2019 – its best first-quarter performance since 2007. The share prices of companies in the resources sector increased by 16.0% and those in the industrial sector by 6.8%, while financial share prices declined by 1.0% in the first quarter of 2019. The Alsi increased by 18.1%, from a recent low of 50 434 index points on 10 December 2018 to 59 545 index points on 23 April 2019 – its highest level since the end of August 2018. Higher share prices on the JSE were supported by advances in share prices on international bourses, higher commodity prices as well as the unchanged policy rate in the US since December 2018, and expectations that it might remain unchanged for a while. Subsequently, the Alsi declined by 8.9% to 54 271 index points on 23 May due to, among other factors, the renewed trade conflict between the US and China as well as between the US and the European Union. Thereafter, the Alsi increased by 7.1% to 58 100 index points on 7 June as the depreciation in the exchange value of the rand supported rand-hedged shares. FTSE/JSE All-Share Price Index Index: first quarter of 2007 = 100 Per cent 250 15 10 5 200 0 -5 150 -10 100 -15 -20 50 -25 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Index Quarter-to-quarter percentage change (right-hand scale) Sources: IRESS and JSE 65 Quarterly Bulletin June 2019

The overall historical price-earnings ratio of ordinary shares listed on the JSE increased from a recent low of 18.3 in December 2018 to 20.6 in May 2019, as earnings decreased while share prices increased. By contrast, the overall dividend yield declined from 2.6% to 2.1% over the same period. Market for exchange-traded derivatives The spot prices of maize contracts listed on the JSE Commodity Derivatives Market trended sharply lower from mid-January to early May 2019, along with lower international maize prices recorded over this period. The spot price of white maize declined by 24.4%, from R3 250 per ton on 17 January 2019 to R2 457 per ton on 10 May, while that of yellow maize declined by 13.8% over the same period. The decline in domestic maize prices followed upwardly revised crop estimates for the current harvest season which, together with the surplus stock of the previous season, should be more than adequate to satisfy domestic consumption. However, the destruction caused by Cyclone Idai in neighbouring countries could result in increased maize exports to these countries. Subsequently, the spot prices of both white and yellow maize increased by 17.5% and 18.0% respectively up to 7 June, along with the notable depreciation in the exchange value of the rand and higher international maize prices. By contrast, the spot price of domestic wheat continued to trend higher and increased by 5.1%, from a recent low of R4 336 per ton on 26 February 2019 to R4 558 per ton on 7 June, as the impact of currency weakness more than offset the larger intended area planted and slightly lower international wheat prices. Grain prices Rand per ton 5 500 4 500 3 500 2 500 1 500 US dollar per ton 400 350 300 250 200 150 100 2014 2015 2016 2017 2018 2019 Sources: International Grains Council and JSE 66 Quarterly Bulletin June 2019 International wheat International white maize South African wheat South African white maize

The Agbiz/IDC Agribusiness Confidence Index[14] improved marginally from 42 index points in the fourth quarter of 2018 – its lowest level since 2009 – to 46 index points in the first quarter of 2019. The improvement in sentiment was welcomed, although confidence levels in the agricultural sector remained fairly depressed. The outcome of the ongoing land reform debate remains a key determinant of the long-term prospects for growth, employment and fixed investment in the agricultural sector.

14 The index is constructed quarterly by the Agricultural Business Chamber (Agbiz), with support from the Industrial Development Corporation (IDC), and reflects the perceptions of more than 25 agribusiness decision-makers on the 10 most important aspects affecting agricultural businesses.

Agbiz/IDC Agribusiness Confidence Index



Index
70
65
60
55
50
45
40
35
30
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019

Source: Agbiz

Turnover in commodity derivatives increased by 23.8% in the five months to May 2019 compared to the corresponding period of 2018. By contrast, turnover in equity and interest rate derivatives decreased over this period, with the value of equity derivatives still dominating overall derivatives turnover on the JSE.

Derivatives turnover on the JSE, January to May 2019

Type of derivative	Value (R billions)	Change over one year (per cent)
Equity	1 970	-10
Warrants	0.4	-2
Commodity	299	24
Interest rate	578	-20

Source: JSE

Real estate market

Growth in nominal residential property prices slowed further in the first five months of 2019 and ranged between 3.3% and 4.5% across the different indicators in May – below consumer price inflation. Lacklustre house price growth is indicative of low consumer confidence, lingering uncertainty around land expropriation, high unemployment and continued pressure on households' disposable income, amid slower wage growth in a subdued economic environment.

Quarterly Bulletin June 2019 South African Reserve Bank 67

Nominal house prices Percentage change over 12 months 12 10 8 6 4 2 2014 2015 2016 2017 2018 2019 Sources: First National Bank, Lightstone, Standard Bank and Stats SA 15 The HSI measures consumer sentiment among South Africans with regard to the buying, selling, investing, renting and renovating of residential property, as well as property market conditions in general. The decline in the Absa Homeowner Sentiment Index (HSI)15 to 73% in the first quarter of 2019, following an increase to 77% in the fourth quarter of 2018, reflected the weak demand in the residential property market. However, the average time that residential properties remained on the market declined slightly from 15.6 weeks in the fourth quarter of 2018 to a still high 15.3 weeks in the first quarter of 2019. Average number of weeks that residential properties remain on the market Weeks 18 17 16 15 14 13 12 11 10 2014 2015 2016 2017 2018 2019 Source: First National Bank 16 These consist of unit trusts, the Public Investment Corporation, long-and short-term insurance companies, public and private pension funds, participation bond schemes, finance companies and non-monetary public financial corporations. Non-bank financial intermediaries16 The expansion of the balance sheet of non-bank financial institutions in the first quarter of 2019 reflected the higher prices of financial assets. The value of these institutions’ consolidated assets increased by 3.7% from the final quarter of 2018 to R9.6 trillion in the first quarter of 2019, with the assets of unit trusts and insurance companies contributing the most to the growth. On a year-on-year basis, the balance sheet of non-bank financial institutions increased by 4.4% in the first quarter of 2019 compared with an increase of 5.1% in the same period of 2018. 68 Quarterly Bulletin June 2019 First National Bank Lightstone Standard Bank Headline consumer price index

Total assets of non-bank financial institutions


Percentage of total assets
R billions
60
50
40
30
20
10
0
10 000
8 000
6 000
4 000
2 000
0
2014
2015
2016
2017
2018
2019
Shares
Cash and deposits
Total assets (right-hand scale)
Interest-bearing securities
Other assets

Source: SARB

A decrease of 1.0 percentage point in the contribution of shares in the final quarter of 2018 made way for an increase of 0.7 percentage points to 55.6% of total assets in the first quarter of 2019, as both domestic and international share prices rebounded. The shareholding of unit trusts and insurance companies increased by 7.6% and 5.9% respectively from the final quarter of 2018 to the first quarter of 2019. The holding of interest-bearing securities declined slightly in the first quarter of 2019, despite higher bond prices. As a percentage of total assets, interest-bearing securities decreased by 0.2 percentage points from the final quarter of 2018 to 30.4% in the first quarter of 2019.

The asset allocation of non-bank financial institutions showed a slight decline in the holdings of cash and deposits of 0.1 percentage point from the final quarter of 2018 to 5.9% of total assets in the first quarter of 2019. However, when compared to the same period of 2018, cash and deposits increased by 0.3 percentage points. The value of loans extended by these institutions declined by 0.2 percentage points from the final quarter of 2018 to 4.8% of total assets in the first quarter of 2019. Credit extended by finance companies increased by a subdued 0.7% in the first quarter of 2019, suppressed by weak consumer demand.

Quarterly Bulletin June 2019 South African Reserve Bank 69

Public finance[17]

Non-financial public sector borrowing requirement[18]

The preliminary *non-financial public sector borrowing requirement* of R191 billion in fiscal 2018/19 was R1.5 billion less than in fiscal 2017/18. The decrease resulted from a much smaller cash deficit of consolidated general government, whereas that of the non-financial public enterprises and corporations, or state-owned companies (SOCs), increased notably. The smaller deficit of consolidated general government came about as the cash surpluses of all other tiers of general government outweighed the larger cash deficit of national government.

17 Unless stated to the contrary, the year-on-year rates of increase in this section compare fiscal 2018/19 to fiscal 2017/18. Data for both fiscal years are unaudited and preliminary.

18 The non-financial public sector borrowing requirement is calculated as the cash deficit/surplus of the consolidated general government as well as non-financial public enterprises and corporations.

Non-financial public sector borrowing requirement

R billions

Level of government	Fiscal 2017/18*	Fiscal 2018/19*
Consolidated general government	133.1	123.2
National government	194.0	207.5
Extra-budgetary institutions	-7.6	-16.3
Social security funds	-11.4	-11.1
Provincial governments	-2.2	-1.4
Local governments	-39.7	-55.5
Non-financial public enterprises and corporations	59.6	68.0
Total**	192.7	191.2
As a percentage of gross domestic product	*4.1*	*3.9*

* Deficit + surplus –
** Components may not add up to totals due to rounding off

Sources: National Treasury, Stats SA and SARB

As a ratio of GDP, the non-financial public sector borrowing requirement decreased to 3.9% in fiscal 2018/19, from 4.1% in the previous fiscal year.

Non-financial public sector borrowing requirement



R billions
Per cent
Non-financial public enterprises and corporations
Consolidated general government
Percentage of GDP (right-hand scale)
250
200
150
100
50
0
10
8
6
4
2
0
2013/14
2014/15
2015/16
2016/17
2017/18
2018/19
Fiscal years

Sources: National Treasury, Stats SA and SARB

70

South African Reserve Bank Quarterly Bulletin June 2019

The preliminary cash deficit of the non-financial SOCs increased to R68.0 billion in fiscal 2018/19, which was R8.4 billion more than in the previous fiscal year, as expenditure[19] increased at a faster pace than cash receipts from operating activities. The total expenditure of non-financial SOCs increased by 5.0% year on year to R515 billion in fiscal 2018/19, while cash receipts from operating activities increased by only 3.7% to R447 billion. Operational expenses continued to drive total expenditure as net investment in non-financial assets decreased for a third consecutive year.

19 The sum of operational expenses and net investment in non-financial assets.

Financial activities of non-financial public enterprises and corporations


R billions
600
500
400
300
200
100
0
Total expenditure*
Total operating receipts
Net investment in non-financial assets
2013/14
2014/15
2015/16
2016/17
2017/18
2018/19
Fiscal years

* Including both operating cash payments and net investment in non-financial assets

Source: SARB

Non-financial SOCs' net investment in non-financial assets decreased to R87.9 billion in fiscal 2018/19 – R7.0 billion less than a year earlier. Capital investment declined by R9.6 billion (or 9.8%) year on year to R88.6 billion in fiscal 2018/19, reflecting the weak financial condition of some non-financial SOCs.

Box 3 Observations on the evolution of South Africa's fiscal position[1]

South Africa's current precarious fiscal position represents the outcome of both domestic and global economic developments over an extended period. At present, national government's gross loan debt[2] as a percentage of gross domestic product (GDP) is at an all-time high, and the sustainability thereof, among other factors, will require increased domestic economic activity.

The increase in debt since the global financial crisis and the concomitant 2008–09 economic recession in South Africa show the effect of countercyclical domestic fiscal stimulus. The gap that opened up between total expenditure and total revenue relative to GDP was aggravated by weak domestic economic activity suppressing tax revenue. This resulted in persistent and sizable budget deficits which cumulatively added to the stock of debt. The increase in debt fed a vicious debt-service cost cycle which contributed to higher total expenditure, as reflected in the increasing gap between total and non-interest expenditure, and the budget deficit. This is also reflected by the significant and widening difference between the budget and primary[3] balances.

1 National government data sourced from National Treasury.

2 Domestic rand-denominated debt accounts for more than 90% of national government's gross loan debt.

3 The primary balance is the budget balance excluding interest payments (debt-service cost).

Quarterly Bulletin June 2019 South African Reserve Bank 71

72 Quarterly Bulletin June 2019 National government debt Percentage of GDP 70 60 50 40 30 20 10 0 Fiscal balance and economic growth Percentage change year on yearPercentage of GDP 30 12 20 8 10 4 0 0 -10 -4 -20 -8 1979/80 85/86 89/90 93/94 97/98 01/02 05/06 09/10 13/14 17/18 21/22 Fiscal years Nominal gross domestic productBudget deficit (-)/surplus (+) to GDP (right-hand scale) Real gross domestic productDownward phases of the business cycle Sources: National Treasury and Stats SA Fiscal balances, revenue and non-interest expenditure Percentage of GDP 4 2 0 -2 -4 -6 -8 35 30 25 20 15 1979/80 85/86 89/90 93/94 97/98 01/02 05/06 09/10 13/14 17/18 21/22 Non-interest expenditure Budget balance Total expenditure Primary balance Total revenue Downward phases of the business cycle Source: National Treasury Surplus Actual Forecast Deficit Actual Forecast

Debt-service cost as a ratio of GDP has increased consistently from a low of 2.2% in fiscal 2009/10 to 3.7% in fiscal 2018/19. However, the sharp decline in the yield on South African rand-denominated government bonds since fiscal 1998/99 was followed by a broadly sideways movement since the global financial crisis in 2007/08, which alleviated the interest burden to some extent. This trend in the yield on government's rand-denominated bonds partly reflected global monetary policy easing in the wake of the global financial crisis as well as lower domestic inflation.

Government debt and debt-service cost



Per cent
20
18
16
14
12
10
8
6
4
2
0
70
60
50
40
30
20
10
0
Actual
Forecast
1979/80 85/86 89/90 93/94 97/98 01/02 05/06 09/10 13/14 17/18 21/22
Fiscal years
Ten-year government bond yield
Debt-service cost to GDP
Gross loan debt to GDP (right-hand scale)
Downward phases of the business cycle

Sources: National Treasury, IRESS and JSE

Going forward, the fiscal space is expected to remain constrained. Even though improved domestic economic activity is expected over the fiscal 2019/20–2021/22 forecast period, gross loan debt is still projected to increase further in the near term before stabilising at 60.2% of GDP in 2023/24. With total revenue and non-interest expenditure expected to grow at an average of 8.3% and 7.6% respectively, the primary deficit as a ratio of GDP is projected to narrow. However, debt-service cost, at just more than 10.0% of total expenditure, remains the fastest-growing spending category and is expected to increase by 10.7%, on average, and to average 3.8% as a ratio of GDP.

From a historical perspective, the period before the global financial crisis was at first characterised by an increase in gross loan debt as a ratio of GDP from around 29.0% in the early 1980s to 48.2% in fiscal 1995/96. In the period following democracy in South Africa in 1994, the ratio of gross loan debt to GDP decelerated to a low of 26.0% in fiscal 2008/09, supported by strong real GDP growth and improvements in revenue collection. These developments also contributed to a narrowing of the budget deficit over time and eventually resulted in small budget surpluses in fiscal 2006/07 and fiscal 2007/08 as well as persistent primary surpluses at the time. These outcomes also reflected the decline in debt-service cost as a ratio of GDP from a peak in fiscal 1998/99.

Budget comparable analysis of national government finance

The developments in national government revenue and expenditure resulted in a cash book deficit of R233 billion in fiscal 2018/19, which was R20.8 billion more than in fiscal 2017/18 and R41.8 billion more than originally budgeted. This came about due to a further large revenue shortfall, together with below budgeted expenditure. The deficit, which was largely financed in the domestic capital market through the net issuance of government bonds, contributed to the 12.1% year-on-year increase in gross loan debt to R2 790 billion as at the end of fiscal 2018/19.

Quarterly Bulletin June 2019 South African Reserve Bank 73

National government finances in fiscal 2018/19

	Actual Fiscal 2017/18		Actual Fiscal 2018/19		Originally budgeted[1] Fiscal 2018/19	
	R billions	Percentage change[2]	R billions	Percentage change[2]	R billions	Percentage change[2]
Revenue	1 193	5.2	1 272	6.6	1 321	10.7
Expenditure	1 405	7.6	1 505	7.1	1 512	7.6
Cash book deficit	212		233		191	
Primary balance[3]	-50		-51		-11	
Gross loan debt[4]	2 490	11.5	2 790	12.1	2 771	11.3

1 *2018 Budget Review*
2 Year-on-year percentage change
3 Cash book deficit (-)/surplus (+) excluding interest
4 As at 31 March for rand values

Sources: National Treasury and SARS

National government revenue increased by 6.6% year on year to R1 272 billion in fiscal 2018/19, which resulted in a revenue shortfall of R48.9 billion relative to the original 2018 Budget estimate and R13.2 billion relative to the revised 2019 Budget estimate. The revenue shortfall could be ascribed to, among other factors, weaker-than-expected domestic economic activity and higher tax refunds, as the tax authority reduced the value-added tax (VAT) credit book in fiscal 2018/19. As a ratio of GDP, revenue was 25.9% in fiscal 2018/19 – higher than the 25.4% recorded in the previous fiscal year.

National government revenue in fiscal 2018/19[1]

Revenue source	Originally budgeted Fiscal 2018/19		Actual Fiscal 2018/19	
	R billions	Percentage change[2]	R billions	Percentage change[2]
Taxes on income, profits and capital gains	773.0	8.6	738.7	3.8
Of which: Income tax on individuals	507.3	9.6	493.8	6.7
Income tax on companies	234.1	6.3	214.4	-2.7
Payroll taxes	16.9	5.7	17.4	8.9
Taxes on property	17.3	4.4	15.3	-8.0
Taxes on goods and services	484.6	14.8	460.3	9.1
Of which: Value-added tax (VAT) net	348.1	16.8	324.8	9.0
Domestic	378.6	12.6	378.8	12.6
Import	169.5	10.9	175.1	14.6
Refunds	-200.0	4.7	-229.1	19.9
General fuel levy	77.5	9.2	75.4	6.2
Excise duties	46.5	13.1	48.2	17.2
Taxes on international trade and transactions	54.1	8.2	55.7	11.6
Of which: Import duties	46.3	-5.8	55.0	11.9
Other revenue[3]	23.6	-27.7	33.0	1.5
Less: SACU[4] payments	48.3	-13.7	48.3	-13.7
Total revenue	1 321.1	10.7	1 272.2	6.6

1 Components may not add up to totals due to rounding off and the exclusion of unclassified items
2 Fiscal 2018/19 compared to fiscal 2017/18
3 Including non-tax revenue and extraordinary receipts
4 Southern African Customs Union

Sources: National Treasury and SARS

74
South African Reserve Bank Quarterly Bulletin June 2019

Taxes on income, profits and capital gains increased by only 3.8% to R739 billion in fiscal 2018/19 and contributed 58.1% to total national government revenue. Net receipts from personal income tax (PIT) contributed the most, with an increase of 6.7% to R494 billion, reflecting higher pay-as-you-earn collections, mostly from the financial intermediation, manufacturing and mining sectors. By contrast, corporate income tax (CIT) receipts declined by 2.7% to R214 billion over the same period. The contraction in CIT could be attributed to the impact of weak economic activity on corporate profits, higher-than-expected CIT refunds, and a contraction in CIT provisional tax payments in fiscal 2018/19. Both PIT and CIT collections were significantly less than their original estimates, which resulted in a shortfall of R34.3 billion in taxes on income, profits and capital gains for fiscal 2018/19.

Composition of national government tax revenue in fiscal 2018/19

Per cent



38.4
16.7
1.2
25.2
5.9
3.7
4.3
4.7
Personal income tax
Corporate income tax
Taxes on property
Value-added tax
General fuel levy
Excise duties
Import duties
Other tax revenue (including payroll taxes)

Source: SARS

Taxes on goods and services increased by only 9.1% to R460 billion (36.2% of total revenue) in fiscal 2018/19 compared to the originally budgeted increase of 14.8%. However, this was notably more than the 4.9% increase in fiscal 2017/18, mainly due to the 1 percentage point increase in the VAT rate to 15%, effective from 1 April 2018. Both domestic and import VAT collections increased strongly by 12.6% and 14.6% respectively in fiscal 2018/19 compared to the originally budgeted estimates.

The weaker economic activity in the retail sector amid subdued consumer demand, together with higher VAT refunds, resulted in an increase of only 9.0% in net VAT collections to R325 billion in fiscal 2018/19 compared to the budgeted increase of 16.8%. Total VAT refunds of R229 billion were 19.9% more than a year earlier and surpassed originally budgeted estimates by R29.2 billion in fiscal 2018/19. As such, overall collections from taxes on goods and services were R24.3 billion less than the R485 billion estimated in the 2018 Budget.

Taxes on international trade and transactions increased by 11.6% to R55.7 billion (4.4% of total revenue) in fiscal 2018/19. The increase was mainly due to an increase in imports of electrical components, machinery and vehicles.

Non-tax revenue increased by 1.4% to R33.1 billion in fiscal 2018/19 and was R8.0 billion more than originally budgeted. The increase was mainly due to inflows of R12.0 billion to the National Revenue Fund, rent on land of R9.0 billion as well as interest receipts of R6.0 billion. The budgeted R48.3 billion in fiscal 2018/19 that was earmarked for the Southern African Customs Union was transferred in four equal instalments over the period.

Quarterly Bulletin June 2019 South African Reserve Bank 75

The *2019 Budget Review* projected national government revenue of R1 403 billion for fiscal 2019/20. In the first month of fiscal 2019/20 (April 2019) total revenue collections of R73.8 billion represented an increase of 6.6% compared to the same period a year ago.

National government expenditure increased by 7.1% to R1 505 billion in fiscal 2018/19. This could mainly be attributed to interest payments on government debt and equitable transfers to provinces as well as other transfers and subsidies. Notwithstanding this, total expenditure was still slightly less than the originally budgeted estimate and the revised estimate, by R7.0 billion and R5.0 billion respectively. As a ratio of GDP, total national government expenditure increased slightly from 29.9% in fiscal 2017/18 to 30.6% in fiscal 2018/19.

National government expenditure in fiscal 2018/19*

Expenditure item	Originally budgeted Fiscal 2018/19		Actual Fiscal 2018/19	
	R billions	Percentage change**	R billions	Percentage change**
Voted expenditure	814.5	6.0	819.3	6.6
Of which: Transfers and subsidies	569.7	9.4	566.1	9.4
Current payments	226.1	5.0	225.6	3.6
Payments for capital assets	14.3	1.6	13.6	-10.4
Statutory amounts***	697.7	9.7	685.8	7.8
Of which: Provincial equitable shares	470.3	6.6	470.3	6.6
Interest on debt	180.0	10.7	181.8	11.8
General fuel levy	12.5	5.8	12.5	5.8
Total expenditure	1 512.2	7.6	1 505.1	7.1

* Components may not add up to totals due to rounding off and the exclusion of unclassified items
** Fiscal 2018/19 compared to fiscal 2017/18. Note that the numbers might differ from previous editions of the *Quarterly Bulletin* due to the audited outcome of fiscal 2017/18.
*** Including extraordinary payments

Source: National Treasury

Total voted expenditure by national government departments of R819 billion (54.4% of total expenditure) in fiscal 2018/19 comprised transfers and subsidies, current payments as well as payments for capital and financial assets. Transfers and subsidies, together with current payments, accounted for 97% of total voted expenditure in fiscal 2018/19. Transfers and subsidies increased by 9.4% to R566 billion due to, among other factors, increased transfers to the Departments of Social Development, Education, Cooperative Governance and Traditional Affairs, Transport and Health. Payments for financial assets of R14.0 billion exceeded the 2018 Budget estimate by R9.5 billion. This reflected the recapitalisation of SOCs, such as the R5.0 billion to South African Airways and the R2.9 billion to the South African Post Office, as well as an additional R4.3 billion to the National Development Bank.

Interest paid on national government debt (debt-service costs) increased by 11.8% to R182 billion in fiscal 2018/19 and reflected the ever-increasing stock of debt. As the fastest-growing spending category, debt-service costs exceeded the original 2018 Budget projection by R2.0 billion as the borrowing requirement increased along with the underperformance of revenue collection.

Equitable share transfers to provinces (31.2% of total national government expenditure) – the main source of provincial government revenue – increased by 6.6% to R470 billion in fiscal 2018/19. A total amount of R12.5 billion that was allocated to metropolitan municipalities as a share of the general fuel levy was paid in three equal instalments over the full fiscal year.

The *2019 Budget Review* projected national government expenditure to increase by 10.2% to R1 659 billion for fiscal 2019/20. In the first month of fiscal 2019/20, total expenditure of R137 billion represented a significant year-on-year increase of 21.6%.

76 South African Reserve Bank Quarterly Bulletin June 2019

Cumulative deficit of national government R billions 250 225 Actual 2017/18 200 175 150 125 Actual 2018/19 100 75 50 25 0 A M J J A S O N D J F M Fiscal years Originally budgeted deficit of R191 billion for fiscal 2018/19, in the 2018 Budget Review Revised budget deficit of R215 billion for fiscal 2018/19, in the 2018 MTBPS Revised budget deficit of R224.5 billion for fiscal 2018/19, in the 2019 Budget Review Sources: National Treasury, SARS and SARB The difference between national government revenue and expenditure resulted in a larger cash book deficit of R233 billion in fiscal 2018/19, or R20.8 billion more than in fiscal 2017/18. Notably, the cash book deficit was more than both the originally budgeted estimate of R191 billion in the 2018 Budget and the revised estimate of R225 billion in the 2019 Budget. The larger cash book deficit was mainly due to the larger-than-anticipated revenue shortfall, even though expenditure remained contained just below the budget estimate. The 2019 Budget Review projected a national government cash book deficit of R255 billion for fiscal 2019/20. For April 2019, the net outcome of national government revenue and expenditure was a cash book deficit of R63.5 billion, which was R19.8 billion more than in the same month of the previous year. 20 The primary balance is the budget balance excluding interest payments (debt-service cost). The primary balance20 of national government was a deficit of R51.1 billion (1.0% of GDP) in fiscal 2018/19, larger than the deficit of R49.5 billion (1.1% of GDP) in fiscal 2017/18. The significantly higher primary deficit in fiscal 2018/19 compared to the original projection in the 2018 Budget of R10.9 billion (0.2% of GDP) and the revised projection of R42.3 billion (0.8% of GDP) in the 2019 Budget reflected the deterioration in the fiscal position. The cash flow deficit of national government increased from R218 billion in fiscal 2017/18 to R244 billion in fiscal 2018/19. After accounting for the revaluation of foreign debt at redemption and accrual adjustments, the net borrowing requirement of R171 billion in the period under review was R11.1 billion less than in the previous fiscal year. Government financed the lower net borrowing requirement, mostly in the domestic capital market, through the net issuance of domestic bonds. Total net financing was R11.1 billion less than in the previous fiscal year. The net issuance of domestic bonds, Treasury bills and short-term loans from the Corporation for Public Deposits (CPD), as well as foreign bonds and loans were R13.1 billion, R19.3 billion and R7.9 billion less than in the previous fiscal year respectively. The funding activities of national government’s net borrowing requirement increased its overall available cash balances by only R2.3 billion in fiscal 2018/19. 77 Quarterly Bulletin June 2019

National government financing

R billions

Item or instrument	Actual Fiscal 2017/18	Actual Fiscal 2018/19	Originally budgeted[1] Fiscal 2018/19
Cash book deficit	212.1	163.1	191.1
Cash flow deficit[2]	218.3	243.6	...
Plus: Cost/profit on revaluation of foreign debt at redemption[3]	2.1	0.8	0.8
Accrual adjustments	38.0	73.1	...
Net borrowing requirement	182.4	171.3	191.9
Treasury bills and short-term loans[4]	33.4	14.1	14.2
Domestic bonds[4]	148.6	135.6	159.9
Foreign bonds and loans[4]	31.9	24.0	36.8
Change in available cash balances[5]	-31.5	-2.3	-19.0
Total net financing[6]	182.4	171.3	191.9

1 *2018 Budget Review*
2 The cash flow deficit includes extraordinary receipts and payments, and differs from the cash book deficit.
3 Cost + profit –
4 Net issuance + net redemption –
5 Increase – decrease +
6 Components may not add up to totals due to rounding off
... Not available

Sources: National Treasury and SARB

National government's gross loan debt (domestic and foreign currency-denominated debt) increased by R300 billion in the fiscal year to R2 790 billion (56.7% of GDP) as at 31 March 2019. This significant increase in the outstanding value of gross loan debt predominantly reflected an increase in domestic debt (89.6% of total gross loan debt). Foreign currency-denominated debt also increased in the period under review, mostly due to exchange rate revaluation effects as the exchange value of the rand depreciated.

Total gross loan debt of national government


R billions
Per cent
3 500
3 000
2 500
2 000
1 500
1 000
500
0
60
50
40
30
20
10
0
*
2014/15
2015/16
2016/17
2017/18
2018/19
2019/20
As at 31 March of each fiscal year
Originally budgeted
Actual
Actual: debt-to-GDP ratio (right-hand scale)
Debt-to-GDP ratio estimate: 2019 Budget (right-hand scale)

* As at 30 April 2019

Sources: National Treasury, SARB and Stats SA

78 South African Reserve Bank Quarterly Bulletin June 2019

Gross loan debt was originally projected at R2 771 billion (55.1% of GDP) for fiscal 2018/19 in the *2018 Budget Review*, which was 11.3% more than as at 31 March 2018. However, the *2019 Budget Review* revised gross loan debt to R2 814 billion (55.6% of GDP), which was higher than the original estimate in the 2018 Budget. Over the medium term, the gross debt-to-GDP ratio was expected to increase further before stabilising at 60.2% in 2023/24.

The *2019 Budget Review* projected national government's gross loan debt to increase by R253 billion year on year to R3 043 billion as at the end of fiscal 2019/20. As at 30 April 2019, gross loan debt had already increased to R2 835 billion, from R2 790 in March 2019.

National government's exposure to contingent liabilities of R494 billion (10.1% of GDP) as at 31 December 2018 represented a notable increase from R103 billion (4.3% of GDP) a decade ago, as at 31 December 2008.[21]

21 See Box 4 for a comprehensive analysis of national government's exposure to contingent liabilities.

Box 4 National government exposure to contingent liabilities

National government contingent liabilities[1] consist of exposure to guarantees[2] and other obligations[3] extended to state-owned companies (SOCs), independent power producers (IPPs), public–private partnerships (PPPs)[4] and other public sector institutions. Contingent liabilities exclude national government's provision for the recapitalisation of multilateral institutions and other provisions.[5]

Notwithstanding a slight decline in the projected ratio of guarantees to gross domestic product (GDP), total contingent liabilities are expected to reach R1.0 *trillion* by the end of fiscal 2021/22 due to an increase in other obligations. SOCs, Eskom in particular, and IPPs account for most of the guarantees, with the Road Accident Fund (RAF) dominating other obligations, which are expected to increase further.



Contingent liabilities of national government
R billions
Actual
Forecast
1 200
1 000
800
600
400
200
0
2012/13
15/16
17/18
19/20
21/22
Fiscal years
Financial guarantee exposure
Other obligations
Government exposure to financial guarantees
R billions
Actual
Forecast
700
600
500
400
300
200
100
0
2012/13
15/16
17/18
19/20
21/22
Fiscal years
State-owned companies
Independent power producers
Public-private partnerships
Other public sector institutions*

* Including agricultural cooperatives, former regional authorities, irrigation boards, Komati Basin Water Authority and housing loans to employees

Source: National Treasury

1 Contingent liabilities represent the exposure of national government to guarantees and other obligations that could change into fiscal obligations and result in expenditure upon the occurrence of a specific event.

2 The exposure to guarantees includes amounts drawn against financial guarantees and accrued interest.

3 For a full list of institutions with guarantees and other obligations, see pages 216–217 of the *2019 Budget Review*, available at http://www.treasury.gov.za/documents/national%20budget/2019/review/FullBR.pdf.

4 A PPP relates to a contractual agreement according to which a private entity performs a government function for a fee, with the associated risks, in terms of predetermined criteria.

5 The provision for multilateral institutions represents the unpaid portion of government's subscription, and other provisions represent liabilities with uncertain payment dates or amounts.

Quarterly Bulletin June 2019 South African Reserve Bank 79

Eskom, including its power-purchase agreements with IPPs, accounts for the largest part of government guarantees. Other contingent liabilities of government include obligations of the RAF, post-retirement medical assistance to government employees, the net underwriting exposure of the Export Credit Insurance Corporation of South Africa, the exposure of the Unemployment Insurance Fund, and other claims such as those against government departments.

The value of contingent liabilities of R880 billion as at 31 March 2019[6] is likely to increase to R1.0 *trillion* by the end of fiscal 2021/22. However, the contribution of exposure to guarantees is expected to decline from 60% to 52% over the period, while that of other obligations is expected to increase.

In fiscal 2018/19, SOCs accounted for most of the exposure to guarantees at 70%, followed by IPPs at 28%. Going forward, guarantees to SOCs are expected to level off and that of IPPs are expected to decrease in fiscal 2021/22.

In fiscal 2018/19, the RAF dominated the composition of other obligations at 62%, followed by post-retirement medical obligations at 20%. The RAF is expected to continue to be the main driver of increased exposure to other obligations over the forecast period.

Other obligations


R billions
600
500
400
300
200
100
0
Actual
Forecast
2012/13
15/16
17/18
19/20
21/22
Fiscal years
Road Accident Fund
Post-retirement medical assistance
Export Credit Insurance Corporation of SA
Unemployment Insurance Fund
Other*

Financial guarantees to state-owned companies


R billions
450
400
350
300
250
200
150
100
50
0
Actual
Forecast
2012/13
15/16
17/18
19/20
21/22
Fiscal years
Eskom
South African National Roads Agency
Trans-Caledon Tunnel Authority
South African Airways
Development Bank of Southern Africa
Transnet
Denel
Other

* Including claims against government departments

Source: National Treasury

Within guarantees to SOCs, Eskom accounted for the largest exposure of 79% in fiscal 2018/19, which is expected to decrease only marginally to 78% in fiscal 2021/22. The next largest exposures were the South African National Roads Agency and the Trans-Caledon Tunnel Authority at less than 10% each, but with the latter doubling over the forecast horizon.

Growth in exposure to SOC guarantees is projected to slow notably in fiscal 2019/20 from the 15.9% recorded in fiscal 2018/19, and to contract slightly in fiscal 2020/21, mostly driven by the expected positive evolution of guarantees to Eskom.

---

6 For the underlying data, see pages 216–217 of the *2019 Budget Review*, available at http://www.treasury.gov.za/documents/national%20budget/2019/review/FullBR.pdf, and page S–55 of this *Quarterly Bulletin*.

80

South African Reserve Bank Quarterly Bulletin June 2019

Growth in financial guarantee exposure to state-owned companies
Percentage change over one year
Actual
Forecast
40
35
30
25
20
15
10
5
0
-5
2012/13
15/16
17/18
19/20
21/22
Fiscal years
Eskom
Total
Source: National Treasury


National government gross loan debt and exposure to guarantees
Percentage of GDP
Actual
Forecast
70
60
50
40
30
20
10
0
2012/13
15/16
17/18
19/20
21/22
Fiscal years
Gross loan debt
Guarantee exposure

The gross national government debt and all guarantees relative to GDP were 52.7% and 9.6% respectively in fiscal 2017/18. The *2019 Budget Review* projected the former to increase to 58.9% of GDP and the latter to decline to 8.5% of GDP in fiscal 2021/22.

Government's significant net issuance of domestic debt (marketable and non-marketable) of R227 billion in fiscal 2018/19 increased the outstanding stock of this debt to R2 498 billion as at 31 March 2019, broadly in line with both the original and revised budget projections for fiscal 2018/19. Domestic marketable debt increased by R226 billion to R2 469 billion as at 31 March 2019 from a year earlier. The net issuance of domestic marketable bonds accounted for 93.8% of this increase, with the remainder attributed to Treasury bills. Non-marketable debt, which mostly comprised loans from the CPD, remained broadly unchanged at R29.0 billion between 31 March 2018 and 31 March 2019. Gross domestic debt was originally estimated at R2 502 billion (49.8% of GDP) in the *2018 Budget Review* for fiscal 2018/19, but was revised lower to R2 494 billion (49.3% of GDP) in the *2019 Budget Review*.


Domestic debt of national government
R billions
3 000
2 500
2 000
1 500
1 000
500
0
2013/14
2014/15
2015/16
2016/17
2017/18
2018/19
As at 31 March of each fiscal year
Originally budgeted
Actual
Source: National Treasury

Quarterly Bulletin June 2019 South African Reserve Bank
81

National government’s foreign currency-denominated debt (marketable and non-marketable) increased by R73.5 billion from 31 March 2018 to R291 billion as at 31 March 2019. This increase reflected both exchange rate revaluation effects from the depreciation in the exchange value of the rand against major trading partner currencies and net foreign bond issuances. National government issued a US$2.0 billion bond in May 2018, which raised a rand equivalent of R25.2 billion. National government’s total foreign currency-denominated debt consisted almost entirely of marketable debt at the end of fiscal 2018/19, as non-marketable debt continued to dwindle. Foreign marketable debt of R289 billion as at 31 March 2019 was R75.1 billion more compared to 31 March 2018. By contrast, non-marketable foreign debt of only R2.0 billion as at 31 March 2019 was R1.6 billion less than a year earlier. Foreign currency-denominated debt of national government R billions 360 300 240 180 120 60 0 US dollar Euro 360 300 240 180 120 60 0 Adjusted for revaluation Before revaluation 2013/14 2014/15 2015/16 2016/17 2017/18 2018/19 As at 31 March of each fiscal year Sources: National Treasury and SARB National government’s foreign currency-denominated debt of R291 billion after accounting for revaluation effects as at 31 March 2019 was R72.0 billion more than the R219 billion before adjusting for exchange rate movements. US dollar-denominated debt of R274 billion (94.0% of the total stock of foreign currency-denominated debt) as at 31 March 2019 was R72.8 billion more than a year earlier. The average outstanding maturity of foreign marketable bonds declined from 132 months as at 31 March 2018 to 129 months as at 31 March 2019. The 2019 Budget Review revised the stock of foreign currency-denominated debt higher to R320 billion (6.3% of GDP) as at the end of March 2019 relative to the original estimate of R268 billion (5.3% of GDP) in the 2018 Budget Review. The revision mainly accounted for exchange rate revaluation effects, owing to the weakening of the exchange value of the rand. The 2019 Budget further projected national government’s gross foreign debt to average R332 billion over the medium term. 82 Quarterly Bulletin June 2019 Japanese yen Other

Note on the flow of funds in South Africa's national financial account for the year 2018 by S Madonsela and B Khoza[1]

Introduction

The national financial account shows the flow of funds among all institutional sectors of the South African economy for both real and financial transactions. In 2018 these flows occurred in a domestic economic environment of lower inflation and a technical recession in the first half of the year, along with electricity-supply disruptions, a weaker exchange value of the rand, a wider current account deficit, an increase in government debt, and some non-financial public business enterprises experiencing governance and financial challenges.

The financial flows and changes in sectoral financial instrument positions described in this note reflect the impact of these developments. The quarterly flow-of-funds accounts for 2018 are appended to this note and the annual summary is published on pages S–48 and S–49 of this *Quarterly Bulletin*.

1 The views expressed are those of the authors and do not necessarily reflect the views of the South African Reserve Bank (SARB). The SARB would like to express its sincere appreciation to all the reporting organisations – government departments as well as financial and other public and private sector institutions – for their cooperation in furnishing the data used for the compilation of South Africa's financial accounts.

Sectoral financing balances

Domestic economic growth remained weak and slowed in 2018 as the downward phase of the business cycle, which commenced in December 2013, continued. Gross saving in the South African economy decreased from R757 billion in 2017 to R701 billion in 2018, and gross capital formation decreased by 0.1% to R874 billion in 2018 amid weak business confidence. Non-financial private business enterprises played a key role in the economy in 2018, both as savers and investors, and contributed 52.8% to gross saving and 54.9% to gross capital formation. The table below summarises the economy's institutional financing balances for 2017 and 2018.

Financing balances,[1] 2017 and 2018

R millions

	2017				2018			
	Gross saving	Net capital transfers	Gross capital formation[2]	Net lending (+)/net borrowing (-)[3]	Gross saving	Net capital transfers	Gross capital formation	Net lending (+)/net borrowing (-)
Foreign sector[4]	118 234	- 246	-	117 988	172 961	- 236	-	172 725
Financial intermediaries	99 781	-	19 645	80 136	116 818	-	23 288	93 530
General government...	7 218	-37 323	147 107	-177 212	-1 123	-17 053	145 767	-163 943
Non-financial business enterprises								
Public	55 258	17 789	146 477	-73 430	56 926	1	127 410	-70 483
Private	522 054	2 038	464 457	59 635	461 713	2 235	479 911	-15 963
Households[5]	72 617	17 742	97 476	-7 117	67 101	15 053	98 020	-15 866
Total	875 162	0	875 162	0	874 396	0	874 396	0

Surplus units (+) deficit units (-)

1. A positive amount reflects a net lending position and, by implication, the net acquisition of financial assets, whereas a negative amount reflects a net borrowing position and, by implication, the net incurrence of financial liabilities.
2. Gross capital formation consists of fixed capital formation and changes in inventories, before providing for consumption (depreciation) of fixed capital.
3. Net lending/borrowing equals gross saving *plus* net capital transfers *less* gross capital formation.
4. A positive amount reflects a surplus for the rest of the world and is therefore a deficit on South Africa's current account of the balance of payments. A negative amount reflects a deficit for the rest of the world and a surplus on South Africa's current account of the balance of payments.
5. This includes unincorporated business enterprises and non-profit institutions serving households.

Source: SARB

Quarterly Bulletin June 2019 South African Reserve Bank

83

The inter-sectoral flow of funds among the main institutional sectors in the South African economy is presented in the diagram below. Financial intermediaries were the only domestic sector with a surplus position in 2018. General government sourced R17 billion from financial intermediaries, R25 billion from the foreign sector, R38 billion from non-financial business enterprises and R69 billion from households to finance the R164 billion deficit. The shortfall of non-financial business enterprises was financed through funding from both financial intermediaries and the foreign sector. Households sourced R180 billion from non-financial business enterprises and, in turn, financial intermediaries received R95 billion from households.

Net inter-sectoral flows of funds, 2018*



R billions
Non-financial business enterprises
-86
39
38
180
219
Foreign sector
173
108
Financial intermediaries
94
17
General government
-164
95
Households
-16
0
69
25

* The numbers may not balance perfectly due to rounding off. The numbers inside the boxes represent the net lending (+) or borrowing (-) positions of the sectors, and those outside the boxes illustrate inter-sectoral flows of funds and the direction of flows. To calculate the net lending or net borrowing position of each sector, inflows are treated as negatives and outflows as positives.

Source: SARB

2 The net flows reflect the net acquisition of financial assets.

The figure below shows the net flows[2] of the main financial instrument categories over the past 11 years. The contribution of cash and deposits as well as fixed-interest securities did not change much from 2017 to 2018, contributing 18.3% and 14.3% respectively to total intermediation in 2018. However, the contribution of credit extension increased from only 7.9% in 2017 to 16.4% in 2018, while that of shares decreased from 21.2% to 5.4% over the same period.

84 South African Reserve Bank Quarterly Bulletin June 2019

Contribution of financial instruments to intermediation Per cent 100 80 60 40 20 0 2008 2010 2012 2014 Fixed-interest securities Credit extension 2016 2018 Cash and deposits Shares Other Source: SARB Sectoral analysis Developments in the main institutional sectors are discussed below, with a focus on net financing positions and the utilisation of financial instruments to allocate surplus funds and to source funding. The outcomes per financial instrument reflect risk-return assessments, funding costs, macroeconomic conditions and the regulatory framework, among other factors. 3Financial derivatives data have been published explicitly for the flow of funds since 2011. Foreign sector Non-residents’ net acquisition of financial assets reflected a marked disposal of South African assets in 2016, owing to a significant change in financial derivative3 exposure. Non-residents acquired net financial assets of R118 billion in 2018. This included the net placement of funds of R28.4 billion in long-term government bonds, R50.1 billion in shares, and loans of R173 billion. South Africa received net financial investment4 of R173 billion from non-residents in 2018 compared to the R118 billion received in 2017. The decrease in the acquisition of domestic securities by the rest of the world reflected an increase in risk aversion, uncertainty about domestic economic growth prospects, higher United States interest rates and escalating global trade tensions. 4This is the difference between non-residents’ net acquisition of financial assets and the net incurrence of financial liabilities. Non-resident net funding of South Africa R billions 200 100 0 -100 -200 -300 -400 -500 2008 Source: SARB 2010 2012 2014 2016 2018 85 Quarterly Bulletin June 2019 Net acquisition of financial assets Financial derivatives Loans Long-term government bonds Shares

5 Financial intermediaries comprise the monetary authority, banks and non-bank financial institutions (excluding the Public Investment Corporation).

6 This is calculated as the net acquisition of financial assets plus gross capital formation, or the net incurrence of financial liabilities plus net saving plus the consumption of fixed capital.

Financial intermediaries[5]

Total funds[6] intermediated between surplus and deficit units through financial intermediaries increased from R434 billion in 2017 to R744 billion in 2018. Financial intermediaries' funding in 2018 consisted of, among others, deposits of R290 billion – mainly from households, general government and non-financial private business enterprises – funds placed with other financial institutions of R122 billion, and interest in retirement and life funds of R143 billion.

Net acquisition of financial assets through selected instruments by financial intermediaries


R billions
450
350
250
150
50
-50
Credit extension
Shares
Fixed-interest securities
2008
2010
2012
2014
2016
2018

Source: SARB

7 Fixed-interest securities include Treasury bills, other bills, short-term government bonds, long-term government bonds, securities of local governments, securities of public enterprises, and other loan stock and preference shares.

8 This includes bank loans and advances, trade credit and short-term loans, long-term loans and mortgage loans.

Intermediation through financial intermediaries' net acquisition of financial assets in 2018 included the acquisition of fixed-interest securities,[7] which was higher at R279 billion, and credit extension[8] of R199 billion, along with subdued net purchases of shares of R1.1 billion amid lower domestic share prices. Bank loans and advances as well as mortgage loans contributed R141 billion and R91.4 billion respectively to credit extension in 2018.

General government

The October 2018 *Medium Term Budget Policy Statement* highlighted the impact of weak economic activity and revenue shortfalls on fiscal outcomes. In spite of this, general government's borrowing requirement narrowed from R177 billion in 2017 to R164 billion in 2018. In 2018 government financed the borrowing requirement through the net incurrence of financial liabilities, such as the net issuance of long-term bonds of R243 billion, of which R25.2 billion was raised in international bond markets, and Treasury bills of R8.6 billion. A further R5.4 billion was sourced through loans. The institutional sectors that invested in long-term government bonds included banks and non-bank financial intermediaries, which increased their holdings by R78.3 billion and R98.2 billion respectively. By contrast, non-residents' appetite for domestic long-term government bonds moderated. The general government sector's net acquisition of financial assets reflected an increase in deposit holdings of R62.3 billion in 2018.

86 South African Reserve Bank Quarterly Bulletin June 2019

Net purchases of long-term government bonds by selected sectors and net issuance by general government R billions 250 200 150 100 50 0 -50 2008 Source: SARB 2010 2012 2014 2016 2018 Non-financial public and private business enterprises The gross saving of non-financial public and private corporate business enterprises decreased markedly from R577 billion in 2017 to R519 billion in 2018, mainly due to the decline in savings of private business enterprises. The sector’s gross capital formation also decreased, but by much less, from R611 billion in 2017 to R607 billion in 2018, with private business enterprises contributing 79.0%. This reflected low business confidence and caution in an uncertain business and political environment. The larger shortfall between savings and investment resulted in a bigger net borrowing requirement of R86.4 billion in 2018, to which public business enterprises contributed 81.5% amid funding and governance challenges. Funds raised by non-financial business enterprises through the net issuance of fixed-interest securities decreased from R71.3 billion in 2017 to R55.6 billion in 2018, while loans incurred increased from R99.4 billion to R110 billion over the same period. Non-financial business enterprises’ holdings of cash and deposits increased by R12.0 billion in 2017 and by a further R50.5 in 2018. Non-financial corporate business enterprises R billions 700 Gross capital formation Net lending and borrowing 600 500 400 300 200 100 0 -100 -200 2008 Source: SARB 2010 2012 2014 2016 2018 . 87 Quarterly Bulletin June 2019 Gross saving Foreign sector Banks Non-bank financial intermediaries Long-term government bond net issuance

Households

Gross saving by the household sector declined from R72.6 billion in 2017 to R67.1 billion in 2018, while households received more loans of R88.9 billion in 2018. This reflected the high level of unemployment and slow income growth. Households' net acquisition of financial assets decreased by 61.3% in 2018, with cash and deposits receding from R95.0 billion in 2017 to R81.6 billion in 2018, and interest in retirement and life funds decreasing marginally from R120 billion to R119 billion over the same period. In addition, funds placed with other financial institutions for the purchase of units in collective investment schemes also switched from net purchases of R48.3 billion in 2017 to net sales of R1.8 billion in 2018. The household sector's net borrowing position widened from R7.1 billion in 2017 to R15.9 billion in 2018.

Household lending and borrowing


R billions
250
200
150
100
50
0
-50
Interest in retirement and life funds
Cash and deposits
Loans
Funds placed with other financial institutions
2008
2010
2012
2014
2016
2018

Source: SARB

Summary and conclusion

In 2018 financial intermediation in South Africa increased despite subdued domestic economic activity and low income growth. The main highlights are:

- An increase in foreign investor risk aversion contributed to a decrease in foreign investors' holdings of domestic shares and long-term government bonds.
- Financial intermediation through fixed-interest securities increased, whereas net purchases of shares decreased.
- General government's net issuance of long-term government bonds increased to fund the net borrowing requirement.
- Non-financial business enterprises' gross capital formation decreased.
- Households' demand for credit increased.

88 South African Reserve Bank Quarterly Bulletin June 2019

References Monyela, C. 2016. ‘A note on flows of funds in South Africa’s national financial accounts for the year 2015’. Quarterly Bulletin, No. 280, June. Pretoria: South African Reserve Bank: 86–91. Monyela, C and Madonsela, S. 2017. ‘A note on flows of funds in South Africa’s national financial accounts for the year 2016’. Quarterly Bulletin, No. 284, June. Pretoria: South African Reserve Bank: 85–90. National Treasury. 2019. Budget Review 2019. February. Pretoria: National Treasury. South African Reserve Bank Reserve Bank. Quarterly Bulletin, various issues. Pretoria: South African 89 Quarterly Bulletin June 2019

National financial account
Flow of funds for the first quarter 2018[1]

R millions

Transaction items \ Sectors	Foreign sector		Financial intermediaries: Monetary authority		Other monetary institutions[2]		Public Investment Corporation[3]		Insurers and retirement funds		Other financial institutions	
	S	U	S	U	S	U	S	U	S	U	S	U
1. Net saving[4]	72 744		-104		897		97		12 098		7 488	
2. Consumption of fixed capital[4]			138		3 756		7		176		1 063	
3. Capital transfers	44	105										
4. Gross capital formation[4]				356		4 893		7		169		573
5. Net lending (+)/net borrowing (-) (S)	72 683		-322		-240		97		12 105		7 978	
6. Net financial investment (+) or (-) (U)		72 683		-322		-240		97		12 105		7 978
7. Net incurrence of financial liabilities (Total S 9 – 32)	-10 448		-17 374		-25 769		9 833		8 324		1 052	
8. Net acquisition of financial assets (Total U 9 – 32)		62 235		-17 696		-26 009		9 930		20 429		9 030
9. Gold and other foreign reserves	-14 571			-14 571								
10. Cash and demand monetary deposits[5]		-678	-3 580	17 376	-14 530	-2 210		5 044		4 130		-4 026
11. Short/Medium-term monetary deposits[5]		8 278		16 514	2 515			1 368		-1 610		-21 824
12. Long-term monetary deposits[5]		-3 179		502	56 112			3 482		2 263		39 346
13. Funds placed with other financial institutions	-842	72				-5 242		4 154		1 009	10 739	-842
14. Funds placed with other institutions	-26 275					-26 002	9 833	-5 998	-5 998	8 463		3 425
15. Treasury bills	-9 518			532		-20 368				846		-673
16. Other bills	-11 399			-6 006	546	-1 295		200		37	-15	-270
17. Bank loans and advances	23 652		340	-3 209	-3 224	82 204			-1		18 839	
18. Trade credit and short-term loans	36 503	19 813	-282	-22 610	-43 470	-12 487			-1 462	-32	-981	1 850
19. Short-term government bonds				1 815		-4 843		208		7 558		3 727
20. Long-term government bonds	989	46 708		-2 017		-1 591		3 913		6 641		2 249
21. Non-marketable debt of central government[6]												
22. Securities of local governments						414		26		2 169		145
23. Securities of public enterprises	1 255	1 022	200			522		46		7 690	181	-340
24. Other loan stock and preference shares	-1 520	-846			-261	-3 400		-1 064	-501	1 561	-2	-5 195
25. Ordinary shares	33 842	48 160			208	956		-3 109	392	-43 334		-41 506
26. Foreign branch/head office balances												
27. Long-term loans	15 801	-294	-13 080	-2	1 725				119	-8 132	8 488	4 499
28. Mortgage loans	-197					25 342			-2	-655	126	1 502
29. Interest in retirement and life funds[7]		1 507				-689			40 996			
30. Financial derivatives	-53 339	-59 570			-71 702	-25 572			1 927	1 397	1 102	2 304
31. Amounts receivable/payable	720		351	98		5 692			-2	17 388	213	-6 159
32. Other liabilities/assets	-5 549	1 242	-1 323	-6 118	45 984	-37 330		1 660	-27 108	12 780	-37 479	30 613
33. Balancing item					328	-110			-36	260	-159	205

S = Sources, i.e. net increase in liabilities at transaction value.
U = Uses, i.e. net increase in assets at transaction value.

KB230

1. A negative amount reflects a decrease in that item. In the case of liabilities (sources) it denotes a reduction in the available sources of funds and in the case of assets (uses) it indicates an additional source of funds.
2. Including mutual banks and the Postbank.
3. Before April 2005 the Public Investment Commissioners.
4. As taken from the national income (and production) accounts.
5. Namely deposits with the South African Reserve Bank (including coin liabilities), Corporation for Public Deposits, banks, the Land Bank, mutual banks and the Postbank.
6. Non-marketable bonds and other Treasury bills.
7. Members' interest in the reserves of retirement and all insurance funds.

90 South African Reserve Bank Quarterly Bulletin June 2019

National financial account (continued)

Flow of funds for the first quarter 2018[1]

R millions

General government: Central and provincial governments S	U	General government: Local governments S	U	Corporate business enterprises: Public sector S	U	Corporate business enterprises: Private sector S	U	Households, etc. S	U	Total S	U	Sectors / Transaction items
3 612		- 9 680		- 12 399		16 089		-44 354		46 488		1. Net saving[4]
16 560		6 332		25 059		94 632		17 207		164 930		2. Consumption of fixed capital[4]
	21 247	15 053		1		739	**16**	5 559	**28**	21 396	**21 396**	3. Capital transfers
	20 468		**16 273**		**31 136**		**112 467**		**25 076**		**211 418**	4. Gross capital formation[4]
-21 543		-4 568		-18 475		-1 023		-46 692				5. Net lending (+)/net borrowing (-) (S)
	-21 543		**-4 568**		**-18 475**		**-1 023**		**-46 692**			6. Net financial investment (+) or (-) (U)
1 081		11 001		28 971		40 291		18 909		65 871		7. Net incurrence of financial liabilities (Total S 9 – 32)
	-20 462		**6 433**		**10 496**		**39 268**		**-27 783**		**65 871**	8. Net acquisition of financial assets (Total U 9 – 32)
										-14 571	**-14 571**	9. Gold and other foreign reserves
	-18 929		**4 388**		**-3 074**		**-16 399**		**-3 732**	-18 110	**-18 110**	10. Cash and demand monetary deposits[5]
	-18 890		**12 788**		**842**		**-3 245**		**8 294**	2 515	**2 515**	11. Short/Medium-term monetary deposits[5]
	3 495		**-2 126**		**-435**		**5 990**		**6 774**	56 112	**56 112**	12. Long-term monetary deposits[5]
			13	-3 447	**702**		**8 272**		**-1 688**	6 450	**6 450**	13. Funds placed with other financial institutions
	5 209					5 079	**-2 697**		**239**	-17 361	**-17 361**	14. Funds placed with other institutions
-11 607							**-1 462**			-21 125	**-21 125**	15. Treasury bills
	184			-489		2 373	**-1 834**			-8 984	**-8 984**	16. Other bills
1 271		-672		3 479		18 300		17 011		78 995	**78 995**	17. Bank loans and advances
-22 178	**-2 217**	35	**27**	12 998	**4 457**	-36 732	**-7 645**	9 624	**-27 101**	-45 945	**-45 945**	18. Trade credit and short-term loans
8 465										8 465	**8 465**	19. Short-term government bonds
54 910									**-4**	55 899	**55 899**	20. Long-term government bonds
92									**92**	92	**92**	21. Non-marketable debt of central government[6]
		-101					**-2 855**			-101	**-101**	22. Securities of local governments
				7 298					**-6**	8 934	**8 934**	23. Securities of public enterprises
	4 879		**-1**	2 459	**371**	-4 987	**-1 117**			- 4 812	**-4 812**	24. Other loan stock and preference shares
				-10 644	**531**	-35 508	**26 592**			-11 710	**-11 710**	25. Ordinary shares
												26. Foreign branch/head office balances
- 2	**-13 080**	47	**-11**	-6 910	**6 618**	-475	**16 142**	3	**- 24**	5 716	**5 716**	27. Long-term loans
		16	**1**			18 411		7 836		26 190	**26 190**	28. Mortgage loans
							8 507		**31 671**	40 996	**40 996**	29. Interest in retirement and life funds[7]
				9 373	**-1 727**	26 802	**-2 669**			-85 837	**-85 837**	30. Financial derivatives
-18 470	**18 887**	7 530	**-4 186**	5 642	**1 561**	25 956	**30 740**	-230	**-42 311**	21 710	**21 710**	31. Amounts receivable/payable
-11 300		3 859	**-4 345**	9 159	**488**	20 670	**-17 425**	-15 335	**13**	-18 422	**-18 422**	32. Other liabilities/assets
-100		287	**-115**	53	**162**	402	**373**			775	**775**	33. Balancing item

S = Sources, i.e. net increase in liabilities at transaction value.
U = Uses, i.e. net increase in assets at transaction value.

KB231

1. A negative amount reflects a decrease in that item. In the case of liabilities (sources) it denotes a reduction in the available sources of funds and in the case of assets (uses) it indicates an additional source of funds.
2. Including mutual banks and the Postbank.
3. Before April 2005 the Public Investment Commissioners.
4. As taken from the national income (and production) accounts.
5. Namely deposits with the South African Reserve Bank (including coin liabilities), Corporation for Public Deposits, banks, the Land Bank, mutual banks and the Postbank.
6. Non-marketable bonds and other Treasury bills.
7. Members' interest in the reserves of retirement and all insurance funds.

Quarterly Bulletin June 2019 South African Reserve Bank 91

National financial account

Flow of funds for the second quarter 2018[1]

R millions

Sectors / Transaction items	Foreign sector		Financial intermediaries: Monetary authority		Other monetary institutions[2]		Public Investment Corporation[3]		Insurers and retirement funds		Other financial institutions	
	S	U	S	U	S	U	S	U	S	U	S	U
1. Net saving[4]	24 596		-365		5 641		105		916		8 760	
2. Consumption of fixed capital[4]			139		3 757		7		180		1 075	
3. Capital transfers	45	**104**										
4. Gross capital formation[4]				**75**		**3 503**		**7**		**210**		**1 276**
5. Net lending (+)/net borrowing (-) (S)	24 537		-301		5 895		105		886		8 559	
6. Net financial investment (+) or (-) (U)		**24 537**		**-301**		**5 895**		**105**		**886**		**8 559**
7. Net incurrence of financial liabilities (Total S 9 – 32)	-4 376		95 902		116 667		49 583		52 795		47 422	
8. Net acquisition of financial assets (Total U 9 – 32)		**20 161**		**95 601**		**122 562**		**49 688**		**53 681**		**55 981**
9. Gold and other foreign reserves	23 537			**23 537**								
10. Cash and demand monetary deposits[5]		**8 158**	38 996	**-13 000**	-2 870	**1 360**		**-2 490**		**-2 794**		**-10 052**
11. Short/Medium-term monetary deposits[5]		**18 326**		**7 011**	-29 420			**-7 199**		**-4 093**		**-63 085**
12. Long-term monetary deposits[5]		**12 774**		**-502**	94 056			**6 310**		**5 385**		**53 344**
13. Funds placed with other financial institutions	-1 400	**257**				**1 268**		**9 337**		**-126**	14 317	**-1 400**
14. Funds placed with other institutions	-11 282					**14 268**	49 583	**18 212**	18 212	**29 792**		**7 321**
15. Treasury bills	6 896			**-114**		**10 138**				**-180**		**-463**
16. Other bills	54 682			**52 024**	-266	**918**		**4 892**		**202**	1 036	**7 434**
17. Bank loans and advances	-8 912		- 234	**-12**	3 036	**6 844**					-7 328	
18. Trade credit and short-term loans	-16 430	**-13 175**	3 664	**8 605**	23 943	**-15 232**			5 727	**-51**	-1 898	**592**
19. Short-term government bonds				**-287**		**7 845**		**-159**		**-15 087**		**5 473**
20. Long-term government bonds	-527	**-3 421**				**25 201**		**19 730**		**-9 063**		**21 183**
21. Non-marketable debt of central government[6]		**-636**										
22. Securities of local governments						**761**		**-144**		**-415**		**157**
23. Securities of public enterprises	1 628	**2 331**				**4 332**		**- 364**		**-7 758**	-1 880	**506**
24. Other loan stock and preference shares	8 747	**6 960**			3 943	**3 283**		**-2 098**	-802	**5 557**	2 426	**-3 589**
25. Ordinary shares	6 752	**17 765**			1 113	**-1 324**		**791**	-19	**68 432**		**61 727**
26. Foreign branch/head office balances												
27. Long-term loans	17 522	**13 141**	61 059	**7**	-208				-1 115	**1 325**	6 398	**348**
28. Mortgage loans	66					**18 457**			-2	**-465**		**1 425**
29. Interest in retirement and life funds[7]		**9 687**				**655**			26 401			
30. Financial derivatives	-50 414	**- 45 459**			71 406	**-19 698**			2 480	**-1 262**	118	**449**
31. Amounts receivable/payable	95		- 271	**76**		**34 020**			-14 811	**13 584**	139	**6 793**
32. Other liabilities/assets	- 35 336	**-6 547**	-7 312	**18 256**	- 48 049	**29 349**		**2 870**	16 543	**-29 227**	33 821	**-32 136**
33. Balancing item					-17	**117**			181	**-75**	273	**-46**

S = Sources, i.e. net increase in liabilities at transaction value.
U = Uses, i.e. net increase in assets at transaction value.

KB230

1. A negative amount reflects a decrease in that item. In the case of liabilities (sources) it denotes a reduction in the available sources of funds and in the case of assets (uses) it indicates an additional source of funds.
2. Including mutual banks and the Postbank.
3. Before April 2005 the Public Investment Commissioners.
4. As taken from the national income (and production) accounts.
5. Namely deposits with the South African Reserve Bank (including coin liabilities), Corporation for Public Deposits, banks, the Land Bank, mutual banks and the Postbank.
6. Non-marketable bonds and other Treasury bills.
7. Members' interest in the reserves of retirement and all insurance funds.

92 South African Reserve Bank Quarterly Bulletin June 2019

National financial account (continued)

Flow of funds for the second quarter 2018[1]

R millions

General government				Corporate business enterprises								
Central and provincial governments		Local governments		Public sector		Private sector		Households, etc.		Total		Sectors / Transaction items
S	U	S	U	S	U	S	U	S	U	S	U	
-4 195		-16 218		-9 501		23 138		24 923		57 800		1. Net saving[4]
16 673		6 384		25 739		94 668		17 307		165 929		2. Consumption of fixed capital[4]
	3 376	50				526	16	2 904	29	3 525	3 525	3. Capital transfers
	19 801		16 486		33 073		126 917		22 381		223 729	4. Gross capital formation[4]
-10 699		-26 270		-16 835		-8 601		22 724				5. Net lending (+)/net borrowing (-) (S)
	-10 699		-26 270		-16 835		-8 601		22 724			6. Net financial investment (+) or (-) (U)
127 852		2 025		22 065		173 349		22 119		705 403		7. Net incurrence of financial liabilities (Total S 9 – 32)
	117 153		-24 245		5 230		164 748		44 843		705 403	8. Net acquisition of financial assets (Total U 9 – 32)
										23 537	23 537	9. Gold and other foreign reserves
	83 870		-7 223		1 398		-28 450		5 349	36 126	36 126	10. Cash and demand monetary deposits[5]
	-13 978		-14 936		-4 559		31 912		21 181	-29 420	-29 420	11. Short/Medium-term monetary deposits[5]
	3 810		498		2 878		6 940		2 619	94 056	94 056	12. Long-term monetary deposits[5]
			-151	4	-287		9 623		-5 600	12 921	12 921	13. Funds placed with other financial institutions
	7 385					- 13	-20 925		447	56 500	56 500	14. Funds placed with other institutions
-2 893							-5 378			4 003	4 003	15. Treasury bills
	44			-680		12 584	1 842			67 356	67 356	16. Other bills
-779		1 209		394		13 756		5 690		6 832	6 832	17. Bank loans and advances
7 795	7 451	794	-6	3 023	- 229	-15 758	4 378	- 3 134	15 393	7 726	7 726	18. Trade credit and short-term loans
-2 215										-2 215	-2 215	19. Short-term government bonds
54 034					-70				-53	53 507	53 507	20. Long-term government bonds
-823									-187	-823	-823	21. Non-marketable debt of central government[6]
		-1 823					-2 182			-1 823	-1 823	22. Securities of local governments
				-687					14	-939	-939	23. Securities of public enterprises
	-2		2	80	- 3	-10 540	-6 256			3 854	3 854	24. Other loan stock and preference shares
	-7 919			-5 009	378	84 386	-52 627			87 223	87 223	25. Ordinary shares
												26. Foreign branch/head office balances
-940	69 234	1 020	14	4 590	- 178	12 332	17 625	908	50	101 566	101 566	27. Long-term loans
			-1			8 883		10 469		19 416	19 416	28. Mortgage loans
							-5 466		21 525	26 401	26 401	29. Interest in retirement and life funds[7]
				-21 627	28 729	69 139	108 343			71 102	71 102	30. Financial derivatives
36 353	-32 742			17 827	-1 663	-7 693	36 597	8 180	-16 846	39 819	39 819	31. Amounts receivable/payable
37 240		513	-2 331	24 113	-20 873	6 679	67 906	6	951	28 218	28 218	32. Other liabilities/assets
80		312	-111	37	- 291	-406	866			460	460	33. Balancing item

S = Sources, i.e. net increase in liabilities at transaction value.
U = Uses, i.e. net increase in assets at transaction value.

KB231

1. A negative amount reflects a decrease in that item. In the case of liabilities (sources) it denotes a reduction in the available sources of funds and in the case of assets (uses) it indicates an additional source of funds.
2. Including mutual banks and the Postbank.
3. Before April 2005 the Public Investment Commissioners.
4. As taken from the national income (and production) accounts.
5. Namely deposits with the South African Reserve Bank (including coin liabilities), Corporation for Public Deposits, banks, the Land Bank, mutual banks and the Postbank.
6. Non-marketable bonds and other Treasury bills.
7. Members' interest in the reserves of retirement and all insurance funds.

Quarterly Bulletin June 2019 South African Reserve Bank 93

National financial account

Flow of funds for the third quarter 2018[1]

R millions

Sectors / Transaction items	Foreign sector		Financial intermediaries									
			Monetary authority		Other monetary institutions[2]		Public Investment Corporation[3]		Insurers and retirement funds		Other financial institutions	
	S	U	S	U	S	U	S	U	S	U	S	U
1. Net saving[4]	58 488		1 227		6 386		44		9 870		7 942	
2. Consumption of fixed capital[4]			145		3 856		7		185		1 127	
3. Capital transfers	47	**102**										
4. Gross capital formation[4]				**210**		**3 098**		**7**		**171**		**1 548**
5. Net lending (+)/net borrowing (-) (S)	58 433		1 162		7 144		44		9 884		7 521	
6. Net financial investment (+) or (-) (U)		**58 433**		**1 162**		**7 144**		**44**		**9 884**		**7 521**
7. Net incurrence of financial liabilities (Total S 9 – 32)	-60 882		16 058		89 057		36 941		58 548		86 929	
8. Net acquisition of financial assets (Total U 9 – 32)		**- 2 449**		**17 220**		**96 201**		**36 985**		**68 432**		**94 450**
9. Gold and other foreign reserves	-3 812			**-3 812**								
10. Cash and demand monetary deposits[5]		**-10 344**	2 839	**-7 107**	29 685	**-2 794**		**8 982**		**4 444**		**8 195**
11. Short/Medium-term monetary deposits[5]		**-18 638**		**-16 387**	92 440			**2 802**		**3 680**		**53 473**
12. Long-term monetary deposits[5]		**-248**			-5 602			**-1 065**		**685**		**2 317**
13. Funds placed with other financial institutions	-1 463	**331**				**872**		**-620**		**-898**	52 905	**-1 463**
14. Funds placed with other institutions	1 331					**1 904**	36 941	**1 916**	1 916	**24 880**		**1 349**
15. Treasury bills	1 846			**-22**		**4 740**				**1 255**		**-1 449**
16. Other bills	15 910			**14 335**	-173	**-651**		**2 795**		**37**		**-329**
17. Bank loans and advances	-2 155		452	**287**	-5 505	**38 075**					12 052	
18. Trade credit and short-term loans	-7 672	**29 862**	513	**21 799**	2 600	**6 360**			1 691	**-96**	12 286	**2 542**
19. Short-term government bonds				**-40**		**4 375**		**-32**		**-11 884**		**-89**
20. Long-term government bonds	-806	**3 755**				**10 906**		**9 670**		**17 523**		**18 730**
21. Non-marketable debt of central government[6]												
22. Securities of local governments						**453**				**435**		**-220**
23. Securities of public enterprises	1 265	**20 260**		**260**		**4 057**		**- 1 783**		**309**		**-262**
24. Other loan stock and preference shares	1 435	**1 297**			1 410	**23 679**		**1 012**	-1 338	**6 227**	-23	**8 495**
25. Ordinary shares	17 287	**- 5 136**			-2	**6 107**		**12 090**	25	**27 039**		**18 462**
26. Foreign branch/head office balances												
27. Long-term loans	4 887	**48 575**	10 879	**-5**	-35				27	**-4 371**	-10 435	**-697**
28. Mortgage loans	101					**13 979**			-2	**-320**		**198**
29. Interest in retirement and life funds[7]		**4 114**				**-779**			41 532			**-1**
30. Financial derivatives	-69 939	**-65 430**			-46 027	**-1 170**			387	**-2 661**	141	**-880**
31. Amounts receivable/payable	644		119	**87**		**1 008**			5 076	**7 358**	-1 123	**1 195**
32. Other liabilities/assets	- 19 741	**-10 847**	1 256	**7 825**	20 200	**-14 690**		**1 218**	9 175	**-5 157**	21 095	**-14 837**
33. Balancing item					66	**-230**			59	**-53**	31	**-279**

S = Sources, i.e. net increase in liabilities at transaction value.
U = Uses, i.e. net increase in assets at transaction value.

KB230

1. A negative amount reflects a decrease in that item. In the case of liabilities (sources) it denotes a reduction in the available sources of funds and in the case of assets (uses) it indicates an additional source of funds.
2. Including mutual banks and the Postbank.
3. Before April 2005 the Public Investment Commissioners.
4. As taken from the national income (and production) accounts.
5. Namely deposits with the South African Reserve Bank (including coin liabilities), Corporation for Public Deposits, banks, the Land Bank, mutual banks and the Postbank.
6. Non-marketable bonds and other Treasury bills.
7. Members' interest in the reserves of retirement and all insurance funds.

94 South African Reserve Bank Quarterly Bulletin June 2019

National financial account (continued)
Flow of funds for the third quarter 2018[1]

R millions

General government				Corporate business enterprises								
Central and provincial governments		Local governments		Public sector		Private sector		Households, etc.		Total		Sectors / Transaction items
S	U	S	U	S	U	S	U	S	U	S	U	
-49 538		-4 991		-8 903		16 544		32 237		69 306		1. Net saving[4]
17 174		6 520		26 243		97 982		17 667		170 906		2. Consumption of fixed capital[4]
	15 113	11 498				426	**17**	3 291	**30**	15 262	**15 262**	3. Capital transfers
	19 212		**16 639**		**31 414**		**143 109**		**24 804**		**240 212**	4. Gross capital formation[4]
-66 689		-3 612		-14 074		-28 174		28 361				5. Net lending (+)/net borrowing (-) (S)
	-66 689		**-3 612**		**-14 074**		**-28 174**		**28 361**			6. Net financial investment (+) or (-) (U)
95 394		11 547		45 159		241 574		29 533		649 858		7. Net incurrence of financial liabilities (Total S 9 – 32)
	28 705		**7 935**		**31 085**		**213 400**		**57 894**		**649 858**	8. Net acquisition of financial assets (Total U 9 – 32)
										-3 812	**-3 812**	9. Gold and other foreign reserves
	-61 106		**816**		**5 956**		**73 060**		**12 422**	32 524	**32 524**	10. Cash and demand monetary deposits[5]
	81 042		**3 693**		**11 133**		**-46 714**		**18 356**	92 440	**92 440**	11. Short/Medium-term monetary deposits[5]
	-3 678		**1 960**		**-696**		**-6 446**		**1 569**	-5 602	**-5 602**	12. Long-term monetary deposits[5]
			1 466	-4	**-235**		**37 164**		**14 821**	51 438	**51 438**	13. Funds placed with other financial institutions
	10 014					97			**222**	40 285	**40 285**	14. Funds placed with other institutions
5 964							**3 286**			7 810	**7 810**	15. Treasury bills
	44			-277		2 929	**2 158**			18 389	**18 389**	16. Other bills
277		1 693		-4 091		24 666		10 973		38 362	**38 362**	17. Bank loans and advances
21 790	**455**	-24	**-2**	-2 908	**364**	36 175	**8 726**	-11 321	**-16 880**	53 130	**53 130**	18. Trade credit and short-term loans
-7 670										-7 670	**-7 670**	19. Short-term government bonds
61 375									**-15**	60 569	**60 569**	20. Long-term government bonds
88									**88**	88	**88**	21. Non-marketable debt of central government[6]
		-102					**-770**			-102	**-102**	22. Securities of local governments
				21 574					**-2**	22 839	**22 839**	23. Securities of public enterprises
	-2			2 732	**-16**	26 237	**-10 237**		**-2**	30 453	**30 453**	24. Other loan stock and preference shares
	7 838			9 565	**199**	58 643	**18 919**			85 518	**85 518**	25. Ordinary shares
												26. Foreign branch/head office balances
	9 629	36	**2**	-13 714	**-602**	48 601	**-11 842**	422	**-21**	40 668	**40 668**	27. Long-term loans
						4 237		9 521		13 857	**13 857**	28. Mortgage loans
							-1 426		**39 624**	41 532	**41 532**	29. Interest in retirement and life funds[7]
				-615	**-1 054**	61 681	**16 823**			-54 372	**-54 372**	30. Financial derivatives
13 570	**-15 531**			5 937	**26 278**	4 332	**40 227**	19 723	**-12 344**	48 278	**48 278**	31. Amounts receivable/payable
		9 629	**-1**	26 720	**-10 222**	-25 443	**89 761**	215	**56**	43 106	**43 106**	32. Other liabilities/assets
		315	**1**	240	**-20**	-581	**711**			130	**130**	33. Balancing item

S = Sources, i.e. net increase in liabilities at transaction value.
U = Uses, i.e. net increase in assets at transaction value.

KB231

1. A negative amount reflects a decrease in that item. In the case of liabilities (sources) it denotes a reduction in the available sources of funds and in the case of assets (uses) it indicates an additional source of funds.
2. Including mutual banks and the Postbank.
3. Before April 2005 the Public Investment Commissioners.
4. As taken from the national income (and production) accounts.
5. Namely deposits with the South African Reserve Bank (including coin liabilities), Corporation for Public Deposits, banks, the Land Bank, mutual banks and the Postbank.
6. Non-marketable bonds and other Treasury bills.
7. Members' interest in the reserves of retirement and all insurance funds.

Quarterly Bulletin June 2019 South African Reserve Bank 95

National financial account

Flow of funds for the fourth quarter 2018[1]

R millions

Transaction items \ Sectors	Foreign sector		Financial intermediaries									
			Monetary authority		Other monetary institutions[2]		Public Investment Corporation[3]		Insurers and retirement funds		Other financial institutions	
	S	U	S	U	S	U	S	U	S	U	S	U
1. Net saving[4]	17 133		1 546		12 401		131		8 473		12 124	
2. Consumption of fixed capital[4]			152		4 007		7		192		1 165	
3. Capital transfers	46	**107**										
4. Gross capital formation[4]				**171**		**5 675**		**7**		**248**		**1 084**
5. Net lending (+)/net borrowing (-) (S)	17 072		1 527		10 733		131		8 417		12 205	
6. Net financial investment (+) or (-) (U)		**17 072**		**1 527**		**10 733**		**131**		**8 417**		**12 205**
7. Net incurrence of financial liabilities (Total S 9 – 32)	21 458		28 940		57 513		18 763		-864		12 424	
8. Net acquisition of financial assets (Total U 9 – 32)		**38 530**		**30 467**		**68 246**		**18 894**		**7 553**		**24 629**
9. Gold and other foreign reserves	6 183			**6 183**								
10. Cash and demand monetary deposits[5]		**8 511**	6 659	**5 092**	34 928	**5 342**		**-8 983**		**4 494**		**-2 667**
11. Short/Medium-term monetary deposits[5]		**19 121**		**-2 639**	21 831			**8 647**		**4 549**		**-6 091**
12. Long-term monetary deposits[5]		**2 077**			-34 504			**-8 057**		**-5 956**		**-30 460**
13. Funds placed with other financial institutions	-1 483	**195**				**1 388**		**1 006**		**185**	18 538	**-1 483**
14. Funds placed with other institutions	12 487					**15 886**	18 763	**-7 012**	-7 012	**15 242**		**-2 579**
15. Treasury bills	-1 290			**-364**		**9 773**				**-2 963**		**2 357**
16. Other bills	8 824			**7 336**	-637	**100**		**1 264**		**-22**		**-8 998**
17. Bank loans and advances	-8 718		- 443	**18**	1 547	**16 513**					15 430	
18. Trade credit and short-term loans	-33 352	**56 113**	896	**-3 721**	77 296	**-10 883**			- 4 508	**162**	- 2 437	**3 545**
19. Short-term government bonds				**86**		**-29 098**		**-97**				**2 382**
20. Long-term government bonds	839	**-18 679**				**43 827**		**7 529**		**3 879**		**37 043**
21. Non-marketable debt of central government[6]		**-636**										
22. Securities of local governments						**-982**				**-1 171**		**2 153**
23. Securities of public enterprises	1 700	**- 989**		**66**		**1 946**		**-1 962**		**1 448**		**-2 261**
24. Other loan stock and preference shares	12 639	**1 442**			255	**19 542**		**-848**	412	**-4 801**	- 31	**-672**
25. Ordinary shares	45 107	**-10 652**			5 209	**-5 815**		**21 944**	214	**-50 243**		**-39 352**
26. Foreign branch/head office balances												
27. Long-term loans	11 481	**19 269**	10 471	**-1**	1 021				1 248	**-4 706**	2 480	**-1 242**
28. Mortgage loans	4 398					**30 883**				**254**	242	**756**
29. Interest in retirement and life funds[7]		**-3 580**				**-292**			34 408			**-2**
30. Financial derivatives	-51 844	**-47 868**			-48 515	**-35 992**			-1 209	**-409**	-22	**-26**
31. Amounts receivable/payable	-564		3 772	**-2**		**222**			-6 821	**14 501**	5 580	**32 486**
32. Other liabilities/assets	15 051	**14 206**	7 585	**18 413**	- 689	**5 665**		**5 463**	-17 447	**33 083**	-27 267	**39 555**
33. Balancing item					- 229	**221**			-149	**27**	-89	**185**

S = Sources, i.e. net increase in liabilities at transaction value.
U = Uses, i.e. net increase in assets at transaction value.

KB230

1. A negative amount reflects a decrease in that item. In the case of liabilities (sources) it denotes a reduction in the available sources of funds and in the case of assets (uses) it indicates an additional source of funds.
2. Including mutual banks and the Postbank.
3. Before April 2005 the Public Investment Commissioners.
4. As taken from the national income (and production) accounts.
5. Namely deposits with the South African Reserve Bank (including coin liabilities), Corporation for Public Deposits, banks, the Land Bank, mutual banks and the Postbank.
6. Non-marketable bonds and other Treasury bills.
7. Members' interest in the reserves of retirement and all insurance funds.

96 South African Reserve Bank Quarterly Bulletin June 2019

National financial account (continued)
Flow of funds for the fourth quarter 2018[1]

R millions

General government: Central and provincial governments[2] S	U	General government: Local governments S	U	Corporate business enterprises: Public sector[3] S	U	Corporate business enterprises: Private sector S	U	Households, etc. S	U	Total S	U	Sectors / Transaction items
-481		-13 393		-16 190		18 415		-15 844		24 315		1. Net saving[4]
17 469		6 649		26 878		100 245		17 958		174 722		2. Consumption of fixed capital[4]
	17 619	13 701				609	16	3 416	30	17 772	17 772	3. Capital transfers
	19 215		17 673		31 787		97 418		25 759		199 037	4. Gross capital formation[4]
-19 846		-10 716		-21 099		21 835		-20 259				5. Net lending (+)/net borrowing (-) (S)
	-19 846		-10 716		-21 099		21 835		-20 259			6. Net financial investment (+) or (-) (U)
42 070		23 555		-35 854		54 867		46 668		269 540		7. Net incurrence of financial liabilities (Total S 9 – 32)
	22 224		12 839		-56 953		76 702		26 409		269 540	8. Net acquisition of financial assets (Total U 9 – 32)
										6 183	6 183	9. Gold and other foreign reserves
	1 465		7 947		-946		16 814		4 518	41 587	41 587	10. Cash and demand monetary deposits[5]
	-4 324		4 371		-10 750		15 559		-6 612	21 831	21 831	11. Short/Medium-term monetary deposits[5]
	-2 576		-58		-2 243		1 949		10 820	-34 504	-34 504	12. Long-term monetary deposits[5]
			589		270		24 258		-9 353	17 055	17 055	13. Funds placed with other financial institutions
	2 671					170			200	24 408	24 408	14. Funds placed with other institutions
17 106							7 013			15 816	15 816	15. Treasury bills
	44			-123		-8 617	-277			-553	-553	16. Other bills
-61		-1 172		-7 791		-1 136		18 875		16 531	16 531	17. Bank loans and advances
-3 243	-27	-470	-3	-1 387	-99	-27 568	-53 370	-260	13 250	4 967	4 967	18. Trade credit and short-term loans
-25 288					1 439					-25 288	-25 288	19. Short-term government bonds
72 596					-159				-5	73 435	73 435	20. Long-term government bonds
-563									73	-563	-563	21. Non-marketable debt of central government[6]
		-90					-90			-90	-90	22. Securities of local governments
				-3 453					-1	-1 753	-1 753	23. Securities of public enterprises
	-2		-1	-785	-440	7 941	6 211			20 431	20 431	24. Other loan stock and preference shares
				-11 057	122	- 59 415	64 054			-19 942	-19 942	25. Ordinary shares
												26. Foreign branch/head office balances
-1 094	8 251	23	-6	-10 621	-272	13 357	7 569	672	176	29 038	29 038	27. Long-term loans
				-98		15 718		11 633		31 893	31 893	28. Mortgage loans
					-52		11 712		26 622	34 408	34 408	29. Interest in retirement and life funds[7]
				896	886	35 265	17 980			-65 429	-65 429	30. Financial derivatives
-17 383	16 722			15 753	-23 523	43 722	7 594	632	-3 309	44 691	44 691	31. Amounts receivable/payable
		25 176		-16 891	-20 890	35 293	-49 598	15 116	-9 970	35 927	35 927	32. Other liabilities/assets
		88		-297	-296	137	-676			-539	-539	33. Balancing item

S = Sources, i.e. net increase in liabilities at transaction value.
U = Uses, i.e. net increase in assets at transaction value.

KB231

1. A negative amount reflects a decrease in that item. In the case of liabilities (sources) it denotes a reduction in the available sources of funds and in the case of assets (uses) it indicates an additional source of funds.
2. Including mutual banks and the Postbank.
3. Before April 2005 the Public Investment Commissioners.
4. As taken from the national income (and production) accounts.
5. Namely deposits with the South African Reserve Bank (including coin liabilities), Corporation for Public Deposits, banks, the Land Bank, mutual banks and the Postbank.
6. Non-marketable bonds and other Treasury bills.
7. Members' interest in the reserves of retirement and all insurance funds.

Quarterly Bulletin June 2019 South African Reserve Bank 97

Abbreviations

4AX	4 Africa Exchange
Agbiz	Agricultural Business Chamber
Alsi	All-Share Index
BER	Bureau for Economic Research
CIT	corporate income tax
CPD	Corporation for Public Deposits
CPI	consumer price index
EESE	Equity Express Securities Exchange
EMBI+	Emerging Markets Bond Index Plus
FAO	Food and Agriculture Organization
FNB	First National Bank
FRA	forward rate agreement
FX	foreign exchange
GDE	gross domestic expenditure
GDP	gross domestic product
GVA	gross value added
HSI	Absa Homeowner Sentiment Index
IDC	Industrial Development Corporation
IFRS	International Financial Reporting Standard
IIP	international investment position
IMF	International Monetary Fund
IPP	independent power producer
Jibar	Johannesburg Interbank Average Rate
JSE	JSE Limited
MPC	Monetary Policy Committee
MTBPS	*Medium Term Budget Policy Statement*
NEER	nominal effective exchange rate (of the rand)
PGM	platinum group metal
PIT	personal income tax
PPI	producer price index
PPP	public–private partnership
QES	*Quarterly Employment Statistics*
QLFS	Quarterly Labour Force Survey
RAF	Road Accident Fund
SA	South Africa(n)
Sabor	South African Benchmark Overnight Rate
SARB	South African Reserve Bank
SARS	South African Revenue Service
SOC	state-owned company
Stats SA	Statistics South Africa
US	United States
VAT	value-added tax

98 South African Reserve Bank Quarterly Bulletin June 2019